Exhibit 99 (k)

Final  Version
Date  6/28/02

LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS
DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED
THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE FIRST ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT EXECUTED BY LESSOR.




LEASE  AGREEMENT

dated  June  28,  2002

between

U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly set forth in this Agreement but as "Owner Trustee" pursuant to the Trust Agreement ("Owner Trustee" and "Trust Agreement" defined herein)

     (Lessor)

     -  and  -

     CYGNUS  AIR,  S.A.
     (Lessee)
     ___________________________________

     -  relating  to  -
     DC8-73F
     Manufacturer's  Serial  No:  46133
     Registration  Number  N961R
Equipped with four (4) CFM International, Inc. 56-2C1 Engines bearing manufacturer's serial numbers 692514, 692542, 692543, and 692506.
     _____________________________________


                              Original  1  of   6

TABLE  OF  CONTENTS

Section     Page

1.     DEFINITIONS  AND  INTERPRETATION     1
1.1     Definitions     1
1.2     Interpretation     10
2.     REPRESENTATIONS  AND  WARRANTIES     10
2.1     Lessee's  Representations  and  Warranties     10
2.2     Lessee's  Further  Representations  and  Warranties     12
2.3     Lessee  Continuing  Representation     14
2.4     Lessor's  Representations  and  Warranties     14
2.5     Lessor  Continuing  Representation     16
3.     CONDITIONS  PRECEDENT  AND  SUBSEQUENT     15
3.1     Lessor's  Documentary  Conditions  Precedent     15
3.2     Lessor's  Additional  Condition  Precedent  and  Lessor's  Waiver     19
3.3     Lessee's  Conditions  Precedent     19
3.4     Lessor's  Conditions  Subsequent     21
4.     COMMENCEMENT     21
4.1     Leasing     21
4.2     Delivery     21
4.3     Delivery  Inspection  and  Correction     21
4.4     Acceptance  and  Risk     22
4.5     Lessor  Failure  to  Deliver     24
5.     PAYMENTS     23
5.1     Basic  Rent     23
5.2     Maintenance  Reserves     23
5.3     Payment  Method     24
5.4     No  Set-Off,  Gross  Up     25
5.5     Taxation     27
5.6     Information     30
5.7     Taxation  of  Indemnity  Payments     30
5.8     Default  Interest     31
5.9     Net-Lease     31
5.10     Deposit     32
5.11     Lease  Reimbursement  of  Maintenance  Reserves     33
5.12     Lessee  Setoff     36
6.     MANUFACTURER'S  WARRANTIES     34
6.1     Assignment     34
6.2     Proceeds     34
6.3     Parts     35
6.4     Agreement     35
7.     LESSOR'S  COVENANTS  AND  DISCLAIMERS     35
7.1     Quiet  Enjoyment     35
7.2     Registration  and  Filings     35
7.3     Exclusion     35
7.4     Lessee's  Waiver     36
7.5     Lessee's  Confirmation     36
7.6     Lessor  Contribution     36
7.7     Lessor  Use  of  Irrevocable  Power  of  Attorney     39
8.     LESSEE'S  COVENANTS     37
8.1     Duration     37
8.2     Information     37
8.3     Lawful  and  Safe  Operation     39
8.4     Taxes  and  Other  Charges     40
8.5     Sub-Leasing     41
8.6     Inspection     41
8.7     Protection  of  Title     42
8.8     General     43
8.9     Records     44
8.10     Registration  and  Filings     44
8.11     Maintenance  and  Repair     45
8.12     Removal  of  Engines  and  Parts     47
8.13     Installation  of  Engines  and  Parts     47
8.14     Non-Installed  Engines  and  Parts     48
8.15     Pooling  of  Engines  and  Parts     49
8.16     Equipment  Changes     49
8.17     Title  to  Parts     49
8.18     Third  Parties     50
8.19     Redelivery  Preparation     53
9.     INSURANCE     50
9.1     Public  Liability  and  Property  Damage  Insurance     53
9.2     Insurance  Against  Loss  or  Damage     53
9.3     Required  Policy  Designations  and  Provisions     54
9.4     Excess  Insurance     55
9.5     Application  of  Insurance  Proceeds  for  an  Event  of  Loss     55
9.6     Application of Insurance Proceeds for Other than an Event of Loss     55
9.7     Application  in  Default     55
9.8     Certificates  of  Insurance     55
9.9     Reinsurance     56
10.     INDEMNITY     53
11.     EVENTS  OF  LOSS     54
11.1     Total  Loss     54
11.2     Requisition     55
12.     RETURN  OF  AIRCRAFT     56
12.1     Redelivery     56
12.2     Final  Inspection     56
12.3     Non-Compliance     57
12.4     Export  Documentation     58
12.5     Acknowledgment     58
13.     DEFAULT     58
13.1     Events     58
13.2     Rights     61
13.3     Repossession  and  Removal     62
13.4     Default  Payments     62
13.5     Acceleration     67
14.     ASSIGNMENT  AND  TRANSFER     63
14.1     No  Assignment  by  Lessee     63
14.2     Lessor  Assignment     63
14.3     Grants  of  Security  Interests     65
14.4     Further  Acknowledgments     66
15.     MISCELLANEOUS     67
15.1     Waivers;  Remedies  Cumulative     67
15.2     Delegation     67
15.3     Certificates     67
15.4     Appropriation     67
15.5     Currency  Indemnity     67
15.6     Severability     68
15.7     Remedy     68
15.8     Expenses     68
15.9     Time  of  Essence     68
15.10     Notices     68
15.11     Sole  and  Entire  Agreement     70
15.12     Indemnities     71
15.13     Counterparts     71
15.14     Confidentiality     71
15.15     Concerning  Lessor     76
     15.16     Concerning  Specific  Lender                    76
15.17     Translation  Conflicts     76
16.     DISPUTE  RESOLUTION     76
16.1     Governing  Law  and  Jurisdiction     76
16.2     Exclusive  Jurisdiction  in  New  York     77
16.3     Waiver     77
     16.4     Agent  for  Service  of  Process                   77
     16.5     Survival  of  Obligations                      77


SCHEDULE  1  --  DESCRIPTION  OF  AIRCRAFT
SCHEDULE  2  --  CERTIFICATE  OF  ACCEPTANCE
SCHEDULE  3  --  CONDITION  AT  DELIVERY
SCHEDULE  4  --  OPERATING  CONDITION  AT  REDELIVERY
SCHEDULE  5  --  FORM  OF  LEGAL  OPINION
SCHEDULE  6  --  FORM  OF  MONTHLY  STATUS  REPORT
SCHEDULE  7  --  BASIC  RENT,  DEPOSIT,  AGREED  VALUE
AND  MAINTENANCE  RESERVES
SCHEDULE  8--  LESSOR  CONTRIBUTION
SCHEDULE  9--  IRREVOCABLE  POWER  OF  ATTORNEY  AND  IRREVOCABLE  INSTRUCTION

LEASE  AGREEMENT


This LEASE AGREEMENT, dated June 28, 2002 (this "Agreement"), is between U.S. Bank National Association, a national banking association, not in its individual capacity except as expressly set forth as Trust Company in this Agreement but as Owner Trustee pursuant to the Trust Agreement (as further defined herein, the "Lessor"), and Cygnus Air, S.A., a corporation formed under the laws of Spain (the "Lessee").

RECITALS:
(A) The Aircraft is owned by that certain trust created pursuant to the Trust Agreement (defined herein).

(B) The Aircraft is subject to that certain UBK Mortgage (defined herein) granted in favor of The United Bank of Kuwait PLC.

(C) Lessor and Lessee wish to provide for the leasing of the Aircraft to the Lessee upon and subject to the covenants, terms and conditions set out in this Agreement.

In consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency Lessor and Lessee hereby acknowledge, Lessor and Lessee agree as follows:

1.     DEFINITIONS  AND  INTERPRETATION

1.1     Definitions

In this Agreement the following terms shall, unless the context otherwise requires, have the following respective meanings:

     Affiliate means, in relation to any Person, any other Person controlled directly or indirectly by that Person, any other Person that controls directly or indirectly that Person or any other Person under common control with that Person. For this purpose "control" of any Person means ownership of a majority of the voting power of the Person.

Agreed Maintenance Performer means a maintenance facility approved by the Aviation Authorities and the JAA or FAA and approved by Lessor, such approval not to be unreasonably withheld.

Agreed Maintenance Program means the Lessee's current Maintenance Program as the same may be amended from time to time with the approval of the Aviation Authorities.

Agreed Value means on any date the amount set forth for such date in Schedule 7.

Agreement  has  the  meaning  specified  in  the  preamble.

Aircraft means the aircraft described in Part l of Schedule 1, including, without limitation, the Airframe and all Engines, Parts, Loose Equipment and Aircraft Documents and any airframe substituted pursuant to this Agreement for such Airframe and any engine substituted pursuant to this Agreement for any of said Engines hereunder.

Aircraft Documents means the documents, data and records identified in Part 2 of
Schedule 1 and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement.

Airframe means the Airframe identified on Part 1 of Schedule 1 to this Agreement.

     Airframe  "C"  Check means a "D" Check pursuant to the Maintenance Program.

Airframe "C" Check Reserves has the meaning ascribed to such term in Schedule 7 hereto.

Airframe "E" Check Reserves has the meaning ascribed to such term in Schedule 7 hereto.

Applicable Law means (i) any law, statute, decree, constitution, regulation, order, judgment, rule, license, permit, injunction or other directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial interpretation with binding characteristics or application of those described in
(i) or (ii) above; (iv) any administrative interpretation with binding characteristics or application of those described in (i) or (ii) above; and (v) any amendment or revision of any of those described in (i), (ii), (iii) or (iv) above, and in each case, which is applicable to the Aircraft and its use and operation, the Lessee, or the transactions contemplated by this Agreement.

Approved Insurance Broker means an insurance broker of internationally recognized responsibility and standing specializing in aircraft insurance in the London, United States of America, or French insurance markets and that is reasonably acceptable to and approved by Lessor.

Approved Insurer means an insurer approved by Lessor that is an internationally recognized insurer in the London, United States of America, or French international markets.

Assignment, Consent and Agreement means the Assignment, Consent and Agreement of equal date hereof executed by Lessee, Lessor and The United Bank of Kuwait, PLC.

Aviation Authorities means the DGAC or, if the State of Registration ceases with Lessor's prior written consent to be Spain, the Person and/or Government Entity which, under the laws of the State of Registration, from time to time (a) has control or supervision of civil aviation; or (b) has jurisdiction over registration, airworthiness or operation of the Aircraft.

Bankruptcy  Laws  has  the  meaning  specified  in  Section  13.1.

Basic  Rent  has  the  meaning  ascribed  to  such  term  in  Schedule  7.

Bill of Sale means that certain Bill of Sale and related documents that Lessor shall provide to Lessee which for purposes of filing with the DGAC only, evidences ownership of the aircraft.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for business in Madrid, Spain, New York, New York, and St. Paul, Minnesota.

Certificate of Acceptance means a certificate in the form of Schedule 2 to be completed and executed by the Lessee on Delivery.

Claim  has  the  meaning  specified  in  Section  10.1.

Control  has  the  meaning  ascribed  to  such  term  in  Section 8.8.4, herein.

Cycle  means  one  take-off  and  landing  of  an  airframe.

DGAC means the Spanish Directorate General of Civil Aviation ("Direccion General de Aviacion Civil") of the Ministry of Fomento, or any other Person or Government Entity succeeding to the functions thereof.

Damage  Notification  Threshold  means  $150,000.

Default means any Event of Default and any event that with the giving of notice, lapse of time, determination of materiality or fulfillment of any other condition or any combination of the foregoing would constitute an Event of Default.

Default  Rate  has  the  meaning  specified  in  Section  5.8.

Delivery means the delivery of the Aircraft to the Lessee in accordance with the terms of this Agreement.

Delivery  Date  means  the  date  of  the  Certificate  of  Acceptance.

Delivery  Location  means  Smyrna  Airport, Tennessee, United States of America.

Deposit  means the amount, or other security, set forth or specified in Schedule
7.

Dollars  and  $  mean  the  lawful  currency  of  the  United States of America.

Engine  means  whether  or  not  installed  on  the  Aircraft:

(a)     each  engine  of  the  manufacture, model and serial number specified in
Part  1  of  Schedule  1,  title  to  which  shall  belong  to  the  Lessor;  or

(b) any engine which replaces that engine, title to which passes to the Lessor in accordance with Section 8.17.2;

and in each case includes all modules and Parts from time to time belonging to, installed in or appurtenant to that engine but excludes any engine replaced in accordance with Section 8.13.1 title to which has, or should have, passed to the Lessee in accordance with Section 8.17.2 pursuant to this Agreement.

Engine Loss means the occurrence of any of the events referred to in the definition of "Total Loss" but with the references therein to "Airframe" being construed as references to an Engine.

Engine Loss Date means the relevant date determined in accordance with the definition of "Total Loss Date" as if that definition applied to an Engine Loss.

Engine  Manufacturer  means  CFM  International,  Inc.

Engine  LLP Reserves has the meaning ascribed to such term in Schedule 7 hereto.

Engine Refurbishment Reserves has the meaning ascribed to such term in Schedule 7 hereto.

Event  of  Default  means  an  event  specified  in  Section  13.1.

Event  of  Loss  means  an  event  specified  in  Section  11  herein.

Expiry Date means the thirtieth (30th) monthly anniversary of the Delivery Date, or such earlier date as:

(a) the Lessor receives the Agreed Value following a Total Loss and any other amounts then due and owing in accordance with this Agreement; or

(b)     an  Event  of  Default  occurs.

FAA means the United States Federal Aviation Administration of the Department of Transportation or any Person or Government Entity succeeding to the functions thereof.

FAR means the Federal Aviation Regulations for the time being in force, issued by the FAA pursuant to the Federal Aviation Law and published in Title 14 of the Code of Federal Regulations.

Federal Aviation Law means Title 49 of the United States Code, as amended, or any successor statutory provisions and the regulations promulgated under such provisions.

Financial Indebtedness means any indebtedness in respect of (a) moneys borrowed,
(b) any liability under any debenture, bond, note, loan stock, acceptance credit, documentary credit or other security, (c) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession, (d) the capitalized value (determined in accordance with accounting practices generally accepted in the State of Incorporation) of obligations under finance leases, or (e) any guarantee, indemnity or similar assurance against financial loss of any Person in respect of the above.

Flight Hour means each hour or part thereof (rounded up to two decimal places) elapsing from the moment the wheels of an airframe leave the ground on take off until the moment the wheels of such airframe next touch the ground.

GAAP means generally accepted accounting principles as in effect from time to time in the State of Incorporation and, subject to changes in such principles from time to time, consistently applied in accordance with the past practices of a Person.

Government Entity means (a) any national government, political subdivision thereof or local jurisdiction therein, (b) any instrumentality, board, commission, court, or agency of any thereof, however constituted, and (c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

Habitual Base means Spain or, subject to the prior written consent of the Lessor (which will not be unreasonably withheld), any other country or countries in which the Aircraft is for the time being habitually based.

     IATA  means  the  International  Air  Transport  Association.

Indemnitees means Lessor, any Lender, Owner Trustee, Trust Company, Trust Estate, any beneficiary(ies) under the Trust Agreement, and all of the foregoing entities' successors and permitted assigns, shareholders, beneficiaries, members, Affiliates, partners, contractors, directors, managers, officers, servants, agents and employees.

JAA means the European Joint Aviation Authority or any Person or Government Entity succeeding to the functions thereof.

     JAR  means  the  Joint  Aviation  Regulations  promulgated  by  the  JAA.

Landing Gear means the landing gear assembly of the Aircraft excluding the wheels and brake units.

Lender means The United Bank of Kuwait PLC and any Person to whom Lessor grants a Mortgage, or any Affiliate thereof, and the successors and permitted assigns of such Persons.

Lessee  has  the  meaning  specified  in  the  preamble.

Lessor means U.S. Bank National Association, a national banking association, not in its individual capacity but as Owner Trustee pursuant to the Trust Agreement.

Lessor  Contribution  has  the  meaning  specified  in  Section  7.6.

Lessor Lien means any Security Interest from time to time created by or arising through the Lessor, that results from acts or omissions of, or claims against, the Lessor not related to the operation of the Aircraft during the Term or the transactions contemplated by or permitted under this Agreement, and any Security Interest in respect of the Aircraft for Taxes applicable to Lessor.

Loose Equipment means the equipment identified on Part 3 of Schedule 1 to this Agreement.

Maintenance Program means Manufacturer's DC8 OAMP maintenance program for the Aircraft approved by the applicable Aviation Authorities, substantially similar to the Manufacturer's planning documents and acceptable to Lessor encompassing scheduled maintenance, condition monitored maintenance and/or on-condition maintenance of Airframe, Engines and Parts, including servicing, testing, preventative maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

Maintenance  Reserves  means  the  Maintenance  Reserves  Payments  specified in
Schedule  7  herein  payable throughout the Term pursuant to Section 5.2 herein.

Major Checks means any heavy maintenance visit or segment thereof suggested for commercial aircraft of the same model as the Aircraft by its Manufacturer.

Manufacturer  means the Mc Donald Douglas Company or its successors in interest.

Mortgage  has  the  meaning  specified  in  Section  14.3.

Owner Trustee means U.S. Bank National Association, a national banking association, not acting in its individual capacity but as Owner Trustee pursuant to the Trust Agreement.

Part  means,  whether  or  not  installed  on  the  Aircraft:

(a) any component, furnishing or equipment (other than a complete Engine) furnished with, installed on or appurtenant to the Airframe and Engines on Delivery; and

(b) any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have, passed to the Lessor pursuant to
Section  8.17.1.

Permitted  Lien  means:

(a) any Security Interest for Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings;

(b) any Security Interest of a repairer, mechanic, carrier, hangar keeper, unpaid seller or other similar lien arising in the ordinary course of business or by operation of law in respect of obligations which are not overdue in accordance with Applicable Law (or, if applicable, generally accepted accounting principles and practices in the relevant jurisdiction) or are being contested in good faith by appropriate proceedings;

(c)     any  Lessor  Lien;

(d) the respective rights of the Lessor and the Lessee as herein provided (including such rights with respect to Subleases permitted hereunder);

(e) any other Security Interest with respect to which Lessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor (as evidenced by Lessor's prior written consent thereto); and

(f) Security Interests arising out of any judgment or award against the Lessee that is, within 60 days after entry, discharged, vacated or appealed, with execution stayed pending appeal;

but only if, in the case of (a) and (b): (i) adequate reserves have been provided by the Lessee for the payment of the Taxes or obligations in accordance with generally accounting principles and practices in the relevant jurisdiction; and (ii) such proceedings, or the continued existence of the Security Interest, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on the Lessor.

Person means any individual person, corporation, partnership, limited liability company, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Government Entity or organization or association of which any of the above is a member or a participant.

Redelivery Location means Madrid or a European location as agreed upon between Lessor and Lessee.

Rent  means  collectively,  all  Basic  Rent  and  all  Supplemental  Rent.

Rent Date means the date of each month corresponding to the monthly anniversary of the Delivery Date or, if the Delivery Date falls on the 29th, 30th or the 31st day of the month of Delivery and for any given month there is no such corresponding date, the Rent Date for such given month will be the last day of such given month.

Security Interest means any mortgage, charge, pledge, lien, assignment, hypothecation, right of set-off, or any agreement or arrangement having the effect of creating a security interest, other than a Permitted Lien.

Settlement  Date  has  the  meaning  specified  in  Section  11.1.2.

SRM  means  the  manufacturer's  structural  repair  manual.

State  of  Incorporation  means  Spain.

State  of  Registration  means  Spain.

Subsidiary  means:

(a) in relation to any reference to financial statements, any company whose financial statements are consolidated with the financial statements of the Lessee in accordance with GAAP; and

(b) for any other purpose, an entity from time to time (i) of which another has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital, or (ii) which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

Successor  has  the  meaning  specified  in  Section  8.8.2.

Supplemental Rent means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under this Agreement to Lessor or any other Person, including payment of indemnities, Maintenance Reserves, and Agreed Value.

Taxes  has  the  meaning  ascribed  to  such  term  in  Section  5.5.1.

Term means the period commencing on the Delivery Date and ending on the Expiry Date.

Total  Loss  means  with  respect  to  the  Airframe:

(a) the actual, arranged or constructive total loss of the Airframe (including any damage to the Airframe which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss);

(b) the Airframe being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever;

(c) the requisition of title, or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (for a period in excess of 120 days) for any reason of the Airframe by any Government Entity (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title; or

(d) the hi-jacking, theft, condemnation, confiscation, seizure or requisition for use or hire of the Airframe which deprives any Person permitted by this Agreement to have possession and/or use of the Airframe of its possession and/or use for more than 120 consecutive days.

Total  Loss  Date  means:

(a) in the case of an actual total loss, the actual date on which the loss occurs or, if such date is unknown, the day on which the Aircraft was last heard of;

(b) in the case of any of the events described in sub-paragraph (a) of the definition of "Total Loss" (other than an actual total loss), the earlier of (i) 30 days after the date on which notice claiming such total loss is given to the relevant insurers, and (ii) the date on which such loss is admitted or compromised by the insurers;

(c) in the case of any of the events described in sub-paragraph (b) of the definition of "Total Loss", the date on which such destruction, damage or rendering unfit occurs;

(d) in the case of any of the events described in sub-paragraph (c) of the definition of "Total Loss", the date on which the relevant requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention occurs;

(e) in the case of any of the events described in sub-paragraph (d) of the definition of "Total Loss", the expiry of the period of 120 days referred to in such sub-paragraph (d);

and, in each case (other than an actual Total Loss), the Total Loss shall be deemed to have occurred at noon New York City time on such date.

Transfer  has  the  meaning  specified  in  Section  14.2.

Transferee  has  the  meaning  specified  in  Section  14.2.

Trust Agreement means that certain Trust Agreement dated as of October 15, 1984 (as amended, supplemented, and assigned) between U.S. Bank National Association, formerly known as First Bank, National Association, formerly known as First National Bank of Minneapolis, as Owner Trustee and AFG Investment Trust D, successor in interest to Union Bank, formerly known as California First Bank, as Owner Participant.

Trust Company means U.S. Bank National Association, a national banking association, in its individual corporate capacity (and not as owner trustee under the Trust Agreement).

Trust  Estate  has  the  meaning  ascribed  to such term in the Trust Agreement.

UBK Mortgage means that certain Aircraft Security Agreement dated February 3, 2000 between Lessor and The United Bank of Kuwait, PLC as amended and restated by that certain Amended and Restated Aircraft Security Agreement dated June 10, 2002 between Lessor and The United Bank of Kuwait, PLC.

     Withholding Taxes has the meaning ascribed to such term in Section 5.4 herein.

1.2     Interpretation

1.2.1 In this Agreement, unless the contrary intention is stated, a reference to:

a. each of "the Lessor", "the Lessee" or any other Person includes without prejudice to the provisions of this Agreement any successor in title to it and any assignee permitted pursuant to this Agreement;

b. terms used herein include, as appropriate, all genders and the plural as well as the singular;

c. the term "including", when used in this Agreement, means "including without limitation" and "including but not limited to" and the term "or" shall include "and/or".

d. any document shall include that document as amended, notated or supplemented and all schedules thereto;

e. a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted; and

f. a Section or a Schedule is a reference to a section of or a schedule to this Agreement, including any sub-section or sub-part of such section or schedule.

1.2.2 The headings in this Agreement are to be ignored in construing this Agreement.

2.     REPRESENTATIONS  AND  WARRANTIES

2.1     Lessee's  Representations  and  Warranties

The  Lessee  represents  and  warrants  to  the  Lessor  as  follows:

2.1.1 Status: The Lessee is a corporation duly organized and validly existing under the laws of the State of Incorporation, has the corporate power to own its assets and carry on its business as it is being conducted and is (or will at the relevant time be) the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft.

2.1.2 Power and authority: The Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof will, contravene any Applicable Law or result in any breach of, or constitute any default under, or result in the creation of any lien upon any property of Lessee under Lessee's articles of incorporation or any credit agreement or instrument or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets are bound or affected.

2.1.3 Legal validity: This Agreement has been duly executed and delivered by Lessee, and the Agreement and the Certificate of Acceptance, when executed and delivered by Lessee, constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms.

2.1.4 Non-conflict: The entry into and performance by the Lessee of, and the transactions contemplated by, this Agreement do not and will not:

a.     conflict  with  any  laws  binding  on  the  Lessee;

b.     conflict  with  the  constitutional  documents  of  the  Lessee;  or

c. conflict with or result in default under any document which is binding upon the Lessee or any of its assets, or result in the creation of any Security Interest over any of its assets.

2.1.5 Authorization: All authorizations, consents, certifications, registrations, filings, and similar actions required or advisable in connection with the entry into, performance, validity, and enforceability of this Agreement and the transactions contemplated by this Agreement have been taken with or received from all applicable Governmental Entities of the countries in which the Aircraft will be operated, including, without limitation, the Aviation Authorities, and are in full force and effect, including, without limitation, the authorization from the Aviation Authorities to lease the Aircraft from a foreign lessor, to make payments in Dollars under the Agreement to Lessor without any offset or deduction on account of Taxes or otherwise, to incorporate the Aircraft into Lessee's fleet and to otherwise operate, possess, use and maintain the Aircraft. Except for those items listed in Section 3.4 herein no additional consent, approval or authorization of, or notice to, any Governmental Entity having jurisdiction with respect to the execution, delivery or performance by Lessee of this Agreement is required for Lessee to execute and deliver this Agreement, and to perform the transactions contemplated hereby.

2.1.6 No Immunity: The Lessee is subject to civil commercial law with respect to its obligations under this Agreement. Neither the Lessee nor any of its assets is entitled to any right of immunity, sovereign or otherwise, and the entry into and performance of this Agreement by the Lessee constitute private and commercial acts, enforceable by their terms and conditions against Lessee.

2.1.7 Financial Statements: the audited consolidated financial statements of the Lessee and its Subsidiaries most recently delivered to the Lessor have been prepared in accordance with GAAP and consistently applied and fairly present the consolidated financial condition of the Lessee and its Subsidiaries as of the date to which they were drawn up and the consolidated results of operations of the Lessee and its Subsidiaries for the periods covered by such statements.

2.1.8 No Further Interest: except for the rights of Lessee conferred by this Agreement, Lessee shall not have, or claim to have, any other interest in the Aircraft or make any demands against Lessor in respect thereof.

2.1.9 Maintenance Program: the Agreed Maintenance Program complies with all requirements of the Aviation Authorities and the JAA for a DC8-73F maintenance program and is substantially similar to the Manufacturer's planning documents.

2.2     Lessee's  Further  Representations  and  Warranties

The  Lessee  further  represents  and  warrants  to  the  Lessor  that:

2.2.1 No Default: No Default or Event of Default has occurred or might reasonably be expected to result from the entry into or performance of this Agreement.

2.2.2     Registration:

a. To the full extent legally possible pursuant to Applicable Law under the laws of the State of Incorporation, the State of Registration or the Habitual Base, all filings, registrations, recordings and other actions necessary or advisable and in order to ensure the validity, effectiveness and enforceability of this Agreement or to establish, perfect, protect, note, or record to the full extent legally possible the property and/or other rights of the Lessor and any Lender in the Aircraft, any Engine or Part have been effected on execution of this Agreement or will be effected on the earliest date legally possible but in no event later than 95 days after the date of issuance of the initial temporary/provisional certificate of registration of the Aviation Authorities indicating that the Aircraft is validly registered with the Aviation Authorities. Lessee has used its best efforts to earliest obtain and has diligently pursued such registrations, recording and filings and will continue to use its best efforts to earliest obtain and diligently pursue such registrations, recordings and filings. However, if despite such best efforts and due diligence, any of such filings, registrations, recordings and other actions will be completed later than 90 days after the date of issuance of the initial temporary/provisional certificate referenced above, Lessee shall also provide to Lessor and Lender, within 90 days of the date of issuance of such initial temporary/provisional certificate, a copy of the extension of the initial temporary/provisional certificate(s) of registration of the Aircraft and this Agreement with the Aviation Authorities and other applicable Governmental Entities and non-governmental authorities.

b. Under the Applicable Laws of the State of Incorporation, the State of Registration and the Habitual Base, the property rights of the Lessor and any security interest of Lender in the Aircraft and this Agreement will be fully filed prior to Delivery and, on the earliest date legally possible, noted and, with respect to such rights, this Agreement and the Assignment, Consent and Agreement will have priority in all respects over the claims of all creditors of the Lessee, with the exception of such claims as are mandatorily preferred by law and not by virtue of any contract.

2.2.3 Litigation: No suits, litigation, arbitration, administrative proceedings or other proceedings are pending or threatened against the Lessee which, if adversely determined, would be reasonably likely to have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement.

2.2.4 Pari Passu: The obligations of the Lessee under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of the Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract.

2.2.5 Material Adverse Change: There has been no material adverse change in the consolidated financial condition of the Lessee and/or its Subsidiaries since the release of its audited financials for 2001 and through and including the date corresponding to Lessee's payment of Basic Rent for the first month of the Term.

2.2.6 Taxes: The Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorporation, the State of Registration and the Habitual Base other than any Taxes (i) which are being contested by the Lessee in good faith and by appropriate proceedings, (ii) which do not involve any material risk of the creation of a Lessor Lien on, or the sale, forfeiture, loss or other disposition of, the Aircraft, the Airframe or any Engine or interest therein, and (iii) where the failure to do so could not reasonably be expected to have a material adverse effect on the business or operations of Lessee or its ability to comply with its obligations hereunder.

2.2.7 Insurance: Lessee has procured, or caused to be procured, the insurance required to be provided by the Lessee under Section 9 of this Agreement.

2.2.8 Disclosure of Material Facts: Lessee has fully disclosed to Lessor all facts which the Lessee knows or should reasonably know are material for disclosure to Lessor in the context of this Agreement and the transactions contemplated hereby, and Lessee knows of no facts which would render any prior information furnished by or on behalf of Lessee to Lessor inaccurate or misleading.

     2.2.9     Insurance  Deductible:     With  respect  to  Lessee's  insurance
policies utilized to comply with the terms of Section 9 herein, no portion of any deductible has been paid or utilized by Lessee.

2.3     Lessee  Continuing  Representations

The representations and warranties contained in Section 2.1 and Section 2.2 will be deemed to survive the execution and delivery of this Agreement. The representations and warranties contained in Section 2.1 and 2.2 will be deemed to be repeated by the Lessee on Delivery and on each Rent Date as if made with reference to the facts and circumstances then existing.

2.4     Lessor's  Representations  and  Warranties

The  Lessor  represents  and  warrants  to  the  Lessee  that:

     2.4.1     Status:     The  Lessor is a national banking association, not in
its  individual  capacity but as "Owner Trustee" pursuant to the Trust Agreement

2.4.2 Power and authority: The Lessor has the power and authority to enter into and perform and has taken all necessary trust action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement and neither the transactions contemplated hereby nor compliance by Lessor with any of the terms and provisions hereof will, to the extent that there could be a material effect on Lessee's rights under the Lease, contravene any Applicable Law or, before Delivery, result in any breach of, constitute any default under, or result in the creation of any lien (other than Lender liens) upon any property of Lessor or any credit agreement or instrument or other agreement or instrument to which Lessor is a party or by which Lessor or its properties or assets are bound or affected.

2.4.3 Legal validity: This Agreement has been executed and delivered by Lessor and constitutes legal, valid and binding obligations of Lessor enforceable in accordance with this Agreement.

2.4.4 Non-conflict: The entry into and performance by the Lessor of, and the transactions contemplated by, this Agreement do not and will not:

a.     conflict  with  any  laws  binding  on  the  Lessor;

b.     conflict  with  the  constitutional  documents  of  the  Lessor;  or

c. conflict with or cause a default under any document that is binding upon the Lessor or any of its assets.

2.4.5 Authorization: So far as concerns the obligations of the Lessor, all authorizations, consents, registrations and notifications required under the laws of the United States of America in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by the Lessor have been (or will on or before Delivery have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

2.4.6 Lessor Tax Status: The Lessor is a taxpayer in the United States of America and, upon the reasonable request of the Lessee, the Lessor will provide the Lessee with a copy of any relevant forms, duly completed by the Lessor, and to the extent the same are reasonably obtainable, certifying that the Lessor has filed a tax return with the Internal Revenue Service of the United States of America and/or certifying that the Lessor is a resident and taxpayer of the United States of America.

2.4.7 Right to Lease: On the Delivery Date, the Lessor shall have the right to lease the Aircraft to the Lessee in accordance with the terms of this Agreement.

2.4.8 No Immunity: The Lessor is subject to civil commercial law with respect to its obligations under this Agreement. Neither the Lessor nor any of its assets is entitled to any right of immunity, sovereign or otherwise, and the entry into and performance of this Agreement by the Lessor constitute private and commercial acts, enforceable by their terms and conditions against Lessor.

2.5     Lessor  Continuing  Representations

The representations and warranties in Section 2.4 will survive the execution and delivery of this Agreement. The representations and warranties contained in
Section 2.4 will be deemed to be repeated by the Lessor, on Delivery and on each Rent Date as if made with reference to the facts and circumstances then existing.

3.     CONDITIONS  PRECEDENT  AND  SUBSEQUENT

3.1     Lessor's  Documentary  Conditions  Precedent

The Lessor's obligation to lease the Aircraft to the Lessee under this Agreement is subject to the receipt of the following by the Lessor and Lender from the Lessee on or before Delivery (if before Delivery, within the time period indicated) in English and in Spanish (where a Spanish version is applicable or necessary) and in form and substance reasonably satisfactory to the Lessor and
Lender:

3.1.1 Corporate Status: evidence that Lessee is a corporation duly incorporated, validity existing, and in good standing under the laws of the State of Incorporation and with all applicable Governmental Entities thereunder (to be provided on or before June 28, 2002).

3.1.2 Constitutional Documents: a copy of the constitutional and organizational documents of Lessee, certified as correct and complete by a duly authorized officer of Lessee, including but not limited to the Deed of Incorporation, Bylaws, Board of Directors' and shareholders' authorization for the execution, delivery and performance of this Agreement, the Certificate of Acceptance, and all related documents of the Lessee (all items in this Section
3.1.2  to  be  provided  on  or  before  June  28,  2002).

3.1.3 Opinion: an opinion by Lessee's chief internal legal counsel to Lessor and Lender, in the form set out in Schedule 5, in respect of the Lessee's obligations under this Agreement, and an opinion issued by outside counsel to Lessee, in a form reasonably acceptable to Lessor and Lender, which shall include, without limitation, an acknowledgment that Lessor and Lender shall be entitled to rely on such opinion with respect to this Agreement that all obligations under this Agreement are in accord with the regulatory and legal requirements of the Aviation Authority, and that Lessor may rely upon the documentation referenced in Section 3.1.15 herein.

3.1.4 Licenses: copies of the Lessee's air transport license, air operator's certificate and all other licenses, certificates and permits required by the Lessee (including any authorization required under any statute, law, ordinance, regulation or the like required by the aviation authority of the country(ies) in which the Aircraft will be operated) in relation to, or in connection with, the operation of the Aircraft. To the extent that it is not legally possible for Lessee to obtain permanent versions of the documents referenced in this Section 3.1.4 on or before Delivery, Lessee may instead provide copies of temporary versions of such documents (all items in this Section 3.1.4 to be provided on or before June 28, 2002).

3.1.5 Certificate: a certificate of a duly authorized officer of the Lessee dated the Delivery Date:

a. setting out specimen signatures of the officers of the Lessee referred to in Section 3.1.12;

b.     certifying  that  each  copy  of  a  document  delivered pursuant to this
Section  3.1  is  correct,  complete  and  in  full  force  and  effect;

c. certifying that the representations and warranties of the Lessee under Sections 2.1 and 2.2 are correct; and

d. certifying that no event has occurred, or would result from the execution, delivery and performance by Lessee of this Agreement that constitutes a Default or an Event of Default.

3.1.6 Delivery of Agreement: this Agreement and all of its attachments and exhibits, duly executed, notarized and apostilled, including six (6) original duly executed and notartized, and delivered counterparts of the Agreement (all items in this Section 3.1.6 to be provided on or before June 28, 2002).

3.1.7 Certificate of Acceptance: the Certificate of Acceptance executed, notarized and apostilled and delivered by Lessee, and all attachments and exhibits to the same.

3.1.8 Payments: all payments due to the Lessor under this Agreement on or before Delivery, including, but not limited to, the first payment of Basic Rent (such Basic Rent payment due at Lease execution) and the required Deposit.

3.1.9 Insurances: a certificate of insurance and brokers' undertakings, certifying that Lessee is in due compliance with the insurance provisions of
Section  9  and  that  the  policy rights have been assigned in favor of Lessor.

3.1.10 Operating Documents: a copy of Lessee's Operating Certificate and Operations Specifications and any other documentation or authority pursuant to which the Aircraft will initially be authorized to be operated by Lessee, or in the alternative, evidence that the same is valid and in compliance with the requirements of the JAA and Aviation Authorities (all items in this Section
3.1.10  to  be  provided  on  or  before  June  28,  2002).

3.1.11 Registration: evidence, including, without limitation, a copy of the initial temporary/provisional certificate(s) of registration of the Aviation Authorities, indicating that the Aircraft and this Agreement have been validly registered under the laws of the State of Registration, including, without limitation, with the Aviation Authorities and any other applicable Governmental Entities and non-governmental authorities, and all filings, registrations, recordings, notations and other actions have been taken which are necessary to ensure the validity and effectiveness of this Agreement and to protect the rights of the Lessor and Lender to the full extent legally possible in the Aircraft and to note with the Aviation Authorities Lessor's and Lender's rights in the Aircraft.

3.1.12 Execution Power of Attorney: a copy of the general power of attorney in favor of one or more authorized officers of the Lessee or other evidence of due authorization and authority for such officers granted in a manner enforceable in the State of Registration, demonstrating that such officers are authorized and empowered, on behalf of the Lessee, to execute, deliver and bind the Lessee to perform this Agreement and all related documents, including, without limitation, the Certificate of Acceptance (all items in this Section
3.1.12  to  be  provided  on  or  before  June  28,  2002).

3.1.13 Governmental Entity Approvals: evidence, in form and substance reasonably satisfactory to the Lessor, that the Lessee has obtained all necessary approvals, consents or authorizations from the Aviation Authority or any other applicable Government Entity in respect of the leasing of the Aircraft by the Lessee under this Agreement and the operation of the Aircraft by the Lessee whilst the Aircraft is registered with the Aviation Authorities (to the extent that it is legally possible, Lessee shall provide items in this Section
3.1.13 by June 28, 2002 and the remaining Section 3.1.13 items shall be provided on or before Delivery).

3.1.14 Irrevocable Instruction: proof of any irrevocable instruction by the Lessee's insurer to the reinsurer with clear and mandatory instructions to pay directly to Lessor or at Lessor's direction Lender, any insurance proceeds, duly accepted by such reinsurers.

3.1.15 Irrevocable Power of Attorney and Irrevocable Instruction: any and all necessary and duly executed, notarized and legalized irrevocable powers of attorney, irrevocable instructions and other documentation deemed desirable by Lessor and/or Lender, in form and substance acceptable to Lessor and Lender, and granted in a manner enforceable in the State of Registration, in favor of Lessor and Lender or their appointed agents and as are customarily available to facilitate immediate deregistration in the State of Registration of the Agreement and/or the Aircraft, and for the immediate removal of the Aircraft and Aircraft Documents from the State of Registration in the event of a breach or hold-over by Lessee. In addition to and without limiting the other requirements hereunder or in this Agreement, such Irrevocable Power of Attorneys and Irrevocable Instructions shall be granted in Spanish as a public deed before a Spanish Notary Public and the Irrevocable Powers of Attorney and Irrevocable Instructions shall be substantially in the form set forth in Schedule 9 herein (all items in this Section 3.1.15 to be provided on or before June 28, 2002).

3.1.16 Banking Documents: evidence of the issue of any necessary approval, license and consent which may be required in relation to, or in connection with, the remittance to Lessor in Dollars of all amounts payable under this Agreement, including filing for registry of this Agreement and forms as required by any bank, or any other foreign exchange authority (all items in this Section 3.1.16 to be provided on or before June 28, 2002).

3.1.17 Filing Fees, duties, taxes: evidence of payment of any applicable customs duties, fees, taxes, and filing fees applicable prior to Delivery.

3.1.18 Financial Information: financial information regarding Lessee including Lessee's audited financials for the 2001 fiscal year and their translation into English, unaudited financials for the first quarter of the 2002 fiscal year and their translation into English, and any other information materially effecting Lessee's financial position (all items in this Section
3.1.18  to  be  provided  on  or  before  June  28,  2002).

3.1.19 Assignment, Consent and Agreement: the Assignment, Consent and Agreement, executed, notarized, apostilled and translated into Spanish (to be delivered concurrently with execution of this Agreement except that translation to be provided on or before July 8, 2002). Lessor shall reimburse Lessee up to a cumulative amount of $400 for amounts actually expended by Lessee, and documented in form and substance acceptable to Lessor and Lender, for such notarization and Spanish translation of the Assignment, Consent and Agreement.

3.1.20 Authorization Documents: copies of all documents evidencing action taken by Lessee to authorize the execution and delivery of this Agreement, the Assignment, Consent and Agreement and any and all additional documents related to this Agreement (all items in this Section 3.1.20 to be provided on or before June 28, 2002).

3.1.21 Other Documents: copies of all other documents that Lessor or Lender may reasonably request relating to the authority for the execution, delivery and performance of, and the validity of, this Agreement, the Assignment, Consent and Agreement and documents related to the same (to be provided within reasonable timeframes requested by Lessor or Lender if required on a date prior to Delivery).

3.2     Lessor's  Additional  Condition  Precedent  and  Lessor's  Waiver

3.2.1 Lender Approval and Perfection: Lessor's obligation to lease the Aircraft to the Lessee under this Agreement is subject to Lender's approval of the terms herein and the ability of Lender to note, to the extent legally possible, on terms satisfactory to Lender with the DGAC an Aircraft Mortgage against the Aircraft in Spain.

3.2.2 Sole Waiver: The conditions specified in Section 3.1 are for the sole benefit of the Lessor and its successors and assigns and may only be waived or deferred, in whole or in part and with or without conditions, in writing by the Lessor.

3.3     Lessee's  Conditions  Precedent

The Lessee's obligation to accept the Aircraft on lease from the Lessor under this Agreement is subject to the satisfaction by the Lessor of the following conditions precedent:

3.3.1 Aircraft Records: the records enumerated in Schedule 1 shall have been provided to Lessee;

3.3.2 Certificate: the receipt by the Lessee of a certificate of a duly authorized officer of the Lessor setting out a specimen of each signature of an officer signing this Agreement or any document or instrument in connection herewith;

3.3.3 Representations and Warranties: that the representations and warranties of the Lessor under Section 2.4 are correct; and,

3.3.4 Documents: Receipt by Lessee of this Agreement, completed, duly executed and delivered by Lessor.

3.3.5 Lessor Approval: a copy of Lessor's authorization for the execution, delivery and performance of this Agreement.

3.3.6 FAA Perfection: evidence of perfection of the Aircraft Mortgage against the Aircraft with the FAA referenced in Section 3.2.1.

3.4     Lessor's  Conditions  Subsequent

3.4.1 Supplemental Legal Opinions: Lessee shall provide to Lessor and Lender any further supplemental legal opinions requested or required by Lessor or from Lessee's legal counsel in form and substance reasonably acceptable to Lessor which shall include without limitation an opinion that all licenses, permits, registrations and the like have been obtained to allow Lessee to operate the Aircraft pursuant to Applicable Law (to be provided within a reasonable time after Lessor's request).

     3.4.2 Registration and Filing: on the earliest date legally possible but in no event later than 95 days after the date of issuance of the initial temporary/provisional certificate of registration of the Aviation Authorities indicating that the Aircraft is validly registered with the Aviation Authorities, Lessee shall provide to Lessor and Lender a copy of the certificate of airworthiness issued by the DGAC and a copy of the permanent certificate(s) of registration from the Aviation Authorities, indicating that the Aircraft and this Agreement have been validly registered and the Certificate of Acceptance validly filed under the laws of the State of Registration, including, without limitation, with the Aviation Authorities and any other applicable Governmental Entities and non-governmental authorities. Within the time period set forth above in this Section 3.4.2, Lessee shall also provide to Lessor and Lender evidence, in form and substance satisfactory to Lessor and Lender, that all filings, registrations, recordings and other actions have been taken which are necessary to ensure the validity and effectiveness of this Agreement and to protect the rights of the Lessor and Lender, to the full extent legally possible, in the Aircraft and to record with the Aviation Authorities Lessor and Lender's rights in the Aircraft. If the permanent certificate of registration referenced above in this Section 3.4.2 will be provided later than 90 days after the date of issuance of the initial temporary/provisional certificate referenced above, Lessee shall also provide to Lessor and Lender, within 90 days of the date of issuance of such initial temporary/provisional certificate, a copy of the extension of the initial temporary/provisional certificate(s) of registration of the Aircraft and this Agreement with the Aviation Authorities and other applicable Governmental Entities and non-governmental authorities.

3.4.3 Evidence of Importation: within 15 days after the Delivery Date, Lessee shall provide to Lessor and Lender evidence that the Aircraft has been properly imported into Spain.

3.4.4 Filing Fees, duties, taxes: within 15 days after the Delivery Date Lessee will provide to the Lessor and Lender evidence of payment of any applicable customs duties, fees, taxes, and filing fees payable after Delivery.

     3.4.5. Licenses: to the extent that Lessee provides temporary versions of documents referenced in Section 3.1.4, Lessee shall provide permanent versions of such documents to Lessor and Lender within 95 days of Delivery. However, if such documents will be provided later than 90 days after the date of Delivery, Lessee shall also provide within 90 days of the date of Delivery a copy of the extension of the initial temporary/provisional certificate(s) of registration of the Aircraft and this Agreement with the Aviation Authorities and other applicable Governmental Entities and non-governmental authorities.

     3.4.6 Lease Translation: on or before July 8, 2002 Lessee shall deliver to Lessor and Lender (1) an official Spanish translation of this Agreement and all of its attachments and exhibits, duly executed, notarized and apostilled and (2) an official Spanish translation of the Assignment, Consent and Agreement, duly executed, notarized and apostilled.

4.     COMMENCEMENT




4.1     Leasing

The Lessor will lease the Aircraft to the Lessee and the Lessee will take the Aircraft on lease in accordance with this Agreement for the duration of the Term.

4.2     Delivery

The Aircraft will be delivered to, and will be accepted by, the Lessee at the Delivery Location on or before June 28, 2002 (or, if Section 4.5 herein applies, on an alternative date of delivery of the Aircraft by Lessor pursuant to such Section) following satisfaction of the conditions precedent specified in Sections 3.1, 3.2 and 3.3 (or their waiver or deferral by the party entitled to grant such waiver or deferral). The Aircraft is delivered "AS-IS, WHERE-IS," subject only to the conditions set forth in the Certificate of Acceptance, and is subject to the limitations in Section 7 of this Agreement.

4.3     Delivery  Inspection  and  Corrections

4.3.1 Pre-Lease Inspection. Lessee has satisfactorily completed or otherwise waived a physical "walk around" inspection of the Aircraft, an inspection of the Aircraft Documents, and video borescopes and power assurance runs.

4.3.2 Pre-Delivery Inspection. Prior to Lessee's execution and delivery of the Certificate of Acceptance but after full execution of this Agreement, Lessor shall have permitted and Lessee shall have completed or otherwise be deemed to have waived an inspection of the Aircraft. Such inspection may include, without limitation, physical inspection of the Aircraft and Aircraft Documents and a demonstration test flight. For purposes of clarification, Lessor shall not be required to provide any video borescope or power assurance runs. Notwithstanding the immediately preceding sentence, with respect to any or all of the Engines, Lessee may, at its sole cost and expense, perform a power assurance run prior to the demonstration test flight on such Engine(s). The test flight shall comply with the Manufacturer's test flight procedures and shall not exceed three (3) hours in duration. Lessee shall be permitted to have up to two
(2)  observers  on  board  for  the  test  flight,  at  Lessee's  expense.

4.3.3     Discrepancies.  Any  discrepancies  from  the  conditions  required by
Schedule  3  and identified as a result of the inspections referenced in Section
4.3.2 shall be remedied by Lessor prior to Delivery provided that (1) on reasonable request of Lessee and at Lessee's sole cost and expense, Lessor will, after correction of such discrepancies, make the Aircraft available for reasonable inspection by Lessee of such discrepancy corrections made pursuant to this Section 4.3.3, and (2) if the cost and expense of correcting such discrepancies will exceed $250,000, Lessor shall have the right to terminate the Agreement, in which event return of the Deposit shall be Lessee's sole remedy. Notwithstanding the immediately preceding sentence, any discrepancies that (a) will not affect the airworthiness of the aircraft (b) do not exceed $1,000 to correct (including parts and labor) and (c) are not included within Sections
A.2. through I.1. of Schedule 3 shall be noted on the Certificate of Acceptance and corrected at the cost and expense of Lessee, provided, however, that Lessee may redeliver the Aircraft at the Expiry Date subject to such discrepancies if not corrected.

4.3.4 Replacement or Overhaul of Engines: At any time prior to Delivery, Lessor shall have the right, in Lessors sole discretion, to overhaul any Engine or to replace any Engine with an engine of the same model and similar or higher modification level as the Engine that it replaced provided that, notwithstanding
Section 4.3.2 regarding video borescopes, Lessor shall provide, at Lessor's expense, a video borescope of such engine. For avoidance of doubt, such replacement Engine must meet the conditions of Schedule 3 herein at the time of Delivery.

4.4     Acceptance  and  Risk

4.4.1 Immediately following satisfaction of the conditions precedent specified in Sections 3.1, 3.2 and 3.3 (or their waiver or deferral by the party entitled to grant such waiver or deferral) and completion of the pre-delivery inspection and discrepancies correction procedure in Sections 4.3.2 and 4.3.3, the Lessor and the Lessee shall forthwith complete the Certificate of Acceptance and the Lessee shall sign and deliver to the Lessor the notarized and apostilled Certificate of Acceptance.

4.4.2 On and from Delivery, the Aircraft and every component thereof will be in every respect at the sole risk of the Lessee, which will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever and Lessee will comply with all obligations of this Agreement.

4.4.3 Upon or immediately following receipt of the notarized and apostilled Agreement and prior to Delivery, the Lessee shall register and file, at Lessee's expense, this Agreement and the Bill of Sale (if requested by the Aviation Authorities), shall provide to the Lessor a copy of the initial temporary/provisional certificate of registration and, to the full extent legally possible, shall note the ownership of and Lender's interest in the Aircraft at the Aviation Authorities,

4.5     Lessor  Failure  to  Deliver

If due solely and directly to the action or inaction of Lessor or its representatives, Lessor fails to deliver the Aircraft on or before June 28, 2002, no default or breach of this Agreement by Lessor shall be deemed to have occurred but Lessee shall be entitled to seek a setoff pursuant to the terms of
Section 5.12 herein. If due solely and directly to the action or inaction of Lessor or its representatives, Lessor fails to deliver the Aircraft by July 31, 2002, this Agreement shall automatically terminate and neither Lessor nor Lessee will have any further obligations to each other hereunder except that Lessee shall be entitled to a refund of any pre-paid Basic Rent for the first month of the Term and to a refund of the Deposit.

5.     PAYMENTS

5.1     Basic  Rent

5.1.1 Basic Rent: Lessee will pay to the Lessor or its order the Basic Rent on the date of execution of this Agreement and in advance on each subsequent Rent Date. Payment must be initiated adequately in advance of the Rent Date to ensure that the Lessor receives credit for the payment on the Rent Date.

5.2     Maintenance  Reserves

5.2.1 Time of Payment: the Lessee will pay to the Lessor or its order Maintenance Reserves monthly in arrears within 10 days from the end of each preceding calendar month during the Term. If the Term ends prior to the end of a calendar month, Lessor will pay the Maintenance Reserves for the last month on or before the Expiry Date.

5.2.2 Amount: The Maintenance Reserves payable pursuant to this Section 5.2 shall be the amounts set forth in Schedule 7. Such Maintenance Reserves are Supplemental Rent and notwithstanding anything to the contrary herein, are the exclusive property of Lessor, and Lessee shall have no rights there to except as expressly provided in this Agreement. Subject to the terms of Schedule 7 herein with respect to Engine Refurbishment Reserves, any remaining balances of Maintenance Reserves at the end of the Term shall remain the property of Lessor.

5.2.3 Security: The Maintenance Reserves shall act as additional security for Lessee's obligations under this Agreement. If Lessee fails to pay Rent or any other amount payable hereunder when due or to perform any other terms or provisions of this Agreement or an Event of Default has otherwise occurred, Lessor may use, apply, draw upon, or retain all or any portion of the Maintenance Reserves in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of an Event of Default, or to apply towards losses or expenses Lessor may suffer or incur as a result of the occurrence of an Event of Default hereunder. If Lessor uses, draws upon, or applies all or any portion of Maintenance Reserves, such application shall not be deemed a cure of any Default or any Event of Default, and Lessee shall within five (5) Business Days after written demand therefore deposit with Lessor cash or other collateral acceptable to Lessor in an amount sufficient to restore the Maintenance Reserves to their original level. The failure of Lessee to do so shall be a material breach of this Agreement by Lessee.

5.3     Payment  Method

5.3.1 All payments of Rent and Maintenance Reserves by the Lessee to the Lessor under this Agreement will be made by wire transfer for value on the due date, for the full amount due, in Dollars and in same day funds, to:

JP  Morgan  Chase,  New  York
Swift  Code:  CHASUS33
Fedwire  Routing  Number:  021000021

For  the  account  of:

The  United  Bank  of  Kuwait  PLC
Account  Number:  0011951266
CHIPS  UID:  037393

Reference:  Cygnus

or to such other account as Lessor may direct in writing upon five Business Days prior written notice to Lessee.

5.3.1 If any Rent, Maintenance Reserves or other payment would otherwise become due on a day that is not a Business Day, it shall be due on the immediately preceding Business Day.

5.4     No  Set-Off;  Gross-up

Subject to the terms of Section 5.11.2(b) herein with respect to shortfall credits, all payments by the Lessee under or in connection with this Agreement will be made without offset or counterclaim, free and clear of and without deduction or withholding for or on account of any present or future Taxes of any nature whatsoever now or hereinafter imposed, levied, collected, withheld or assessed by any government body or taxing authority, required to be withheld or deducted from any amounts payable by, or on behalf of, Lessee hereunder to Lessor and Lessee shall indemnify, defend and hold harmless Lessor, on an after-tax basis, with respect to any withholding taxes whenever imposed (all such Taxes being herein referred to as "Withholding Taxes"). If any Withholding Taxes are so required to be withheld or deducted from any payment made by Lessee hereunder, Lessee shall (i) pay to the appropriate government body the amount of such Withholding Taxes and make such reports and filings in connection therewith in the time and manner required by applicable laws and forward to Lessor receipts evidencing payments of such Withholding Taxes including, but not limited to, all forms Agencia Tributaria Impuesto sobre la Renta de no Residentes Modelos 216 and 296 filed by Lessee, Lessee's annual summary of such amounts withheld during each year as provided to the Spanish tax authorities, appropriate certificates required by the Spanish tax authorities to be submitted to Lessor evidencing amounts withheld and a quarterly certificate from the Spanish tax authorities summarizing such amounts withheld, (ii) at the time that the payment upon which the deduction or withholding applies is required to be made, pay to Lessor (as Supplemental Rent) any additional amount which is necessary in order for the net amounts received by Lessor, after deduction or withholding of such Withholding Taxes (including Withholding Taxes or any payments made under this Section 5.4), to equal the amounts payable to Lessor had no such deduction or withholding been required and (iii) promptly forward Taxes to such government body. Lessor agrees to deliver to Lessee, at Lessee's sole cost and expense, such official certificates or documents that are: (a) reasonably requested in writing by Lessee (b) reasonably obtainable by Lessor and (c) are necessary to establish the payments by Lessee to Lessor hereunder, or under this Agreement are exempt from or are subject to a reduced rate of Withholding Tax imposed by any government body or taxing authority, so long as the Lessor has determined that, it is entitled to claim such reduction or exemption without any cost or adverse consequence to Lessor. If requested by Lessor in connection with any request for certificates or documents hereunder, Lessee shall provide Lessor with blank forms and instructions for completion thereof. For clarification, Lessor's obligation to provide such tax certificate or documentation will not compromise in any manner Lessee's obligations to make full and timely payments pursuant to this Agreement, including but not limited to, Lessee's obligations under this Section 5.4.

5.5     Taxation

5.5.1 General Obligation of Lessee. Except as set forth in Section 5.5.2, Lessee agrees to pay promptly when due, and to indemnify and hold harmless Indemnitees on a full indemnity basis from, all license, translation, Eurocontrol and registration fees and all taxes, fees, levies, imposts, duties, charges, deductions or withholdings of any nature (including without limitation any value added, franchise, transfer, sales, gross receipts, use, import business, excise, turnover, personal property, stamp or other tax) together with any assessments, penalties, fines, additions to tax or interest thereon, however or wherever imposed (whether imposed upon Lessee, any of the Indemnitees, on all or part of the Aircraft, the Engines or otherwise), by any Government Entity or taxing authority in the State of Incorporation, the State of Registration, the United States of America or any other country or any international taxing authority, upon or with respect to, based upon or measured by any of the following (collectively, "Taxes"):

a.     the  Aircraft,  Engines  or  any  Parts;

b. the delivery, importation, leasing, possession, control, use, operation maintenance, return or other disposition of the Aircraft or carriage of passengers or freight during the Term; and

c. this Agreement, the payments due hereunder and the terms and conditions hereof; and

5.5.2 Exceptions to Indemnity. The indemnity provided for in Section 5.5.1 above, does not extend to any of the following Taxes:

a. Taxes imposed by any Government Entity or taxing authority in the State of Incorporation, the State of Registration, the United States of America, or any other country or international taxing authority on the net income, gross receipts, capital or net worth of Lessor (including, without limitation, any franchise tax, any capital gains tax, any minimum or alternative minimum taxes and Taxes measured on or by any items of tax preference) or Taxes in lieu thereof. For avoidance of doubt, the parties agree that Lessee will indemnify Lessor as provided in Section 5.5.1 above for any sales or use tax or value added tax assessed by the State of Incorporation based on payments made by Lessee to Lessor under this Agreement and the parties clarify that Section 5.4 herein is fully applicable to payments made by Lessee to Lessor under this Agreement;

b. Taxes attributable to the period prior to Delivery or after return of the Aircraft to Lessor in accordance with this Agreement;

c. Taxes attributable to Lessor's gross negligence, willful misconduct or breach of this Agreement;

d. Taxes imposed as a result of Lessor's voluntary or involuntary transfer or other disposition of the Aircraft, Engines or any Parts or this Agreement (except a transfer or sale resulting directly from Lessee's Default) provided that Lessee remains responsible for payment of any Taxes that it would have been required to indemnify for if such voluntary or involuntary transfer had not occurred; or

e. Taxes imposed by any Government Entity or taxing authority in the United States of America or any foreign country or by any international taxing authority solely as a result of (and unrelated to Lessee's use, operation or maintenance of the Aircraft during the Term) (i) Lessor's ownership of the Aircraft, the Engines or any Parts and (ii) the location of Lessor's business.

5.5.3 AfterTax Basis. The amount which Lessee is required to pay with respect to any Taxes indemnified against under Section 5.5.1 is an amount sufficient to restore the relevant indemnitees on an aftertax basis to the same position that such relevant Indemnitees would have been in had such Taxes not been incurred.

5.5.4 Tax Savings. If Lessor (or if applicable its affiliate) realizes a reduction in Taxes not subject to future challenge by any governmental tax authority (resulting from a deduction, credit, allocation, apportionment or otherwise) as a result of Taxes paid or indemnified against by Lessee, to the extent that the parties, at the request of the Lessor, did not take such reduction into account in calculating the amount to be indemnified for under this Section 5.5, Lessor will promptly pay to Lessee an amount equal to the sum of (a) the actual reduction in Taxes realized by Lessor and (b) the actual reduction in Taxes realized by Lessor as a result of any payment made pursuant to this sentence. Nothing herein will be deemed to restrict the right of Lessor or its affiliate to make available tax elections and otherwise arrange their respective tax affairs as they deem appropriate and shall not require Lessor or its affiliate to file any claim for refund. Notwithstanding the immediately preceding sentence, on reasonable written request by Lessee, Lessor will use best efforts to provide to Lessee, within a reasonable time period and at Lessee's sole cost and expense, reasonable documentation necessary to assist Lessee in applying for any possible tax refunds or tax deductions related to any taxes or tax obligations imposed or to be imposed upon Lessee that are related to Lessee's obligations under this Agreement. For clarification, Lessor's obligation to provide such tax refund or tax deduction documentation will not compromise in any manner Lessee's obligations to make full and timely payments pursuant to this Agreement, including but not limited to, Lessee's obligations under Section 5.4 herein.

5.5.5 Timing of Payment. Any amount payable to any Indemnitees pursuant to this Section 5.5 will be paid within ten (10) days after receipt of a written demand therefore from Lessor accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable provided, however, that such amount need not be paid by Lessee prior to the earlier of (a) the date any Tax is payable to the appropriate Government Entity or taxing authority or (b) in the case of amounts which are being contested by Lessee in good faith or by Lessor pursuant to Section 5.5, the date such contest is finally resolved.

5.5.6 Contests. If claim is made against Lessor for Taxes with respect to which Lessee is liable for a payment or indemnity under this Agreement, Lessor will promptly give Lessee notice in writing of such claim provided, however, that Lessor's failure to give notice will not relieve Lessee of its obligations hereunder unless such failure materially impairs or precludes Lessee's ability to contest the claim. So long as (i) a contest of such Taxes does not involve any substantial danger of the sale, forfeiture or loss of the Aircraft or any interest therein, (ii) if Lessor so requests, Lessee has provided Lessor with an opinion of independent tax counsel that a reasonable basis exists for contesting such claim and (iii) adequate reserves have been made for such Taxes or, if required by the taxing authority, an adequate bond has been posted, then Lessor at Lessee's written request will in good faith, with due diligence and at Lessee's expense, contest (or permit Lessee to contest in the name of Lessee or Lessor) the validity, applicability or amount of such Taxes. Lessor will provide Lessee with such information as Lessee may reasonably request to enable independent counsel to issue an opinion and to enable Lessee to contest such Taxes in Lessee's or Lessor's name.

5.5.7 Refunds. Upon receipt by Lessor of a refund of all or any part of any Taxes which Lessee has paid, Lessor will pay to Lessee the net amount of such Taxes refunded (including any interest received with the refunded Taxes).

5.5.8 Cooperation in Filing Tax Returns. Lessee and Lessor will cooperate with one another in providing information which may be reasonably required to fulfill each party's tax filing requirements and any audit information request arising from such filing.

5.5.9 Survival of Obligations. The indemnities and agreements of Lessee provided for in this Section 5.5 will survive the Expiry Date.

5.6     Information

If the Lessee is required by any Applicable Law, or by any third party, to deliver any report or return in connection with any Taxes, the Lessee will duly complete the same and Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor and send a copy of such report or return to Lessor or will notify Lessor of such requirement and make such report or return in such manner as shall be reasonably satisfactory to Lessor.

5.7     Taxation  of  Indemnity  Payments

5.7.1 If and to the extent that any sums payable to any Indemnitee by the Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for such Indemnitee to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse such Indemnitee for the cost incurred by it to a third party (including any taxation authority) the Lessee will, upon the written request for payment of such amount, pay to such Indemnitee such sum as will, after the tax liability has been fully satisfied, leave such Indemnitee with the same amount as it would have been entitled to receive in the absence of that liability, together with interest on the amount of the deficit at the Default Rate in respect of the period commencing on the date on which the payment of taxation is finally due or, if later, five (5) Business Days after the date on which such Indemnitee notified the Lessee in writing of the deficit and made payment therefore, until payment by the Lessee (both before and after judgment).

5.7.2 If and to the extent that any sums constituting (directly or indirectly) an indemnity to an Indemnitee but paid by the Lessee to any Person other than the Indemnitee are treated as taxable in the hands of the Indemnitee, the Lessee will pay to such Indemnitee, such sum as will, after the tax liability has been fully satisfied, indemnify such Indemnitee, to the same extent as it would have been indemnified in the absence of such liability, together with interest on the amount payable by Lessee under this sub-clause at the Default Rate in respect of the period commencing on the date on which the payment of taxation is finally due or until payment by the Lessee (both before and after judgment).

5.8     Default  Interest

If the Lessee fails to pay any amount payable under this Agreement on the due date, the Lessee will pay on demand from time to time to the Lessor or any Indemnitee interest (both before and after judgment) on the amount, from the due date to the day of payment in full by the Lessee to the Lessor or Indemnitee, at a per annum rate equal to the lower of (i) the base rate or prime rate for commercial loans as announced from time to time by Citibank at its principal lending office in New York, New York, plus 5.0% per annum (the "Default Rate"), or (ii) the maximum lawful per annum rate for commercial loans; both net of Withholding Taxes. All such interest will be calculated on the basis of the actual number of days elapsed and on a 360 day year.

5.9     Net-Lease

This Agreement is a net lease and Lessee's obligations under this Agreement including but not limited to Lessee's obligations to pay Rent and make other payments in accordance with this Agreement are absolute and unconditional under any and all circumstances and regardless of other events, including the following:

5.9.1 any right of off-set, counterclaim, recoupment, defense or other right (including any right of reimbursement) which Lessee may have against Lessor, Manufacturer, the Engine manufacturer or any other person for any reason, including any claim Lessee may have for the foregoing;

5.9.2 unavailability or interruption in use of the Aircraft for any reason, including a requisition thereof or any prohibition or interference with or other restriction against Lessee's use, operation or possession of the Aircraft (whether by law or otherwise), airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, the ineligibility of the Aircraft for any particular use or trade or for registration under the laws of any jurisdiction or Total Loss of the Aircraft until Lessor receives the Agreed Value (on receipt of Agreed Value, Lessor shall return to Lessee that portion of Basic Rent paid for the period between the Total Loss Date and Lessor's receipt of the Agreed Value);

5.9.3 insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against Lessor, Lessee, Manufacturer, the Engine manufacturer or any other Person;

5.9.4 invalidity or unenforceability or lack of due authorization of or other defect in this Agreement;

5.9.5 failure or delay on the part of any party to perform its obligations under this Agreement; or

5.9.6 any other circumstance which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of Lessee hereunder.

Nothing in Section 5.9 will be construed to limit Lessee's rights and remedies in the event of Lessor's breach of its warranty of quiet enjoyment set forth in
Section 7.1 or to limit Lessee's rights and remedies to pursue any claim it may have against Lessor or any other Person pursuant to this Agreement.

5.10     Deposit

5.10.1 The Deposit was paid directly to Lessor or Lender. Lessor shall be entitled to hold and apply the Deposit as specified in Section 5.10.2.

5.10.2 The Lessor shall retain the Deposit during the Term as additional security for Lessee's obligations under this Agreement. On the Delivery Date, the Deposit, together with any interest earned thereon shall constitute a security deposit under this Agreement, shall be non-refundable during the Term of this Agreement, and shall be held by Lessor as security for the timely and faithful performance by Lessee of all of Lessee's obligations under this Agreement. If Lessee fails to pay Rent or Maintenance Reserves hereunder or to pay any other sums due or to or to perform any of the other terms and provisions of this Agreement or an Event of Default has otherwise occurred, Lessor may use, apply, draw upon or retain all or any portion of the Deposit in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of an Event of Default, or to apply toward losses or expenses Lessor may suffer or incur as a result of the occurrence of an Event of Default hereunder. If Lessor uses, draws upon or applies all or any portion of the Deposit, such application shall not be deemed a cure of any Default or Event of Default, and Lessee shall within five (5) Business Days after written demand therefore deposit with Lessor cash or other collateral acceptable to Lessor in an amount sufficient to restore the Deposit to its original level as set forth in Schedule 7 hereto, and the failure of Lessee to do so shall be a material breach of this Agreement by Lessee. Provided no Default has occurred, the Deposit shall be returned to Lessee within thirty (30) Business Days following the later of the Expiry Date, or the date Lessee's obligations relating to the return of the Aircraft have been fully performed.

5.11     Lessee  Reimbursement  of  Maintenance  Reserves

5.11.1 Use of Maintenance Reserves. Maintenance Reserves may be used as follows:

a. Airframe "C" Check Reserves. Lessor shall reimburse Lessee from the Airframe "C" Check Reserves paid by Lessee (less any previous disbursements from Airframe "C" Check Reserves) for the actual cost of a scheduled Airframe "C" Check pursuant to the Agreed Maintenance Program which occurs after completion of the first such scheduled Airframe "C" Check pursuant to the Agreed Maintenance Program during the Term. With respect to each such Airframe "C" Check, Lessee shall be entitled to reimbursement under this Section 5.11 of an amount only up to 100% of accumulated Airframe "C" Check Reserves as of the first date of such Airframe "C" Check and shall be solely responsible for any such Airframe "C" Check costs exceeding such Airframe "C" Check Reserves amount and shall pay for such costs immediately at the time of completion of such Airframe "C" Check.

b. Airframe "E" Check Reserves. Lessor shall reimburse Lessee from the Airframe "E" Check Reserves paid by Lessee (less any previous disbursements from Airframe "E" Check Reserves) for the actual cost of a scheduled "E" Check or "E" Check equivalents pursuant to the Agreed Maintenance Program. With respect to each such D-check, Lessee shall be entitled to reimbursement under this Section
5.11 of an amount only up to 100% of accumulated Airframe "E" Check Reserves as of the first date of such "E" Check and shall be solely responsible for any such "E" Check costs exceeding such Airframe "E" Check Reserves amount and shall pay for such costs immediately at the time of completion of such "E" Check.

c. Engine Refurbishment Reserves. Lessor shall reimburse Lessee from the respective Engine Refurbishment Reserves for each scheduled Engine overhaul paid by Lessee (less any previous disbursements from such Engine Refurbishment Reserves) for the actual cost of work performed during the respective Engine's shop visit requiring teardown or disassembly, including but not limited to the replacement of life-limited Parts, including third party labor in respect thereof, and where the replacement of life-limited Parts is accomplished with advance notice to and the approval of Lessor (such approval not to be unreasonably withheld), in each case in accordance with the Maintenance Program. Such reimbursement may be in any amount of only up to 100% of such Engine's Engine Refurbishment Reserves. However, the actual cost of the life-limited
Parts  shall  not  be  reimbursed  from  Engine  Refurbishment  Reserves.

     d. Engine LLP Reserves. Life-limited Parts replaced on an Engine pursuant to Section 5.11.1(c) shall be reimbursable to Lessee from such Engine's respective Engine LLP Reserves and only up to an amount of 100% of such Engine's Engine LLP Reserves.

e. Landing Gear Reserves. Lessor shall reimburse Lessee from the Landing Gear Reserves (less any previous disbursements from Landing Gear Reserves) for the actual cost of scheduled overhauls, refurbishments, or exchanges with the advance consent of Lessor and only up to an amount of 100% of such Landing Gear Reserves.

If Lessee intends to undertake maintenance on the Aircraft, the cost for which it will seek reimbursement from the Maintenance Reserves, Lessee shall notify Lessor at least thirty (30) days in advance in respect of any tasks under (a),
(b) and/or (c) above, at least ten (10) Business Days in advance in respect of any tasks under (d) and/or (e) above, or shall provide such other notice as is possible or feasible in respect of any other tasks, and shall request Lessor's consent in writing, of the workscope Lessee desires to accomplish, the estimated cost thereof and the maintenance facility Lessee proposes to have accomplish the work. Lessor shall advise in writing of its consent or rejection in respect of any task under (a), (b) or (c) above within ten (10) days after receipt of Lessee's notice. Lessor shall advise in writing of its consent or rejection in respect of any task under (d) or (e) above within three (3) Business Days after receipt of Lessee's notice, and any failure by Lessor to respond to such notice within such time periods shall be deemed consent by Lessor thereto. Lessor's consent regarding all work under this paragraph shall not be unreasonably withheld. Lessor is entitled to have one or more representatives present, at Lessor's cost, during any maintenance on the Aircraft that may result in a claim by Lessee for payment from Maintenance Reserves.

5.11.2 Payment by Lessor. Any claims by Lessee for reimbursement from Maintenance Reserves shall be for completed work only. Provided there is no Default or Event of Default, any reimbursable claims pursuant to this Section
5.11 shall be paid or disputed not later than ninety (90) days after Lessor's receipt of a detailed invoice, reasonably satisfactory to Lessor in form and substance, together with supporting evidence reasonably acceptable to Lessor, such as third party bills and work package certified completed. Lessor shall pay to Lessee such amounts as are equal to the actual cost incurred by Lessee, during the Term of the Agreement and claimed by Lessee, in respect of and to the extent of reimbursable claims pursuant to this Section 5.11 provided, however, that:

a. No payment shall be made in respect of replacements or repairs caused by foreign object damage, faulty maintenance or installation, or covered by manufacturer's alert service bulletins outside of the Agreed Maintenance Program, or misuse, neglect, negligence, or any cost which is reimbursable by a claim under the manufacturer's warranties or by insurance (deductibles being treated as reimbursable by insurance for this purpose) after due diligence in effecting recovery, or any other replacements or repairs paid for or reimbursable by any other Person.

b. Lessee will be responsible for payment of all costs in excess of the amounts reimbursed hereunder. If, at the time of the structural check (in the case of the Airframe) or at the time of removal (in the case of an Engine, or the Landing Gear) and so long as there is no Default or Event of Default under this Agreement, the balance in the account for the Airframe "C" Check Reserves, Airframe "E" Check Reserves, Engine LLP Reserves or Engine Refurbishment Reserves for a particular Engine, or Landing Gear Reserves, as applicable, less all previous payments by Lessor to Lessee for reimbursement in such account and less any set off by Lessor for any repair or overhaul expenditure that Lessor may incur in accordance with Section 15.7 of this Agreement, is insufficient to satisfy a claim for reimbursement in respect of the applicable Airframe check, Engine, or Landing Gear, Lessee shall receive a credit against future
Maintenance Reserves to the applicable account in an amount equal to the shortfall in that account. Notwithstanding the foregoing, with respect to the credit available to Lessee in the case of an Engine overhaul, if such deficiency in the appropriate Maintenance Reserves account for the overhaul is due to a scheduled overhaul event or due to normal operation of such Engine (pursuant to the Manufacturer's maintenance manual) Lessor may, at Lessor's sole discretion and in lieu of such credit to Lessee; (1) draw and retain all Maintenance Reserves related to the Engine so replaced and replace such Engine with an engine of the same model and similar or higher modification level as the Engine it replaced provided: (i) such engine has a positive EGT Margin; (ii) such engine has at least one year of life remaining to the next scheduled overhaul or the same duration of life remaining to the Expiration Date if such duration of time is less than one year, and (iii) Lessor, at Lessor's cost and expense has provided a videoborescope of such engine or (2) pay directly to the Agreed Maintenance Performer, an amount representing the deficiency in the applicable Maintenance Reserves for such overhaul.

5.11.3 Lessee's Right to Payment. For the avoidance of doubt, Lessee has no right to the payment or return of any Maintenance Reserves at any time and at no time shall Lessor be required to reimburse Lessee for any shortfall in any Maintenance Reserves except for Lessor's reimbursement pursuant to Schedule 7 herein for Maintenance Reserves credits resulting from such shortfalls. Furthermore, no interest will accrue or be paid at any time to Lessee on such Maintenance Reserves. If Lessor fails to timely pay any properly reimbursable claim pursuant to Section 5.11.2 of Schedule 7 herein, Lessor shall, provided no Default or Event of Default has occurred, pay interest on the amount of such claim at the Default Rate from the date that such reimbursement is due through the date that such reimbursement is made. Lessor may commingle the Maintenance Reserves with Lessor's general funds.

5.12     Lessee  Setoff.

Provided no Default or Event of Default has occurred, if Lessor fails to deliver the Aircraft on or before June 28, 2002, due solely and directly to the fault of Lessor or its representatives, Lessor shall share equally in the cost of the penalty, if any, actually incurred and paid by Lessee to Iberia Lineas Aereas de Espana, S.A. ("Iberia") pursuant to that certain agreement between Lessee and Iberia entitled Contrato de Reserva de Capacidad para Transporte de Carga Aerea entre Iberia Lineas Aereas de Espana, S.A. y Cygnus Air, S.A. and dated June 12, 2002. Such penalty must be solely and directly related to Lessor's delayed delivery of the Aircraft to Lessee and Lessee shall provide documentation to Lessor, in form and substance satisfactory to Lessor, of Lessee's incurrence and payment of such penalty. Lessor's contribution to payment of such penalty shall be limited to one half of such penalty and up to a maximum of US$3,600.00 penalty incurred by Lessee per day with a maximum gross total of US$115,200. Such penalty shall only be paid for days occurring on or after June 29, 2002 through July 31, 2002 during which Lessor continues, due solely and directly to the fault of Lessor or its representatives, to fail to deliver the Aircraft to Lessee. Payment by Lessor of such penalty shall only be in the form of an allowed set-off by Lessee, in amounts equal to properly documented penalty payments by Lessee, against "Basic Rent" payments owed by Lessee to Lessor pursuant to this Agreement. Such allowed set-off may not be applied to Basic Rent owed by Lessee to Lessor for the first month of the Term. In no event will Lessor be required to make monetary payments to Lessor for such penalty.

6.     MANUFACTURER'S  WARRANTIES

6.1     Assignment

Notwithstanding this Agreement, the Lessor will remain entitled to the benefit of each warranty, express or implied, and any unexpired customer and/or product support given or provided in respect of the Aircraft, any Engine or Part by any manufacturer, vendor, maintenance performer, subcontractor or supplier. Unless an Event of Default shall have occurred, the Lessor hereby authorizes the Lessee to pursue any claim thereunder in relation to defects affecting the Aircraft, any Engine or Part and the Lessee agrees diligently to pursue any such claim which arises at its own cost. The Lessee will notify the Lessor promptly upon becoming aware of any such claim. The Lessor will provide such assistance to the Lessee in making a claim under any such warranties or customer and/or product support as the Lessee may reasonably request, and, if requested by the Lessee and at the Lessee's expense, will pursue a claim in its own name where the relevant manufacturer, vendor, maintenance performer, subcontractor or supplier has refused to acknowledge the Lessee's right to pursue that claim.

6.2     Proceeds

All proceeds of any such claim as is referred to in Section 6.1 that exceed the Damage Notification Threshold will be paid directly to the Lessor. To the extent that such claim relates, however, to (i) defects affecting the Aircraft which have been rectified by Lessee; or (ii) reasonable and necessary costs incurred by the Lessee in pursuing such claim (whether or not proceeds of such claim are payable to the Lessee); or (iii) any proceeds in an amount less than the Damage Notification Threshold; and provided no Default shall have occurred, such proceeds shall be paid directly to the Lessee.

6.3     Parts

Except to the extent the Lessor otherwise agrees in a particular case, the Lessee will assure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, maintenance performer, subcontractor or supplier as a replacement for a defective Engine or Part pursuant to the terms of any warranty or customer and/or product support arrangement comply with
Section 8.13.1, are installed on the Aircraft promptly and that title to any such engine or part vests in the Lessor in accordance with this Agreement. On installation, such items will be deemed to be an Engine or Part, as applicable.

6.4     Agreement

To the extent any warranties or customer and/or product support relating to the Aircraft are made available under an agreement between any manufacturer, vendor, maintenance performer, subcontractor or supplier and the Lessee, this Section 6 is subject to that agreement. Lessee shall take all such steps as are necessary and requested by the Lessor at the end of the Term to ensure that the benefit of any of those warranties or customer and/or product support which have not expired are vested in the Lessor.

7.     LESSOR'S  COVENANTS  AND  DISCLAIMERS

7.1     Quiet  Enjoyment

Provided no Default or Event of Default shall have occurred, neither the Lessor nor any Person claiming by, through or on account of the Lessor will interfere with the quiet use, possession and enjoyment of the Aircraft by the Lessee.

7.2     Registration  and  Filings

The Lessor shall not do or cause to be done anything that might reasonably be expected to adversely affect the registration of the Aircraft with the Aviation Authorities. Lessor shall do all acts and things (including making any filing or registration with the Aviation Authorities or any other Government Entity) as may be required following and be directly related to any change in the ownership of the Aircraft.

7.3     Exclusion

THE AIRCRAFT IS ACCEPTED BY THE LESSEE "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY CONDITIONS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO:

7.3.1 THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART; OR

7.3.2 ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL OR IMPUTED; OR

7.3.3 ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

7.4     Lessee's  Waiver

EXCEPT FOR THE LESSOR'S PERFORMANCE OF EACH COVENANT AND AGREEMENT OF LESSOR EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING ITS COVENANT OF QUIET ENJOYMENT), LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS
RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND
WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY RIGHTS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LESSOR.

7.5     Lessee's  Confirmation

LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF SECTIONS 7.3 AND 7.4 AND ACKNOWLEDGES THAT BASIC RENT, MAINTENANCE RESERVES AND OTHER AMOUNTS HAVE BEEN VALUED AND CALCULATED BASED UPON SUCH PROVISIONS.

7.6     Lessor  Contribution

Provided no Default or Event of Default has occurred, the Lessor shall make the Lessor Contributions as required in accordance with Schedule 8.

7.7     Lessor  Use  of  Irrevocable  Power  of  Attorney

Lessor  shall  only  utilize  the  Irrevocable  Power  of Attorney referenced in
Section  3.1.15  herein  in  the  event  of  a  Default  or an Event of Default.

8.     LESSEE'S  COVENANTS

8.1     Duration

The undertakings in this Section 8 and in Section 12 will, except as otherwise stated, be performed at the expense of the Lessee and remain in force until redelivery of the Aircraft to the Lessor in accordance with this Agreement and thereafter to the extent of any accrued rights of the Lessor in relation to those undertakings.

8.2     Information

The Lessee shall promptly take the following actions and supply the following reports to Lessor. All reports delivered to Lessor pursuant to this Section 8.2 shall be in English.

8.2.1 Notify the Lessor immediately of the occurrence of any Default or Event of Default.

8.2.2     Furnish  to  the  Lessor:

a. within 90 days after the last day of each of the first three fiscal quarters of each fiscal year of the Lessee, unaudited quarterly financial statements of the Lessee prepared for such quarter, including a balance sheet as of the last day of such quarter and statements of income and retained earnings and statements of cash flow for such fiscal quarter, all in reasonable detail (subject to year-end audit adjustments) and prepared in accordance with GAAP;

b. as soon as available but not in any event later than 180 days after the last day of each fiscal year of the Lessee, audited consolidated financial statements of the Lessee prepared for such year, including a consolidated balance sheet of the Lessee and its Subsidiaries as of the last day of such year and consolidated statements of income and retained earnings and consolidated statements of cash flow for such fiscal year and on a comparative basis figures for the immediately preceding fiscal year, all in reasonable detail, each prepared in accordance with GAAP and certified by an accounting firm of internationally recognized independent certified public accountants as fairly presenting the financial position and the results of operations of Lessee and its Subsidiaries at the end of and for such fiscal year and as having been prepared in accordance with GAAP;

c. at the same time as it is issued to the creditors of the Lessee, a copy of each notice or circular issued to the Lessee's creditors as a group; and

d. on request from time to time such other information regarding the Lessee and its business and affairs as the Lessor may reasonably request.

8.2.3 Inform the Lessor as to the current serial numbers of the Engines and any engine installed on the Airframe.

8.2.4 Promptly furnish to the Lessor all information which the Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part and its use, location and condition, including the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be.

8.2.5 Furnish to the Lessor evidence reasonably satisfactory to the Lessor that all Taxes and charges incurred by the Lessee with respect to the Aircraft have been timely paid and discharged in full, including but not limited to forms Agencia Tributaria Impuesto sobre la Renta de no Residentes Modelos 216 and 296 filed by Lessee, Lessee's annual summary of such amounts withheld during each year as provided to the Spanish tax authorities, appropriate certificates required by the Spanish tax authorities to be submitted to Lessor evidencing amounts withheld and a quarterly certificate from the Spanish tax authorities summarizing such amounts withheld.

8.2.6 Provide the Lessor, within five (5) days following the end of each calendar month during the Term, with a monthly report on the Aircraft in the form set out in Schedule 6. If there is a partial month at the end of the Term, such report will be due upon the Expiry Date.

8.2.7 Give the Lessor annual written notice of the time and location of all Major Checks during the succeeding 12-month period.

8.2.8     Promptly  notify  the  Lessor  of:

a. any loss, theft, damage or destruction to the Airframe, any Engine or any Part, or any modification to the Aircraft if the potential cost may reasonably be expected to exceed the Damage Notification Threshold;

b. any claim or other occurrence likely to give rise to a claim under the Insurances (but, in the case of hull claims only, in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim; and

c. any litigation, arbitration or administrative proceedings that are pending or, to the Lessee's knowledge, threatened against the Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement.

8.2.9 Provide the Lessor, within five (5) days following the end of each calendar month during the Term, with a monthly report regarding Lessee's fees due to Eurocontrol related to the Aircraft and all other aircraft in Lessee's fleet.

8.2.10 Provide the Lessor, within five (5) days following end of each calendar month during the Term evidence in form and substance satisfactory to Lessor, of Lessee's payment of each of such fees referenced in Section 8.2.9 herein,.

8.2.11 Provide to Lessor within (5) days preceding the end of each calendar month during the Term, with the scheduled flight plan/routes for the Aircraft for the following month.

     8.2.12 Provide to Lessor written notice of payment or use of any deductible provided for pursuant to the insurance policy(ies) utilized by Lessor to comply with the terms of Section 9 herein. Such notice shall be provided within 48 hours of such payment or use and shall be accompanied by documentation from the relevant insurer(s), reasonably satisfactory in form and substance to Lessor and Lender, indicating the amount of any aggregate deductible remaining pursuant to the relevant insurance policy(ies) after such payment or use of deductible.

8.3     Lawful  and  Safe  Operation

The  Lessee  shall:

8.3.1 Comply with the law for the time being in force in any country or jurisdiction in which the Aircraft is being operated which is applicable to the Aircraft or the use and operation of the Aircraft.

8.3.2 Not use the Aircraft in any manner contrary to any requirement of the Aviation Authorities, any other applicable Governmental Entity, or the manufacturers of the Aircraft, any Engine or any Part or for any purpose for which the Aircraft is not designed or reasonably suitable.

8.3.3 Ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Aviation Authorities and Applicable Law.

8.3.4 Use the Aircraft solely in commercial or other operations for which the Lessee is duly authorized by the Aviation Authorities and Applicable Law.

8.3.5 Not knowingly use the Aircraft (or use it when the Lessee ought reasonably to have known that it was being so used) for the carriage of:

a. whole animals, living or dead, except in the cargo compartments according to IATA regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

b. acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes or any nuclear assemblies or components, except as permitted for cargo aircraft under the "Restriction of Goods" schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

c. any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

d.     any  illegal  item  or  substance;

8.3.6 Not utilize the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of the Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by the Lessee.

8.3.7 Not cause or permit the Aircraft to proceed to, or remain at, any location which is for the time being the subject of a prohibition order (or any similar order or directive) by:

a.     any  Government Entity of the State of Registration or the Habitual Base;
or

b.     any  Government Entity of the country in which such location is situated;
or

c. any Government Entity having jurisdiction over the Lessor or the Aircraft;

provided, however, that the failure of the Lessee to comply with the provisions of this sentence shall not give rise to a Default or an Event of Default hereunder where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather condition, navigational error or other isolated extraordinary event (not within the Lessee's control) and the Lessee is diligently proceeding to rectify such failure as soon as is reasonably practicable.

8.3.8 Obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by the Lessee with its other obligations under, this Agreement.

8.4     Taxes  and  Other  Charges

Subject to Section 5.5, the Lessee will promptly pay, when due, all license, filing and registration fees, Eurocontrol fees, costs, charges, fees, levies, expenses, notarization fees, legalization fees and apostille fees, translation fees, Taxes and other amounts of any nature imposed by any Government Entity with respect to the Aircraft and its delivery, importation, leasing, possession, use, operation, control, maintenance, return, or other disposition, and all rent, fees, charges, Taxes imposed on the Aircraft, Lessee, or any Indemnitees, or any Lender and other amounts with respect to any premises where the Aircraft or any Part thereof is located from time to time during the Term. Lessee will also arrange and pay for the timely translation into Spanish or English (and utilizing an official translator when required), as applicable, of any and all documents including, but not limited to, this Agreement, the Assignment, Consent and Agreement, the Certificate of Acceptance, and all documents referenced in Sections 3 and 4 herein, as is necessary to accomplish the transactions and obligations contemplated by this Agreement and/or as is necessary for any litigation, arbitration, mediation, or other court, administrative, or like proceeding related to this Agreement. For avoidance of doubt, such translations of the Assignment, Consent and Agreement, the Certificate of Acceptance, and all documents referenced in Sections 3 and 4 herein, except for this Agreement, shall be provided to Lessor and Lender prior to Delivery. The translation of this Agreement and of the Assignment Consent and Agreement shall be provided on or before July 8, 2002. The provisions of this Section 8.4 shall survive and shall remain in full force after the Expiry Date.

8.5     Sub-Leasing

Lessee will not, without the prior written consent of Lessor or Lender, sub-lease or part with possession of the Aircraft, the Engines or any Part except that Lessee may part with possession (i) with respect to the Aircraft, the Engines or any Part to the relevant manufacturers for testing or similar purposes or to an Agreed Maintenance Performer for service, repair, maintenance or overhaul work, or alterations, modifications or additions to the extent required or permitted by this Agreement, and (ii) with respect to an Engine or Part, as expressly permitted by this Agreement. For the avoidance of doubt, Lessee shall be entitled to operate the Aircraft on a "wet lease" basis for a third party so long as (1) possession and operational control of the Aircraft remains with the Lessee at all times, and (2) Lessee is otherwise in compliance with the terms and conditions of this Agreement.

8.6     Inspection

8.6.1 The Lessor and any Person designated by the Lessor may, at any reasonable time and upon prior reasonable notice (except if there exists a Default or Event of Default wherein no notice shall be required), visit, inspect and survey the Aircraft, Aircraft Documents, Aircraft records, any Engine or any Part for the purpose of verifying compliance by the Lessee with its obligations under this Agreement as to the maintenance, use or operation of the Aircraft; provided, that such inspection shall not unreasonably interfere with the operation of the Aircraft or the conduct of the Lessee's commercial business.

8.6.2 The Lessor shall bear its own costs and expenses in connection with any such visit(s), inspection(s) or survey(s) unless a Default or Event of Default has occurred or unless the visit(s), inspection(s) or survey(s) discloses that a Default or Event of Default has occurred, in which case such costs and expenses of such inspection(s), visit(s) or survey(s) shall be paid by the Lessee immediately on demand. This Section 8.6 shall in no way limit the Lessor's rights and the Lessee's obligations pursuant to Section 12.2.2 herein.

8.6.3 The Lessor shall have no duty to make, or liability arising out of, any such visit, inspection or survey.

8.7     Protection  of  Title

The  Lessee  shall,  at  Lessee's  sole  expense:

8.7.1 Not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the respective rights, title and interest of the Lessor as owner of the Aircraft and Lessor under this Agreement, the right, title and interest of any Lender of the Aircraft or assignee of this Agreement or the validity, enforceability or priority of any Mortgage.

8.7.2 Make clear to third parties, on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, that title is held by the Lessor and is subject to any Mortgage.

8.7.3 Not at any time represent or hold out the Lessor as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by the Lessee, or pledge the credit of the Lessor.

8.7.4 Ensure that there is always affixed, and not removed or in any way obscured, a fireproof (having dimensions of not less than 6 in. x 4 in.) in a location reasonably adjacent to, and not less prominent than, the airworthiness certificate for the Aircraft and in a reasonably prominent position on each Engine stating:

"This  Aircraft/Engine  is  leased  to  Cygnus  Air,  S.A.
U.S.  BANK  NATIONAL  ASSOCIATION,
AS  TRUSTEE  AND  OWNER
THE  UNITED  BANK  OF  KUWAIT  PLC,
AS  AGENT  AND  LENDER
Airframe: DC8-73F, Manufacturer's Serial Number 46133, Spanish Registration Number_____"

and Lessee agrees to make such changes to such lease identification plates as Lessor may reasonably request from time to time.

8.7.5 Not create or permit to exist any Security Interest other than those of Lessor or authorized by Lessor upon the Aircraft, any Engine or any Part.

8.7.6 Not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and, without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention, appropriation, damage or destruction occurs, give the Lessor notice and use its best efforts to procure the immediate release of the Aircraft, such Engine or such Part, as the case may be.

8.7.7     Not  abandon  the  Aircraft,  the  Engine  or  any  Part.

8.7.8 Pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might reasonably be expected to give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part.

8.7.9 Not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part other than as expressly permitted by this Agreement.

8.7.10 Do or cause to be done, at its sole cost and expense, any and all acts and things which may be required under the terms of any Applicable Law (other than Federal Aviation Law) involving any jurisdiction in which Lessee may operate, or any and all acts and things which the Lessor or any Lender may reasonably request, to perfect and preserve, to the extent legally possible, Lessor's ownership rights and any Lender's Security Interest in and to the Aircraft within any such jurisdiction.

8.8     General

The  Lessee  will:

8.8.1 Not make any substantial change in the nature of the business in which it is engaged if such change, in the reasonable opinion of the Lessor, might reasonably be expected to have a material adverse effect on the Lessee's performance of its obligations under this Agreement.

8.8.2 Preserve its corporate existence, and will not merge or consolidate with any Person without Lessor's prior written approval and unless the successor Person resulting from such merger or consolidation (the "Successor"):

a. is the Lessee or an Affiliate incorporated in the State of Incorporation or the State of Registration;

b. shall have a net worth immediately after such merger or consolidation of not less than the Lessee's net worth immediately prior thereto;

c. shall be authorized under Applicable Law to perform the Lessee's obligations under this Agreement and any assignment or assumption relating thereto to the same extent as the Lessee;

d. shall deliver to the Lessor an agreement, in form and substance reasonably satisfactory to the Lessor, containing an assumption by the Successor of the Lessee's representations and warranties under this Agreement (with such changes and qualifications as are appropriate), together with the due and punctual performance of all the Lessee's obligations under this Agreement; and

e. shall deliver to the Lessor an opinion of counsel reasonably satisfactory in form and substance to the Lessor to the effect that the Successor complies with sub-sections (a) and (b), above, and that the agreements referred to in sub-section (d) above constitutes the Successor's legal, valid and binding obligations and evidence reasonably satisfactory to Lessor that the Successor complies with sub-section (b), above.

8.8.3 Ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of the Lessor.

8.8.4 Notify Lessor prior to any single Person or group of Persons acquiring Control of Lessee either directly or indirectly, whether in one transaction or a series of transactions, and will not allow a change in Control without Lessor's prior written consent, such consent not to be unreasonably withheld. "Control" for purposes of this Agreement, shall mean 25% or more ownership in Lessee or any other transaction that vests actual control of Lessee in any Person or entity.

8.9     Records

The Lessee shall procure that accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including, in relation to each Engine and Part subsequently installed, before the installation) are kept in English (to the extent required by Applicable Law), and shall keep the records in such manner as the Aviation Authorities and JAA may from time to time require and ensure that they comply with the requirements of the manufacturers of the Aircraft, any Engine or any Part. The records will form part of the Aircraft Documents. Lessee shall ensure that all life-limited Parts installed on the Aircraft during the Term are traceable "back to birth." Maintenance records shall include, but not be limited to, an overhaul record including usage since the last overhaul. Notwithstanding the foregoing in this
Section 8.9, the Aircraft log book entries and daily reports may be kept in Spanish. However, Lessee shall ensure that Aircraft log book entries and daily reports for at least the last 60 days prior to the end of the Term are kept in English. At the end of the Term, Lessee shall, on Lessor's reasonable request, at Lessee's expense, translate any non-English records entries into English.

8.10     Registration  and  Filings

The  Lessee  shall:

8.10.1 Maintain the registrations, notations and recordings with the Aviation Authorities of the Aircraft and this Agreement with such registration reflecting interests of Lessor and the Security Interest of any Lender in the Aircraft and this Agreement, and not do or suffer to be done anything that might adversely affect such registration, notation, recording or interest.

8.10.2 Do all acts and things (including making any filing, notation or registration with the Aviation Authorities, or any other Government Entity or non-governmental authority) and executing and delivering all documents (including any amendment of this Agreement) as may be reasonably required by the Lessor or Lender:

a. following any change or proposed change in the ownership or financing of the Aircraft (but, in each such case, at the Lessor's cost); or

b. following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of the Lessor under this Agreement apply with the same effect as before; or

c. following enforcement by Lender of the Assignment, Consent and Agreement, so as to fully ensure the effective recognition of Lender as Lessor hereunder as provided for in the Assignment, Consent and Agreement, if so requested by Lender only; or

d. to establish, maintain, preserve, perfect and protect the rights of the Lessor under this Agreement to the full extent legally possible

8.10.3 Maintain the filings with the Aviation Authorities of the Certificate of Acceptance and the Bill of Sale (if Bill of Sale is requested by the Aviation Authorities) with such filing reflecting interests of Lessor and the Security Interest of any Lender in the Aircraft and this Agreement, and not do or suffer to be done anything that might adversely affect such registration, notation, recording or interest.

          8.10.4 On Lessor or Lender's request, provide additional irrevocable powers of attorney in a form substantially similar to Schedule 9 hereto.

8.11     Maintenance  and  Repair

The Lessee shall at Lessee's sole cost, as if Lessee were the legal owner of the Aircraft, subject to Sections 5.11 herein and Schedule 7:

8.11.1 Keep the Aircraft airworthy in all respects and in good repair and condition, normal wear and tear excepted.

8.11.2 Not make any material change to the Agreed Maintenance Program, including but not limited to changes in intervals between checks or replacements, without the approval of the Lessor, and the Aviation Authority, and not change the intervals between Major Checks of the Airframe without the consent of Lessor, not to be unreasonably withheld.

8.11.3 Maintain the Aircraft and perform all Major Checks in accordance with the Agreed Maintenance Program through JAA or FAA maintenance facilities reasonably acceptable to Lessor, provided that all heavy airframe checks (C- and higher), Engine overhauls, landing gear overhauls, and time or life limited component overhauls for components with a value exceeding $30,000 shall be performed through Agreed Maintenance Performers.

8.11.4 Maintain the Aircraft in accordance with rules and regulations of the Aviation Authorities and JAA JAR 145 and/or OPS 1, as applicable to cargo category aircraft operating under JAA rules and regulations.

8.11.5 With respect to the Aircraft, any Engine or Part, comply with all applicable mandatory inspection and modification requirements, mandatory regulations, airworthiness directives and similar requirements that are required by the JAA and the Aviation Authorities and that have a compliance or termination date during the Term or are required by Schedule 4 hereto.

8.11.6 Comply with all mandatory service bulletins issued by any manufacturer of the Aircraft, Engines or Parts and, to the extent Lessee complies with them for aircraft of similar make and model as the Aircraft in its fleet, comply with all other service bulletins issued by any such manufacturer.

8.11.7 Comply with all Applicable Laws and the regulations of the Aviation Authorities and any other aviation authorities with jurisdiction over the Lessee or the Aircraft, any Engine or Part, and comply with all requirements of the Manufacturer, the Engine Manufacturer and the manufacturers of Parts, that relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part.

8.11.8 Maintain in good standing a current Certificate of Airworthiness for the Aircraft issued by the Aviation Authorities except when the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and from time to time provide to the Lessor a copy on request.

8.11.9 Maintain the Engines with respect to overhaul build standards and disc replacements at a level that is not materially inferior to the level applied by the Lessee in relation to other engines of the same type as the Engines in its fleet or other engines in its fleet.

8.11.10 Maintain the Engine in an "on condition" program in accordance with the Approved Maintenance Program.

8.11.11 Subject to Section 11.1.3, procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Section 8.13.1.

8.11.12      Maintain,  protect and preserve the Aircraft in a manner consistent
with  Lessee's         practices applied to similar equipment owned by Lessee or
leased  from  other              Lessors, without in any way materially favoring
or  disfavoring  the  Aircraft  relative     to  such  other  equipment.

8.11.13      Ensure  that  all  modifications  and/or  repairs  are performed in
accordance  with      manufacturer  data  and  shall  be  FAA  or  JAA approved.

8.12     Removal  of  Engines  and  Parts

The Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

8.12.1     if  replaced  as  expressly  permitted  by  this  Agreement;  or

8.12.2 if the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

8.12.3     pursuant  to,  and  in  accordance  with,  Section  8.15;  or

8.12.4     a.     during  the  course  of  maintaining,  servicing,  repairing, overhauling  or  testing  that  Engine  or  the Aircraft, as the case may be; or

b.     as  part  of  a  normal  engine  or  part  rotation  program;  or

c. for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement,

and then in each case only if it is reinstalled or replaced by an engine or part complying with Section 8.13.1 as soon as practicable and in any event no later than the Expiry Date.

8.13     Installation  of  Engines  and  Parts

The Lessee will ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless Lessee complies with each of the following:

8.13.1 In the case of an engine, it is an engine of the same model and similar or higher modification level as, or an improved or advanced version of, the Engine it replaces (provided, in the case of an improved or advanced version, it can be installed and operated on the Airframe without modification of the Airframe or the engine, whether or not the other installed Engine is also such an improved or advanced version) and it has attached to it a current "serviceable tag" issued by the manufacturer or supplier indicating that the engine is new, serviceable or overhauled, and the Lessee shall retain all such tags to the extent required under Applicable Law.

8.13.2 In the case of a part, it is in as good operating condition, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part and has attached to it a current "serviceable tag" issued by the manufacturer or supplier indicating that the part is new, serviceable or overhauled, and the Lessee shall retain all such tags to the extent required under Applicable Law and JAA or FAA (and shall retain all corresponding FAA form 8130-3's (if applicable) and JAA Form One's); provided, that the replacement of parts will not, in the aggregate, result in the material diminution in the value or utility of the Aircraft.

8.13.3 In the case of a part, it has become and remains the property of the Lessor free from Security Interests and on installation on the Aircraft will, without further act, be subject to this Agreement.

8.13.4 In each case, the Lessee has full details as to its source and maintenance records as required by the Aviation Authorities and JAA.

8.14     Non-Installed  Engines  and  Parts

The Lessee shall ensure that any Engine or Part which is not installed on the Airframe (or any other airframe as permitted by this Agreement) is, except as expressly permitted by this Agreement, insured pursuant to Section 9 herein and properly and safely stored and kept free from Security Interests. Notwithstanding the foregoing sentence, the Lessee shall be permitted, if no Event of Default has occurred, to install any Engine on an airframe and any Part on an airframe or engine:

8.14.1     owned and operated by the Lessee and free from Security Interests; or

8.14.2 operated by the Lessee and either (1) leased or hired to the Lessee pursuant to a lease or conditional sale agreement on terms whereby the Lessee has full operational control of that aircraft or engine, or (2) owned by the Lessee and subject to a mortgage, a lease, conditional sale agreement or other agreement that constitutes a Security Interest vested in or held by any other Person, provided that:

a. the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the title and interest of the Lessor or any Lender in and to that Engine or Part; and

b. the lessor under such lease, the seller under such conditional sale agreement or the secured party of any Security Interest, as the case may be, has confirmed and acknowledged in writing (which confirmation and acknowledgment may be contained in the lease, conditional sale agreement or document creating the Security Interest) to the Lessor, in form and substance reasonably satisfactory to the Lessor, that it will recognize the rights, title and interest of the Lessor and any Lender to and in that Engine or Part and that it will not acquire any rights of ownership whatever in relation thereto.

8.15     Pooling  of  Engines  and  Parts

Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of the Lessor. Such consent shall not be unreasonably withheld in any case where an Engine or
Part is leased, let on hire, or otherwise made available by the Lessee (on terms conferring no more than a contractual right in personam against the Lessee and not a right in rem against such Engine or Part) pursuant to a pooling agreement to which the Lessee is a party and:

8.15.1 the other parties to which are reputable, solvent commercial air carriers or the manufacturers or suppliers of the Engine or Part (or other reputable, solvent organizations whose business includes the administration of and participation in such pooling agreements or arrangements); and

8.15.2 which does not contemplate the transfer of title to the pooled Engine or Part;

8.15.3 either provides that the Lessor (or any Lender designated by Lessor) will be sole loss payee in respect of any loss or damage to the Engine or Part, or provides for Lessor to acquire title to a substitute engine or part satisfying the conditions set out in Section 11.1.3 if the Engine or Part is destroyed; and

8.15.4 any Engine obtained from the pool and remaining upon the Aircraft at Redelivery complies with the Redelivery conditions in Schedule 4.

8.16     Equipment  Changes

The Lessee will not make any modification or addition to the Aircraft without the prior written consent of Lessor.

8.17     Title  to  Parts

8.17.1 Subject to Section 8.13.3, title to all parts installed on the Aircraft (except those installed pursuant to Section 8.13.2 or Section 8.15) will on installation, without further act, vest in the Lessor subject to this Agreement free and clear of all Security Interests. The Lessee will, at its own expense, take all such steps and execute, and procure the execution of, all such instruments that are necessary to ensure that title so passes to the Lessor according to all Applicable Laws. At any time when requested by the Lessor, the Lessee will provide evidence to the Lessor's reasonable satisfaction (including the provision, if required, to the Lessor of a legal opinion of Lessee's chief internal counsel) that title has so passed to the Lessor.

8.17.2 Any Engine or Part at any time removed from the Aircraft will remain the property of the Lessor until a replacement has been made in accordance with this Agreement and until title to that replacement has passed, according to Applicable Laws, to the Lessor subject to this Agreement free of all Security
Interests, whereupon title to the Engine or Part will, provided no Event of Default has occurred, pass to the Lessee.

8.18     Third  Parties

The Lessee shall ensure that no Person having possession of the Aircraft during the Term (other than the Lessor) will act in any manner inconsistent with the Lessee's obligations under this Agreement and that all such Persons shall comply with those obligations as if references to "Lessee" included a separate reference to those Persons.

8.19     Redelivery  Preparation

Lessee shall take all actions reasonably necessary to ensure that Lessee will meet all redelivery conditions in this Agreement prior to the Expiry Date in order to avoid expiration of the DGAC registration of the Aircraft prior to completion of such redelivery conditions by Lessee.

9.     INSURANCE

9.1     Public  Liability  and  Property  Damage  Insurance

Lessee will carry and maintain in effect, at its own cost and expense, with Approved Insurers, comprehensive public liability insurance (including, without limitation, contractual liability to cover Lessee's obligations under Section 10 of this Lease, and passenger legal liability), and property damage insurance with respect to the Aircraft. Such insurance shall be in an amount not less than the amount applicable to similar cargo aircraft and engines which comprise Lessee's fleet, and which shall at all times be in amounts not less than the higher of (i) the amount carried by Lessee on other similar aircraft in its fleet, and (ii) $500,000,000 per occurrence. Lessee shall not discriminate against the Aircraft in providing such insurance. Notwithstanding the foregoing in this Section 9.1, pursuant to AVN52D, third party war liability and property damage coverage shall be in the amount not less than the higher of (a) the amount of such insurance made available by the Spanish government, and (b) $50,000,000 for any one occurrence. However, Lessor and Lessee agree to increase the required coverage amount for third party war liability and property damage from time to time, subject to reasonable cost and availability of such coverage.

9.2     Insurance  Against  Loss  or  Damage

Lessee, at its own cost and expense, will maintain in effect with Approved Insurers "all-risk" ground and flight aircraft hull insurance (which shall include, but not be limited to, full war risk and allied perils, hijacking, a disappearance clause and coverage against strikes, riots, commotions or labor disturbances, malicious acts or acts of sabotage and unlawful seizure or wrongful exercise of control of the Aircraft in flight by a person on board such Aircraft acting without the consent of Lessee, and foreign object damage to Engines) covering such Aircraft, and fire, transit and extended and "all-risk" coverage insurance with respect to Engines and Parts while not installed on such Aircraft or an aircraft, which in each case is at least as broad as coverage of the type carried by Lessee on the other aircraft in Lessee's fleet. Such insurance shall be for an amount not less than the Agreed Value.


Such insurance shall include provisions for deductibles in an amount of not more than Five Hundred Thousand Dollars ($500,000.00) or such lesser amount as is provided for any other aircraft in Lessee's fleet.

9.3     Required  Policy  Designations  and  Provisions

Each policy of insurance obtained and maintained pursuant to this Section, and each policy obtained in substitution or replacement for any such policies, shall: (i) designate Lessor as owner of the Aircraft covered thereby, (ii) designate the Indemnitees as additional named insureds, (iii) with respect to all hull insurance policies, designate the Lessor, or the Lender (at Lessor's election) as sole loss payee for the account of all interests in the event of a Total Loss or Engine Loss or in the event of loss or damage not constituting a Total Loss or Engine Loss but where such loss or damage equals or exceeds $150,000.00; (iv) with respect to hull insurance policies, designate an Agreed Maintenance Performer as payee in the event of repairable damage in an amount less than $150,000.00 unless the insurance broker has received notice of a Default or Event of Default wherein such proceeds shall be payable to Lessor or Lender (at Lender's election); (v) expressly provide that, in respect of the interests of the Indemnitees in such policies, the insurance shall not be invalidated by any action or inaction of Lessee, and shall insure the Indemnitees regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (vi) provide that if such insurance is canceled by the Approved Insurers for any reason whatsoever, or is adversely changed in any way with respect to the interests of the Indemnitees or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, adverse change or lapse shall not be effective as to the Indemnitees for thirty (30) days (seven (7) days in the case of any war risks or allied perils coverage or such lesser period of time as may be customarily applicable, and ten (10) days for non-payment of premium after receipt by Lessor and any Lender of written notice of such prospective cancellation, change or lapse) after issuance to the Indemnitees of written notice by such insurer or insurers to Lessor and Lessor's Lender of such prospective cancellation, change or lapse; (vii) include coverage for the territorial limits of any country in which the Aircraft may at any time be located; (viii) provide that, as against the Indemnitees, the insurer waives any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives the rights it may have to be subrogated to any right of any insured against the Indemnitees with respect to the Aircraft. Each such policy shall be primary without right of contribution from any other insurance that may be carried by the Indemnitees and shall be in accordance with AVN67B; (ix) if a "Total Loss Only" ("TLO") or like provision is utilized, provide that a total loss and constructive loss will have occurred with respect to the Airframe or any Engine if the Airframe or any such Engine is damaged, at maximum, in an amount equal or greater than 75% of the value for which the Airframe or any such Engine, as the case may be, is insured pursuant to such TLO provision; and, (x) if a TLO or like provision is utilized, provide that the terms of the TLO policy reflect the same terms as the other policies utilized by Lessor to comply with Section 9 herein.

9.4     Excess  Insurance

Lessee shall have the right to carry insurance in excess of the amounts required hereunder and the proceeds of such excess insurance shall be payable to Lessee. Similarly, the Indemnitees shall have the right to carry additional and separate insurance for their own benefit at their own expense, without, however, thereby limiting Lessee's obligations under this Section 9.

9.5     Application  of  Insurance  Proceeds  for  an  Event  of  Loss

It is agreed that insurance payments which arise from insurance obtained hereunder and received as the result of the occurrence of an Event of Loss shall be applied in accordance with Section 11 hereof.

9.6     Application  of  Insurance  Proceeds  for  Other  than  an Event of Loss

The insurance payments for any property damage loss to the Airframe or any Engine not constituting an Event of Loss, or to any Part, shall be paid to Lessor, and thereafter be applied by Lessor in payment for repairs Lessee is required to perform or for replacement property Lessee is required to obtain in accordance with the terms of Section 8 of this Agreement, or, if such repair or replacement has already been paid for by the Lessee, to reimburse Lessee for such repairs or replacements, and any balance remaining after compliance with such sections with respect to such loss shall be applied, in the sole discretion of Lessor, towards any amounts due and owing to Lessor hereunder by Lessee.

9.7     Application  in  Default

Any amount referred to in Section 11 or Section 9.5 hereof which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, and not yet applied by Lessee as permitted or required hereunder, shall be immediately delivered by Lessee to Lessor, if at the time of such payment, a Default or an Event of Default shall have occurred. In either case, all such amounts shall be held by Lessor as security for the obligations of Lessee, or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be any such Default or Event of Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee.

9.8     Certificates  of  Insurance

On or before the Delivery Date, and thereafter on each renewal by the Lessee of the insurance required hereby, Lessee will furnish to Lessor a certificate and a letter of undertaking executed and delivered by an Approved Insurance Broker who is authorized by an Approved Insurer, appointed by Lessee, describing in reasonable detail insurance carried on the Aircraft and certifying that the insurance then maintained on the Aircraft complies with the terms of this Agreement. Lessee will cause such Approved Insurance Broker who is authorized by an Approved Insurer to agree to advise Lessor in writing or by telex: (i) at least thirty (30) days (seven (7) days in the case of any war risk and allied perils coverage or such lesser period of time as may be customarily applicable) prior to the termination or cancellation by the underwriters for any reason (including, without limitation, failure to pay the premium therefore) or expiration of any such insurance; and (ii) at least three (3) Business Days or, in the case of any war risk and allied perils coverage, such lesser period of time as may be customarily applicable, prior to any non-renewal by the underwriters for any reason (including, without limitation, failure to pay the premium therefore) or expiration of any such insurance.

9.9     Reinsurance

In the event that the insurances required hereunder are reinsured, as a result of a sublease to a foreign air carrier or otherwise, such reinsurance shall contain a "cut-through" clause reasonably satisfactory to Lessor, and Lessee will furnish to Lessor a certificate and a letter of undertaking executed and delivered by an Approved Insurance Broker who is authorized by an Approved Insurer appointed by Lessee, describing in reasonable detail the reinsurance carried on the Aircraft and certifying that the reinsurance then maintained on the Aircraft complies with the terms of this Agreement.

10.     INDEMNITY

The Lessee shall defend, indemnify and hold harmless the Indemnitees from and against any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, penalties or fines (each a "Claim") regardless of when the same is made or incurred, whether during or after the Term (but not before):

10.1 that may at any time be suffered or incurred directly or indirectly as a result of or connected with possession, delivery, performance, management, registration, control, maintenance, condition, service, repair, overhaul, leasing, sub-leasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing, use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

10.2 that arise out of any act or omission that invalidates or that renders voidable any of the Insurances;

10.3 that may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any Person,

Such  indemnification  shall  exclude  any  Claim  to  the  extent  that:

a. it arises as a result of the willful misconduct or gross negligence of such Indemnitee;

b. it arises as a result of a breach by the Lessor of its express obligations under this Agreement or as a result of a representation or warranty given by the Lessor in this Agreement not being true and correct at the date when, or when deemed to have been, given or made;

c.     it  constitutes  a  Lessor  Tax  or  Lessor  Lien;

d. it represents a Tax or loss of tax benefits (the Lessee's liabilities for which, to the extent thereof, are set out in Sections 5.5, 5.6 and 5.8);

e. it constitutes a cost or expense that is required to be borne by the Lessor in accordance with any other provision of this Agreement;

f. it results from any voluntary disposition by the Lessor of all or any part of its rights, title or interest in or to the Aircraft or under this Agreement, unless such disposition occurs as a consequence of a Default or an Event of Default; or

g. it is attributable to an event occurring after the Term unless the Claim results from or arises out of an act or omission by the Lessee, or any circumstance existing, during the Term.

The indemnities contained in this Agreement will survive and continue in full force after the Expiry Date.

11.     EVENTS  OF  LOSS

11.1     Total  Loss

11.1.1     Pre-delivery:  If  a  Total  Loss  occurs  prior  to  Delivery,  this
Agreement will immediately terminate and, except as expressly stated in this Agreement, neither party will have any further obligation or liability under this Agreement except that the Lessor will return to the Lessee the Deposit.

11.1.2 Post-delivery: Notwithstanding Section 5.2.2 herein, if a Total Loss occurs after Delivery, the Lessee will pay to the Lessor, no later than 90 days after the Total Loss Date (the "Settlement Date"), the Agreed Value on the Settlement Date less the remaining amount of Maintenance Reserves on the Total Loss Date, if any, paid by Lessee during the Term. The receipt by the Lessor (or any Lender designated by Lessor) of the insurance proceeds in respect of the Total Loss on or prior to the Settlement Date shall discharge the Lessee from its obligation to pay the Agreed Value to the Lessor pursuant to this Section 11.1.2, provided such proceeds are not less than an amount equal to the Agreed Value. In the event that the insurance proceeds are paid initially to the Lessee and not to the Lessor, they may be retained by the Lessee if the Lessee shall have paid the Agreed Value to the Lessor; otherwise, the Lessee shall pay the Agreed Value, to the Lessor within two (2) Business Days following receipt by the Lessee of such proceeds. In the event that the Lessee pays the Agreed Value to the Lessor in accordance with this Section 11.1.2, the Lessor shall promptly assign to the Lessee its rights under the Insurances to receive the insurance proceeds in respect of the Total Loss to the extent that such proceeds shall not have been paid to the Lessee. Subject to the rights of any insurers and reinsurers or other third parties, upon irrevocable payment in full to the Lessor of that amount and all other amounts then due and payable to the Lessor under this Agreement, the Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens and as to good and marketable title), and without further act, be deemed to have transferred to the Lessee all of the Lessor's rights to any Engines or Parts not installed when the Total Loss occurred, all on an "as-is, where is" basis, and shall, at the Lessee's expense, execute and deliver such bills of sale and other documents and instruments as the Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of the Lessor's rights in such Engines and Parts in the Lessee, free and clear of all rights of the Lessor and any Lessor Liens.

11.1.3 Engine Loss: Upon the occurrence of an Engine Loss (including, for the avoidance of doubt, at a time when the Engine is not installed on the Airframe) in circumstances in which there has not also occurred a Total Loss, the Lessee shall give the Lessor written notice promptly upon becoming aware of the same and shall (unless the Lessor has received the insurance proceeds relating to such Engine Loss), within 90 days after the Engine Loss Date, convey or cause to be conveyed to the Lessor, as replacement for such Engine, title to a replacement engine that is in the same or better operating condition, is the same make and model or an improved or advanced version of, has as many or more Flight Hours and Cycles available until the next scheduled checks, inspections, overhauls and shop visits, has the same or greater remaining life on life limited parts, and has the same or greater value and utility as the lost Engine and that complies with the conditions set out in Section 8.13.1. The Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments that are necessary to ensure that title to the replacement engine passes to the Lessor according to all Applicable Laws, and if requested by the Lessor, will provide evidence to the Lessor's reasonable satisfaction (including the provision, if required, to the Lessor of a legal opinion of counsel to Lessee reasonably satisfactory to Lessor) that title has so passed to the Lessor, whereupon the leasing of the replaced Engine the subject of the Engine Loss shall cease and title to such replaced Engine shall (subject to any salvage rights of insurers) vest in the Lessee pursuant to
Section 8.17.2. If the Lessor subsequently receives any insurance proceeds relating to such Engine Loss, the Lessor shall promptly remit such proceeds to the Lessee. No Engine Loss with respect to any Engine that is replaced in accordance with the provisions of this Section 11.1.3 shall result in any increase or decrease in Basic Rent, or the Agreed Value.

11.2     Requisition

During any requisition for use or hire of the Aircraft, any Engine or Part that does not constitute a Total Loss:

11.2.1 the Basic Rent and Supplemental Rent payable under this Agreement will not be suspended or abated either in whole or in part, and the Lessee will not be released from any of its other obligations under this Agreement (other than operational obligations with which the Lessee is unable to comply solely by virtue of the requisition); and

11.2.2 so long as no Event of Default has occurred, the Lessee will be entitled to any compensation payable by the requisitioning authority in respect of the Term. The Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. The Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and the Lessor will apply such compensation in reimbursing the Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Event of Default has occurred, the Lessor may apply the compensation in or towards settlement of any amounts owing by the Lessee under this Agreement. All such sums shall be held by the Lessor.

12.     RETURN  OF  AIRCRAFT

12.1     Redelivery

On the Expiry Date or termination of the leasing of the Aircraft under this Agreement, the Lessee shall, unless a Total Loss has occurred, at its expense, redeliver the Aircraft and Aircraft Documents to the Lessor at the Redelivery
Location. If requested by Lessor, Lessee shall ferry the Aircraft to another location designated by Lessor at Lessor's expense (except for crew and insurance, which shall be provided by Lessee free of charge) at the end of the Term. The Aircraft shall be redelivered by Lessee to Lessor in a condition complying with this Section 12 and Schedule 4, free and clear of all Security Interests (other than Lessor Liens).

12.2     Final  Inspection

12.2.1 Documents: At least 45 days prior to the Airframe "C" Check required pursuant to Schedule 4 herein, or, if Lessee properly exercises the Airframe "C" Check buyout provision in Schedule 4, Section 2(a), at least 45 days prior to the redelivery of the Aircraft, the Lessee will make available to the Lessor at its maintenance base (i) the Aircraft Documents, (ii) a current and complete copy of the Agreed Maintenance Program, (iii) a copy of all Engine trend monitoring data, (iv) a written summary of all structure sampling programs (SSIDs or the equivalent) involving or affecting the Aircraft, and (v) a copy of all other documentation and data reasonably requested by Lessor and required to be maintained by the Aviation Authorities and the JAA for review and inspection in order to prepare for the Final Inspection of the Aircraft and in order to facilitate the Aircraft's integration into any subsequent operator's fleet. The Lessor agrees that it will not disclose the contents of the Agreed Maintenance Program to any Person except to the extent necessary to monitor the Lessee's compliance with this Agreement and/or to bridge the maintenance program for the Aircraft from the Agreed Maintenance Program to another program after the Expiry Date.

12.2.2     Inspection:  During  the  Airframe  "C"  Check  required  pursuant to
Schedule 4, herein, or, if the Airframe "C" Check buyout provision in Schedule 4, Section 2(a) is properly exercised by Lessee, immediately prior to redelivery of the Aircraft, the Lessor shall be permitted to inspect the Aircraft. Such inspection shall include but not be limited to physical inspection of the Aircraft, Aircraft records, Aircraft documents and Aircraft manuals in order to verify that the condition of the Aircraft complies with this Agreement ("Final Inspection"). Immediately prior to the acceptance of the Aircraft, Lessee shall also cause a demonstration flight to be performed in accordance with the manufacturer's test flight procedures at Lessee's cost for not more than three
(3) hours in duration. Lessor shall be permitted to have up to two (2) observers on board. Following the demonstration flight, Lessee shall provide for a complete video borescope and power assurance run of each Engine (to be performed by Lessee, at Lessee's cost, in accordance with the manufacturer's maintenance manual) and Lessor shall be entitled to have a qualified independent observer present.

12.2.3     Discrepancies.  Any  discrepancies  from  the  conditions required by
Schedule 4 shall be noted on a redelivery certificate, substantially similar to the form of Certificate of Acceptance, including, without limitation, specifics of the discrepancies and actions necessary for the correction of each. With respect to discrepancies that (1) will not affect the airworthiness of the Aircraft (2) do not exceed $1,000 to correct (including parts and labor) and (3) are not included within Sections 1 (b) through 11 (b) of Schedule 4, Lessee may redeliver the Aircraft at the Expiry Date without remedying such discrepancies provided that the cost and expense of correcting such discrepancies, when added to the cost and expense of correcting delivery discrepancies allowed pursuant to
Section 4.3.3 that remain uncorrected ("Delivery Discrepancy Expense"), will not cumulatively exceed $250,000 ("Return Discrepancy Expense Limit"), unless the Delivery Discrepancy Expense exceeds $250,000 wherein the Return Discrepancy Expense Limit may equal such Delivery Discrepancy Expense. Any other discrepancies noted during the final inspection or demonstration flight shall be corrected at the cost and expense of Lessee as further provided in Section 12.3.

12.3     Non-Compliance

To the extent that, on the Expiry Date, discrepancies remain under Section 12.2.3, to be corrected at the cost and expense of Lessee, the Lessee shall, at the option of the Lessor (without prejudice to any of Lessor's rights under this Agreement):

12.3.1 immediately rectify the non-compliance and, to the extent the non-compliance extends beyond the Expiry Date due to acts or omissions of the Lessee, the Term will be automatically extended until the non-compliance has been rectified; or

12.3.2 redeliver the Aircraft to the Lessor and indemnify the Lessor, and provide security reasonably acceptable to the Lessor for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

During any extension of the Term pursuant to Section 12.3.1, this Agreement will remain in full force and effect, including the obligation to pay Rent which Lessee shall pay at the rate of $ 4,000.00 per day plus the Default Rate weekly in arrears; provided, however, that Lessee shall not operate, or permit others to operate the Aircraft after the Expiry Date except for acceptance flights pursuant to Section 12.2 and a ferry flight to the Redelivery Location.

12.4     Export  Documentation

Upon redelivery, the Lessee shall provide to the Lessor all documents necessary to export the Aircraft from the State of Incorporation (including a valid and subsisting export license for the Aircraft).

12.5     Acknowledgment

Provided the Lessee has complied with its obligations under this Agreement, upon redelivery of the Aircraft by the Lessee to the Lessor at the Redelivery
Location, the Lessor will deliver to the Lessee a written acknowledgment confirming that the Lessor is satisfied that the Aircraft is in the condition required by this Agreement and has been redelivered to the Lessor in accordance with this Agreement. Within twenty (20) Business Days of the delivery of such acknowledgment the Lessor shall return the balance, if any, of the Deposit to Lessee.

13.     DEFAULT

13.1     Events

Each of the following events will constitute an Event of Default and a repudiation of this Agreement by the Lessee and Lessee agrees that any such Events of Default are severe and material with respect to this Agreement regardless of Lessee's compliance with other provisions of this Agreement:

13.1.1 Non-payment: the Lessee fails to pay any amount of Basic Rent or Deposit when due or Lessee fails to pay any amount of Agreed Value when due, or, fails to make any payment of Supplemental Rent when due and in accordance with the terms of this Agreement.

13.1.2 Insurance: the Lessee fails to comply with any provision of Section 9 or any insurance required to be maintained under this Agreement is canceled or terminated.

13.1.3 Representation: any representation or warranty made by the Lessee in this Agreement or in any document or certificate furnished to the Lessor pursuant to or in connection with this Agreement is or proves to have been incorrect in any material respect when made.

13.1.4     Cross  Default:

a. any Financial Indebtedness in respect of a single event exceeding one million dollars ($1,000,000) or in respect of more than one event, exceeding two million dollars ($2,000,000) in the aggregate of the Lessee is not paid when due and any applicable grace period shall have expired AND (A) such Financial Indebtedness could result in any lien or encumbrance of any kind on the Aircraft or detention of the Aircraft or, (B) such Financial Indebtedness is not remedied within 30 days unless Lessee is in good faith contesting in the appropriate court or administrative proceeding the validity of such Financial Indebtedness and Lessee has posted a bond with such court or administrative body in an amount equal to or exceeding the amount of such Financial Indebtedness;

b.     the  security  for  any  such  Financial  Indebtedness  is  enforced;  or

c. any material lease, conditional sale, installment sale or forward purchase agreement of the Lessee in respect of an aircraft is terminated as a consequence of an event of default or termination event (however described).

13.1.5 Approvals: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement, including but not limited to:

a. any authorization required by the Lessee of, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Lessee of its obligations under this Agreement; or

b. any airline license, air transport license, franchise, concession, permit, certificate, right or privilege required by the Lessee for the conduct of its business, is modified, withheld, revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force.

13.1.6     Insolvency:

a. the Lessee is, or is deemed for the purposes of any relevant law to be, unable to pay its debts as they fall due or to be insolvent, or admits in writing its inability to pay its debts as they fall due (disregarding for that purpose any assumed, and not actual acceleration of such debts made solely for the purpose of complying with applicable accounting rules); or

b. the Lessee suspends making payments in full on all or any class of its debts, including but not limited to, leases, or a moratorium is declared in respect of any of its indebtedness or a receiver, custodian, judicial administrator, or any other similar official is appointed to intervene in, or to take charge of, the management of the Lessee or of a substantial part of its property and/or business.

13.1.7     Bankruptcy  and  Similar  Proceedings:

a. Lessee shall consent to the appointment of a receiver, trustee or liquidator for itself or for a substantial part of its property.

b. Lessee shall file a voluntary petition in bankruptcy or composition or a voluntary petition or answer seeking reorganization in a proceeding under any laws dealing with bankruptcy, composition, insolvency, moratorium or creditors' rights generally (any or all of which are hereinafter referred to as "Bankruptcy Laws") or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition answer or consent to or seek relief under the provisions of any Bankruptcy Laws.

c. any order, judgment or decree is entered by a court of competent jurisdiction: (1) appointing a receiver, trustee or liquidator of Lessee or a substantial part of its property and such appointment will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement, or (2) ordering a substantial part of Lessee's property to be sequestered.

d. a petition against Lessee in a proceeding under any Bankruptcy Laws shall be filed and shall not be withdrawn or dismissed within 30 days thereafter, or if, under the provisions of any Bankruptcy Laws that may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of 30 days.

e. the Lessee enters into a composition, assignment or arrangement with any creditors of, or the reorganization, rehabilitation, administration, liquidation, or dissolution of, the Lessee.

13.1.8 Unlawful: it becomes unlawful for the Lessee to perform any of its material obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable.

13.1.9 Suspension of Business: the Lessee suspends or ceases to carry on a substantial part of its business.

13.1.10 Disposal: the Lessee disposes of a substantial part of its assets, whether by one or a series of transactions, related or not, other than pursuant to a merger or consolidation as referred to in, and subject to,
Section  8.8.2  or  for the purpose of any other               reorganization or
amalgamation  the terms of which have received the previous           consent in
writing  of  the  Lessor.

13.1.11 Rights: the existence, validity, enforceability or priority of the rights of the Lessor as owner and Lessor in respect of the Aircraft is challenged by the Lessee or any other Person lawfully claiming by or through the Lessee.

13.1.12      Change  of Control:  Lessee suffers a change of Control through one
or  a  series  of       transactions without the prior written consent of Lessor
which  will  not  be  unreasonably  withheld.

13.1.13 Breach: the Lessee fails to comply with any other provision of this Agreement and Lessee fails to cure the same within seven days after such failure. However, such cure period will not apply to a subsequent breach of the same provision of this Agreement and there will be no cure period for such subsequent breach.

13.2     Rights

If an Event of Default occurs, the Lessor may at its option (and without prejudice to any of its other rights under this Agreement) do any or all of the following and Lessee shall fully cooperate with Lessor's actions with respect to any or all of the following:

13.2.1 treat such event as a repudiation by the Lessee of its obligations under this Agreement and by notice to the Lessee with immediate effect terminate the leasing of the Aircraft (but without prejudice to the continuing obligations of the Lessee under this Agreement), whereupon all rights of the Lessee under this Agreement shall cease;

13.2.2 proceed by appropriate action or actions (subject to the requirements of Section 16 herein) to enforce performance of this Agreement or to recover damages for the breach of this Agreement;

13.2.3 take possession of the Aircraft, for which purpose the Lessor may enter any premises belonging to, occupied by or under the control of the Lessee (for which purpose the Lessee hereby grants to the Lessor an irrevocable license to the extent permitted by Applicable Law) where the Aircraft may be located, or cause the Aircraft to be redelivered to the Lessor at Lessee's expense at the Redelivery Location or another location specified by Lessor;

13.2.4 by serving notice, require the Lessee to redeliver the Aircraft to the Lessor at the Redelivery Location or another location specified by Lessor and the Lessee shall in such case immediately proceeed as notified by Lessor and to carry out any actions necessary to cause the Aircraft to be de-registered from the DGAC and exported from Spain to the location specified by Lessor;

13.2.5 de-register the Aircraft from the Aviation Authorities or State of Registration, in Lessee's name and in accordance with the Irrevocable Power of Attorney and irrevocable instruction referenced in Section 3.1.15; or

13.2.6 without limiting any other rights of Lessor hereunder, retain the Deposit.




13.3     Repossession  and  Removal

If an Event of Default occurs, the Lessor may sell or otherwise deal with the Aircraft as if this Agreement had never been made and the Lessee will, at Lessee's expense, at the request of the Lessor, take all steps necessary to return the Aircraft to Lessor, including if requested by Lessor to export the Aircraft from the country where the Aircraft is for the time being situated, and any other steps necessary to enable the Aircraft to be redelivered to the Lessor in accordance with this Agreement. If Lessee fails to take all steps necessary to return the Aircraft to Lessor pursuant to this Section 13.3, the Basic Rent will automatically become, and Lessee shall pay, as hold-over daily Basic Rent to Lessor for each day of such failure, the amount of daily Basic Rent described in Schedule 7 to this Agreement, to be received by Lessor by noon Eastern Time in the United States of America, of each such day. The preceding sentence shall in no way limit any of Lessor's other rights or remedies pursuant to this Agreement.

13.4     Default  Payments

If a Default or an Event of Default occurs, the Lessee will indemnify the Lessor on demand against any loss, damage, expense, cost or liability which the Lessor may sustain or incur directly or indirectly as a result, including without limitation:

13.4.1 in the event that the Aircraft has not been sold, upon written notice from Lessor to Lessee specifying a payment date not earlier than 10 days from the date of such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due for periods commencing after the date specified for payment in such notice), any unpaid Basic Rent due for periods prior to and including the period ending with the payment date specified in such notice plus an amount (together with interest, if any, at the Default Rate on the amount of any such unpaid Basic Rent and on such specified amount from the respective due dates to and including the actual date of payment) equal to the excess, if any, of (i) the Agreed Value computed as of the Rent Date immediately preceding the date specified for payment in such notice, over (ii) the fair market sales value of the Aircraft; for purposes hereof, the "fair market sales value" of the Aircraft shall be as specified in an appraisal by a recognized independent aircraft appraiser chosen by the Lessor;

13.4.2 in the event that the Aircraft is sold, the amount (if any) by which the aggregate of (i) the net sale proceeds (calculated on an after-tax basis by deducting the costs of sale, including the loss or recapture of the Lessor's tax benefits, if any, together with the cost of preparing the Aircraft for sale, and the repayment of any outstanding indebtedness in relation to the financing of the Aircraft) plus (ii) the present value of the anticipated after-tax net income to be derived from such net sale proceeds up to the scheduled Expiry Date, discounted on a monthly basis using 4 % per annum as the discount rate, are less than the Agreed Value computed as of the Rent Date immediately preceding the date of sale;

13.4.3 any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any amount unpaid by the Lessee; and

13.4.4 any loss, premium, penalty or expense that may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to the Lessor's financing of the Aircraft.

For the avoidance of doubt, the provisions of Section 5.9 will apply to any sums payable by the Lessee pursuant to this Section 13.4. Without prejudice to any of Lessee's obligations pursuant to this Section 13.4, on reasonable request of Lessee, Lessor will provide reasonable evidence to Lessee of any loss, damage, expense or liability for which Lessor seeks indemnification from Lessee pursuant to this Section 13.4.

13.5     Acceleration

If an Event of Default pursuant to Sections 13.1.1 or 13.1.2 occurs, all payments of Rent for the entire Term and all other amounts payable by Lessee during the entire term shall immediately and without further action by Lessor become due and payable and Lessee shall be obligated to immediately make such payments.

14.     ASSIGNMENT  AND  TRANSFER

14.1     No  Assignment  by  Lessee

The Lessee will not, without Lessor's prior written consent, assign or create or permit to exist any Security Interest over any of its rights or obligations under this Agreement, except as expressly permitted in Section 8.5 hereof.

14.2     Lessor  Assignment

The Lessor may sell, assign or transfer all or any of its rights under this Agreement and in the Aircraft (a "Transfer") and the Lessor will, other than in the case of an assignment for security purposes, have no further obligation under this Agreement following a Transfer but, notwithstanding any Transfer, will remain entitled to the benefit of each indemnity under this Agreement and any rights not specifically included in such Transfer.

14.2.1 In connection with any Transfer, the following conditions shall apply:

a. Lessor shall give Lessee written notice of such Transfer at least ten Business Days before the date of such Transfer, specifying the name and address of the proposed purchaser, assignee or transferee (the "Transferee");

b. the Transfer will not materially adversely affect the Lessee's rights and interests in the Aircraft and/or this Agreement, nor subject the Lessee to any Tax or Claim or any other obligation or liability to which it would not have been subject had such assignment or transfer not taken place;

c. the Transferee will have full corporate power and authority to enter into and perform the transactions contemplated by this Agreement and by the Transfer on the part of "Lessor";

d. on the Transfer date, the Lessor and the Transferee shall enter into an agreement or agreements in which the Transferee confirms that it shall be deemed a party to this Agreement with respect to the subject matter of the Transfer and agrees to be bound by all the terms of, and to undertake all of the obligations of, the Lessor contained in this Agreement with respect to the subject matter of the Transfer;

e. in connection with such assignment, the Aircraft may be registered in the jurisdiction where it is registered prior to such assignment under the relevant laws and rules and regulations of such jurisdiction;

f. the Lessor shall pay all reasonable, out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and registration costs) imposed on or incurred by the Lessee as a result of the entering into of such assignment.

14.2.2 Upon any Transfer, the Transferee shall be deemed Lessor for all purposes of this Agreement with respect to the subject matter of such Transfer, each reference in this Agreement to the "Lessor" with respect to the subject matter of such Transfer shall thereafter be deemed for all purposes to refer to the Transferee, and the Lessor prior to such Transfer shall be relieved of all obligations of the "Lessor" with respect to the subject matter of such Transfer under this Agreement arising after the time of such Transfer except to the extent attributable to acts or events occurring prior to the time of such Transfer.

14.2.3 Upon compliance by Lessor and a Transferee with the terms and conditions of Section 14.2.1, Lessee shall at the time of Transfer, at the specific written request and at the sole reasonable cost and expense of Lessor:

a. execute and deliver to Lessor and to such Transferee an agreement, in form and substance satisfactory to Lessor, and such Transferee, dated the date of such transfer, consenting to such transfer, agreeing to pay, to the extent the subject matter of the Transfer includes rights to Basic Rent and other payments under this Agreement, all or such portion of the Basic Rent and other payments under this Agreement to such Transferee or its designee as such Transferee shall direct, and agreeing that such Transferee shall be entitled to rely on all representations and warranties made by Lessee in this Agreement or in any certificate or document furnished by Lessee in connection with this Agreement as though such Transferee was the original "Lessor";

b. deliver to Lessor and to such Transferee a certificate, signed by a duly authorized officer or Lessee, dated the date of such Transfer, to the effect that no Default or Event of Default has occurred;

c. cause to be delivered to Lessor and such Transferee certificates of insurance (and where appropriate certificates of reinsurance) and broker's (and any reinsurance brokers') letter of undertaking detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement and listing the Lessor and Transferee as additional insureds and the Transferee as sole loss payee to the extent of the subject matter of the Transfer (subject to other direction by the Lessor);

d. deliver to Lessor and to such Transferee an opinion of Lessee's chief internal and outside counsel to the effect that such Transferee may rely on the opinion delivered by such counsel or its predecessor counsel in connection with this Agreement on the Delivery Date with the same force and effect as if such Transferee was an original addressee of such opinion when given;

e. deliver to Lessor and such Transferee information on the location of the Airframe and Engines at all times requested by Lessor in order to permit the Transfer to take place at a time and on a date so as to eliminate or minimize any Taxes applicable to the Transfer; and

f. deliver such other documents as Lessor or such Transferee may reasonably request, so long as such documents do not adversely affect the rights or obligations of Lessee under this Agreement.

14.3     Grants  of  Security  Interests

The Lessor shall be entitled at any time before, at, or after Delivery to grant a security interest in the Aircraft and this Agreement or its right, title and interest in this Agreement including but not limited to that certain UBK Mortgage (the UBK Mortgage and all other security interests granted pursuant to this Section 14.3, each, a "Mortgage") in favor of any Lender. In the case of any such grant by Lessor of a Mortgage to a Lender in all or any portion of Lessor's rights, title and interest in and to the Aircraft and this Agreement, Lessee shall promptly, at the specific written request and at the sole reasonable cost and expense of Lessor:

14.3.1 execute and deliver to Lessor and to such Lender an agreement, in form and substance satisfactory to Lessor, and such Lender, dated the date of the grant of such Mortgage, (i) consenting to such Mortgage and to any assignment of Lessor's rights, title and interest in and to this Agreement to such Lender for security purposes, (ii) if requested in writing by Lessor, agreeing that Lessee will pay the Basic Rent and other payments under this Agreement to such Lender, (iii) agreeing that such Lender shall be entitled to rely on all representations and warranties made by Lessee in this Agreement or in any certificate or document furnished by Lessee in connection with this Agreement as though such Lender was originally the "Lessor" and (iv) consenting and agreeing to the terms in the Assignment, Consent and Agreement;

14.3.2 execute and deliver to Lessor and such Lender such agreements as the Lessor may reasonably require for the purposes of effecting all necessary amendments to this Agreement (including Sections 8, 9 and 10);

14.3.3 deliver to Lessor and such Lender a certificate, signed by a duly authorized officer of Lessee, dated the date of the grant of the Mortgage, to the effect that no Default or Event of Default has occurred;

14.3.4 cause to be delivered to Lessor and such Lender certificates of insurance (and where appropriate certificates of reinsurance) and broker's (and any reinsurance brokers') letter of undertaking detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement, adding such Lender as an additional insured and, if requested by Lessor, listing such Lender as sole loss payee;

14.3.5 deliver to Lessor and such Lender an opinion of Lessee's chief internal counsel to the effect that such Lender may rely on the opinion delivered by such counsel or its predecessor counsel in connection with this Agreement on the Delivery Date with the same force and effect as if such Lender was an original addressee of such opinion when given; and

14.3.6 deliver such other documents as Lessor or such Lender may reasonably request so long as such documents do not adversely affect the rights or obligations of Lessee under this Agreement.

So long as no Default or Event of Default has occurred, no Lender will disturb Lessee's quiet use, possession and enjoyment of the Aircraft referenced in
Section  7.1  herein.


14.4     Further  Acknowledgments

Lessee further acknowledges that any Transferee or Lender shall in turn have the rights of, and be subject to the conditions to, transfer and grants of Security Interests set forth above in this Section 14.

15.     MISCELLANEOUS

15.1     Waivers;  Remedies  Cumulative

The  rights  of  either  party  under  this  Agreement:

15.1.1     may  be  exercised  as  often  as  necessary;

15.1.2 are cumulative and not exclusive of that party's rights under any law; and

15.1.3     may  be  waived  only  in  writing  and  specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

15.2     Delegation

The Lessor may delegate to any Person or Persons all or any of the trusts, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Lessor in its absolute discretion thinks fit; provided, that any such delegation shall be subject to the conditions set forth in Section 14.2.1.

15.3     Certificates

Except where expressly provided in this Agreement, any certificate or determination by the Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on the Lessee.

15.4     Appropriation

If any sum paid or recovered in respect of the liabilities of the Lessee under this Agreement is less than the amount then due, the Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as the Lessor may determine.




15.5     Currency  Indemnity

15.5.1 If the Lessor receives an amount in respect of the Lessee's liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency in which the amount is expressed to be payable under this Agreement (the "Contract Currency"):

a. the Lessee will indemnify the Lessor, as an independent obligation, against any loss arising out of or as a result of such conversion;

b. if the amount received by the Lessor, when converted into the Contract Currency (at the market rate at which the Lessor is able on the relevant date to purchase the Contract Currency in New York City with that other currency) is less than the amount owed in the Contract Currency, the Lessee will, immediately on demand, pay to the Lessor an amount in the Contract Currency equal to the deficit; and

c. the Lessee will pay to the Lessor on demand any exchange costs and Taxes (other than Lessor Taxes) payable in connection with the conversion.

15.5.2 The Lessee waives, to the extent permitted by Applicable Law, any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

15.6     Severability

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

15.6.1 the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

15.6.2 the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

15.7     Remedy

If the Lessee fails to comply with any provision of this Agreement, the Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of the Lessor to treat the non-compliance as a Default, effect compliance on behalf of the Lessee, whereupon the Lessee shall become liable to pay immediately any sums reasonably expended by the Lessor together with all reasonable costs and expenses (including reasonable legal costs) necessarily incurred in connection therewith.
15.8     Expenses

Except as set forth in this Agreement, each party shall bear its own expenses incurred or payable in connection with the negotiation, preparation and execution of this Agreement.

15.9     Time  of  Essence

The time stipulated in this Agreement for all payments payable by the Lessee to the Lessor and for the performance of the Lessee's other obligations under this Agreement will be of the essence of this Agreement (subject always to any applicable grace period).

15.10     Notices

15.10.1 All notices and other communications given under or in connection with this Agreement shall be in writing (including telefax) and in English, and shall be deemed to have been received as follows:

a. If sent by telefax, at the time of receipt by the sender of a transmission report indicating that all pages of the telefax transmission were properly transmitted (unless the recipient notifies the sender promptly, or unless sender receives after 5:30 p.m. local time, by no later than 10:00 a.m. local time the following Business Day, notification that the transmission was incomplete or illegible, in which case the telefax shall be deemed to have been received at the time of receipt by the sender of a further clear transmission report on re-transmitting the telefax), provided the relevant telefax transmission (or retransmission, as the case may be) was transmitted to the receiver between 9:00 a.m. and 5:30 p.m. local time. If it was transmitted later, then it shall be deemed to have been received at 9:00 a.m. local time on the succeeding Business Day.

b.     In  any  other  case,  when  received at the address specified in Section
15.10.2.

15.10.2 All such notices, requests, demands and other communications shall be sent:

a.     if  to  the  Lessor,  to  it  at:     U.S.  Bank  National  Association,
                         a  national  banking  association,
                         as  Owner  Trustee
                    US  Bank Trust Center,                                   180
East  Fifth  Street
                    St.  Paul,  MN  55101
                         United  States  of  America
                                   Attn:  Corporate  Trust  Department
                    Fax:  651  244  0711
                         Telephone  No.:  651  244  0721

with  copies  to:

                    Equis  Financial  Group  L.P.
                    88  Broad  Street
                    Boston,  MA  02110
                    United  States  of  America
                    Attn:  Gail  Ofgant
                    Phone:  617-854-5833
                    Fax:  617-695-0596


and:

The  United  Bank  of  Kuwait  PLC
                                   7  Baker  Street
London  W1M  1AB
England
Attention:     Aviation  Finance
                                   Telephone:     +441714876500
Telefax:     +441714876593

     and;

     Mr.  Max  Bachrach
     Sigma  Aircraft  Management  LLC
     Vice  President  -  Marketing
     232  East  50th  Street
     New  York,  NY  10022
     United  States  of  America
     Telefax.:  212-752-9801
     Telephone.:  212-752-9800

     and;

     Robert  R.  Fafinski,  Jr.,  Esq.
                                   Fafinski,  Mark  &  Johnson,  P.A.
                                   6600  City  West  Parkway,  Suite  300
                                   Minneapolis,  Minnesota  55344
                                   United  States  of  America
                                   Telephone:  952-995-9500
                                   Telefax:  952-995-9577

b.     if  to  the  Lessee,  to  it  at:     Cygnus  Air,  S.A.
Mr.  Alvaro  Macarron  de  Vicente
C/  Aguetol,  7
                                   28042-  Madrid
Spain
                                   Telefax  No.:  +  34  91  746  13  83
                                   Telephone  No.:  +  34  91  746  13  80

or to such other address or telefax number as shall have been notified in writing by one party to the other in the manner set out in this Section 15.10.

15.11     Sole  and  Entire  Agreement

This Agreement, is the sole and entire agreement between the Lessor and the Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to that leasing. The terms and conditions of this Agreement can only be varied by an instrument in writing executed by both parties or by their duly authorized representatives.

15.12     Indemnities

All rights expressed to be granted to each Indemnitee under this Agreement are given to the Lessor as agent for and on behalf of that Indemnitee.
15.13     Counterparts

This Agreement may be executed, manually or by telefacsimile signatures, in counterparts each of which will constitute one and the same document.

15.14     Confidentiality

Neither the Lessor nor the Lessee shall, without the other's prior written consent, communicate or disclose the terms of this Agreement or any information or documents furnished pursuant to this Agreement (except to the extent that the same are within the public domain) to any third party (other than any prospective Transferee, or Lender, the respective external legal advisers, auditors, insurance brokers or underwriters of Lessor, Lessee and such parties, the Manufacturer and the Engine Manufacturer); provided however that disclosure will be permitted, to the extent required:

a.     pursuant  to  an  order  of  any  court  of  competent  jurisdiction;  or

b. pursuant to any procedure for discovery of documents in any proceedings before any such court; or

c.     pursuant  to  any  law  or  regulation  having  the  force  of  law;  or

d. pursuant to a lawful requirement of any authority with whose requirements the disclosing party is legally obliged to comply; or

e.     in  order  to  perfect  any  assignment  of  any  assignable  warranties.

15.15     Concerning  Lessor

The Parties hereto agree that all of the statements, representations, covenants and agreements made by the Lessor contained in this Agreement are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement to the contrary notwithstanding, no recourse shall be had with respect to this Agreement against the Trust Company in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15.15 shall not be construed to prohibit any action or proceeding against Lessor, Lessee or the Trust Company for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15.15 shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15.15 shall survive the termination of this Agreement.

15.16     Concerning  Specific  Lender

Lessee hereby acknowledges that its interest in the Aircraft and this Agreement are subject to and subordinate to The United Bank of Kuwait PLC's interest in that certain UBK Mortgage. Lessee further acknowledges that The United Bank of Kuwait PLC can exercise its rights under the Assignment, Consent and Agreement once the "Relevant Notice" (as such term is defined in the Assignment, Consent and Agreement) is issued by The United Bank of Kuwait PLC and thereafter The United Bank of Kuwait PLC shall be deemed the "Lessor" and shall have all rights of the Lessor under the Agreement but none of the obligations except such obligations expressly set forth in the Assignment, Consent and Agreement.

15.17     Translation  Conflicts

Lessor and Lessee acknowledge that the purpose of the Spanish translation of this Agreement is for filing, registration and other recording purposes in Spain. In the event that there exists a conflict between such Spanish translation and the fully executed, notarized and apostilled English version of this Agreement, Lessor and Lessee hereby agree that the English version shall govern any and all disputes and other issues related to this Agreement.

16.     DISPUTE  RESOLUTION

16.1 New York Law: This Agreement will in all respects be governed by and construed in accordance with the Laws of the State of New York, United States of America (notwithstanding the conflict laws of the State of New York).

16.2 Exclusive Jurisdiction in New York: the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of the New York State Supreme Court for the Borough of Manhattan, New York County, New York and of the United States District Court for the Southern District of New York in any action arising out of or connected in any way with this Lease, and Lessor and Lessee further agree that the service of process or of any other papers upon them or any of them by certified or registered mail, return receipt requested , at their respective addresses set forth in Section 15.10 or 16.5 shall be deemed good, proper and effective service upon them.

16.3 Waiver: LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT BROUGHT IN ANY OF THE COURTS REFERRED TO IN SECTION 16.2 AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

16.4     Agent  for  Service  of  Process:
     Without prejudice to any other mode of service, Lessee (i) appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its agent for service of process relating to any proceedings before any court as provided in
Section 16.2 hereof in connection with this Agreement and agrees to maintain the process agent in New York, New York notified to Lessor and Agent and (ii) agrees that failure by a process agent to notify Lessor or Agent of the process shall not invalidate the proceedings concerned.

16.5 Survival of Obligations. The provisions of this Section 16 will survive the Expiry Date.




     [signature  page  follows]


IN WITNESS WHEREOF Lessor and Lessee have executed this Lease Agreement which is effective on the first date shown at the beginning of this Lease Agreement.

U.S.  Bank  National  Association,
a national banking association, not in its individual capacity except as set forth as Trust Company in this Agreement, but as Owner Trustee pursuant to the Trust Agreement

By:__________________________________
Name:
Title:
Subscribed  and  sworn  to  before  me
this  _____  day  of  __________,  2002.

_______________________________
Notary  Public

                                   Cygnus  Air,  S.A.

By:__________________________________
     Mac  Holfam  International,  S.L.
(acting as Managing Director of Cygnus Air, S.A. through its individual representative, Mr. Jess Macarron)

Subscribed  and  sworn  to  before  me
this  _____  day  of  __________,  2002.

_______________________________
Notary  Public






SCHEDULE  1  --  DESCRIPTION  OF  AIRCRAFT

     Part  1

     Aircraft  Specifications



Airframe  Manufacturer:
Airframe  Model:  DC8-73F
Airframe  Manufacturer's  Serial  No:  46133
FAA  Registration  No.:  N961R
Configuration:  Cargo
Engine  Type:  CFM  International,  Inc.  56-2C1
Engine  Serial  Numbers:  692514,  692542,  692543,  and  692506.


Part  2

     Aircraft  Documents


Part  3

     Loose  Equipment



SCHEDULE  2  --  CERTIFICATE  OF  ACCEPTANCE

     This Certificate of Acceptance is delivered on the date set forth in paragraph 1 below by Cygnus Air, S.A. (the "Lessee") to U.S. Bank National Association, a national banking association, not in its individual capacity except as set forth in this Agreement but as Owner Trustee pursuant to the Trust Agreement (the "Lessor") pursuant to the Lease Agreement, dated June 28, 2002, between the Lessor and the Lessee (the "Agreement"). Capitalized terms used but not defined in this Certificate of Acceptance shall have the meaning given to such terms in the Agreement.

1.     Details  of  Acceptance

The Lessee hereby confirms to the Lessor that the Lessee has at _____ a.m./p.m. local time on this _____ day of __________, 2002, in the State of _____, accepted the following, in accordance with the provisions of the Agreement and the Annex attached hereto:

(a) Airframe: DC8-73F airframe, Manufacturer's Serial 46133, currently under Registration No. N961R (TAT:_____ TAC:____);

(b)     Engines:   four  (4)  CFM  International,  Inc.  56-2C1 Engines, bearing
Manufacturer's  Serial  Nos.  692514  (TET:____  TEC:___),  692542  (TET:____
TEC:___),  692543  (TET:____  TEC:___),  and  692506  (TET:____  TEC:___);

(c) All Parts installed on, attached to or appurtenant to the Airframe and Engines, including, without limitation, two loose equipment specified in
Schedule  1  -  Part  3  of  the  Agreement;  and

(d)     Aircraft  Documents  specified  in Schedule 1 - Part 2 of the Agreement.

2.     Lessee's  Confirmation

The Lessee confirms to the Lessor that the Aircraft and Aircraft Documents were made available to Lessee for inspection and an acceptance flight pursuant to the Agreement. Lessee performed such inspections and an acceptance flight as it deemed necessary and, pursuant to such inspections, the Aircraft is deemed by Lessee to be in acceptable condition in compliance with the Delivery terms of the Agreement.

Without limiting the generality of the foregoing paragraph, the Lessee confirms to the Lessor that as at the time indicated above, being the time of Delivery:

(a) The Lessee's representations and warranties contained in Sections 2.1 and 2.2 of the Agreement are true and accurate.

(b)     The  Aircraft  is  insured  as  required  by  the  Agreement.

(c)     Lessee  has  received  the  Aircraft  Documents.

(d) Lessee has received all of the Aircraft Documents referenced in Section 1(d) of this Schedule, above and such Aircraft Documents are satisfactory to Lessee.

(e)     Lessee has received all items of loose equipment referenced in Section 1
(c)  of this Schedule, above and such loose equipment is satisfactory to Lessee.

(f) The Aircraft complies in all respects with the Delivery conditions set forth in Schedule 3 of the Agreement except for those items allowed pursuant to
Section 4.3.3 of the Agreement which are specified in Exhibit A to this Certificate of Acceptance.

(g) Lessee has received a photo assessment document reflecting external repairs accomplished on the Aircraft, including photos and documents with authorized procedure to accomplish said repairs as required by FAR guidelines.

(h) Lessee has received both Basic Rent and Maintenance Reserves invoices from Lessor for each of the 30 months during the Term. Lessee acknowledges: 1) that such invoices are a formality requested by Lessee with respect to its obligations to pay withholding tax to Spanish authorities; 2) that Lessor has absolutely no obligations with respect to such invoices; 3) that such invoices have no effect on any of Lessee's obligations pursuant to the Agreement including, but not limited to, Lessee's duties to make payments (Basic Rent, Supplemental Rent, Maintenance Reserves and other amounts) pursuant to the Agreement; 4) that such invoices have no diminishing effect on Lessor's rights pursuant to the Agreement and 5) that Lessee will insert the appropriate Maintenance Reserves amounts on the Maintenance Reserves invoices and will forward copies of such completed invoices to Lessor with the corresponding monthly status report required pursuant to Section 8.2.6 of the Agreement.

(i)     Lessee  hereby  takes  Delivery  of  the  Aircraft.


3.     Lessor's  Confirmation

The Lessor confirms to the Lessee that, as at the time indicated above, being the time of Delivery, the Lessor's representations and warranties contained in
Section  2.4  of  the  Agreement  are  true  and  correct.

4.     Specific  Schedule  3,  Section  A.2.  Discrepancy


Notwithstanding anything to the contrary herein, Lessor and Lessee acknowledge that at the location on the Aircraft identified as "right hand wing lower front spar cap forward tang approxment station XFS 520" there exists an approved engineered temporary repair on the crack of the spar cap requiring a DTA (Damage Tolerance Assement), which deviates from the requirements of Schedule 3, Section A. 2. Lessee and Lessor hereby agree that Lessee accepts the Aircraft despite such discrepancy and that Lessor will, subject to Lessor's advance written approval of the workscope proposed by Lessee to specifically remedy such discrepancy (such approval not to be unreasonably withheld) and subject to Lessor's receipt from Lessee of an invoice in form and substance reasonably satisfactory to Lessor and Lender, and provided no Default or Event of Default has occurred, pay to such Approved Maintenance Performer the reasonable and necessary actual cost to remedy such discrepancy during the Term.

Lessee shall use its best efforts to schedule remedy of such discrepancy for a date later than the Expiry Date. If it is not possible to schedule remedy of such discrepancy for a date after the Expiry Date, Lessee shall use its best effort to accomplish remedy of such discrepancy during a scheduled Airframe "C" Check during the Term, or if not possible during a scheduled Airframe "C" Check, during a scheduled maintenance event provided for in the Agreed Maintenance Program. Provided no Default or Event of Default has occurred, if due solely and directly to the remedy of this discrepancy during the Term, the Aircraft is unavailable to Lessee for revenue service, Lessee shall be entitled to credit against the earliest future Basic Rent payable the pro-rata amount of Basic Rent paid for each day that the Aircraft is unavailable to Lessee for such revenue service. However, if a Rent Date occurs within the time period that the Aircraft is unavailable for revenue service pursuant to the terms of this paragraph, (1) Lessee shall not be required to pay the pro-rata share of Basic Rent payable for the days that the Aircraft remains so unavailable following such Rent Date and
(2) the Basic Rent payable for the remaining time period corresponding to such Rent Date will become immediately due and payable at the time that the Aircraft becomes available for such revenue service. Provided no Default or Event of
Default has occurred, if due solely and directly to the remedy of such discrepancy during the Term, Lessee is required to wet lease an alternative aircraft to cover only the specific revenue service for which the Aircraft is unavailable, the Expiry Date shall be extended by two days for each full day that the Aircraft remains so unavailable. All terms of this Agreement shall apply to such extension with the sole exception that Lessee shall not be required to pay Basic Rent for the time period of such extension. At all times, Lessee shall use its best efforts to minimize the time period during which the Aircraft is unavailable for revenue service and to minimize any time period during which Lessee wet leases an alternative aircraft for the purposes referenced herein.




[Signature  Page  Follows]

IN WITNESS WHEREOF Lessor and Lessee have executed this Certificate of Acceptance on the date shown at the beginning of this Certificate of Acceptance.

U.S.  Bank  National  Association,
a national banking association, not in its individual capacity except as set forth in this Agreement but as Owner Trustee pursuant to the Trust Agreement

     By:___________________________________
     Name:
     Title:
Subscribed  and  sworn  to  before  me
this  _____  day  of  __________,  2002.

_______________________________
Notary  Public

     Cygnus  Air,  S.A.


     By:________________________
     Mac  Holfam  International,  S.L.
(acting as Managing Director of Cygnus Air, S.A. through its individual representative, Mr. Jess Macarron)

Subscribed  and  sworn  to  before  me
this  _____  day  of  __________,  2002.

_______________________________
Notary  Public


                                                  Original  1  of   6

SCHEDULE  2  --  EXHIBIT  A

Discrepancies

The following chart indicates Agreement Section 4.4.3 discrepancies, the level of each discrepancy and the procedure for correction of each discrepancy.

Discrepancy  Description     Discrepancy  Level     Agreed  Correction Procedure
     Correctable via Normal Line Maintenance     Not Correctable via Normal Line
Maintenance





SCHEDULE  3  --  CONDITION  AT  DELIVERY

At the Delivery Date, the Aircraft shall be delivered to Lessee in an "AS-IS, WHERE-IS" condition subject to the following specific conditions.

A.     The  Aircraft  shall:

1. Be airworthy and in normal operating condition, conform to type design and be in a condition for safe operation with all equipment, components and systems operating in accordance with their intended use.

2. All equipment, components and systems operating within limits established by the manufacturer and approved by the FAA, and all pilot discrepancies and deferred, temporary, interim and carry-over maintenance items cleared on a terminating action basis.

3. Have a valid and current export certificate of airworthiness issued by the FAA and upon Lessee's request, a certificate of deregistration issued by the FAA.

4. Without exemption or waiver, have accomplished all outstanding airworthiness directives and mandatory service bulletins issued by the FAA, the Aircraft Manufacturer, and the Engine Manufacturer affecting the Aircraft and the Engines requiring compliance to the Maintenance Program and be cleared for 60 days after the Delivery Date.

5. Be in compliance with all CPCP tasks requiring compliance pursuant to the Maintenance Program on or before the Delivery Date and cleared for 60 days thereafter.

6. Be eligible for JAR operation by having a Single Mode TCAS II with 7.0 or above software installed, VHF Comm 8.33 Mhz Spacing & VHF NAV FM Immunity and RSVM.

7. Each Engine shall be airworthy, in good condition, and fully serviceable and shall have not less than 1,500 cycles of expected life remaining until the next scheduled removal. In addition, each Engine shall have a positive EGT Margin and have no defects that reduce the Flight Hours of remaining life pursuant to the manufacturer's requirements or airworthiness requirements until overhaul.

8. Have not less than 3,000 Flight Hours or 1,500 cycles or 12 months whichever is more limiting remaining on all airframe life limited and calendar controlled components if maximum time/utilization limits permits.

9. Have time limited emergency equipment with 700 hours or 120 days remaining to the life limit.

10. Be fresh from the delivery "C" Check and bridged for compliance onto the manufacturer's DC8 OAMP program, including all lower level checks, structural inspections and CPCP inspections required to be accomplished on or before the Delivery Date as per manufacturer's intervals/implementation schedule except for the passage of time and any test and ferry flights. Lessee has been permitted to keep technical representatives and to inspect the aircraft during execution of the delivery "C" Check;

11. Have all logs, manuals, data and inspection, modification, maintenance and overhaul records (including historical records) current and updated as applicable in the English language;

12.     Be  clean  by  international  airline  standards.

13.     Be  free  from  any  oil  and  fuel  leaks.

14. Have no deferred maintenance outstanding on the Aircraft outside of the maintenance manual limits.

15. Have all protective panels in the cargo compartments in good, airworthy and serviceable condition.

16. Have a photo assessment document reflecting external repairs accomplished on the Aircraft, including photos and documents with authorized procedure to accomplish said repairs as required by FAR guidelines.

B.     The  Airframe  shall:

1. Have all fluid reservoirs (including fuel, oil, oxygen, hydraulic and water), and the waste tank serviced in accordance with the manufacturer's instructions.

2. If required under the Maintenance Program, all fuel tanks shall have recently undergone an anti-fungus/biological growth contamination laboratory evaluation , and any excessive levels of contamination corrected.

C.     Parts  or  each  Part  shall:

1. Have each "on-condition" and "condition" monitored Part serviceable in accordance with the FAA and its prescribed parameters and the maintenance manual prescribed parameters.

2. Have a corresponding current "serviceable tag" issued by the manufacturer or supplier indicating that the part is new, serviceable, or over hauled and shall be accompanied by all corresponding FAA form 8130-3's.


D.     Fuselage,  Windows,  and  Doors  shall:

     1.     Be  sanded  and  painted  white.

2. Be free of major dents and abrasions that exceed the prescribed parameters under the SRM or other approved data and shall be free of scrab patches which are temporary or out of maintenance manual limits and loose, pulled or missing rivets (normal wear and tear excepted).

3. Have windows that do not contain any de-lamination, blemishes, scratches, or crazing that exceed the prescribed parameters under the Manufacturer's maintenance manual and that are properly sealed (normal wear and tear excepted).

4. Have doors that are free moving, correctly rigged and fitted with serviceable seals.

E.     Wings  and  Empennage  shall:

1. Have leading edges that do not contain any damage that exceeds the prescribed parameters under the SRM and any other approved data.

2.     Have  wings  and  pylons  free  of  fuel  leaks.

F.     Interior  and  Cargo  Compartments  shall:

1.     Be  fully  serviceable  and  airworthy.

2. All decals shall be in the English language, clean, secure and legible and all ferring panels shall be in airworthy condition, secure and painted as necessary. Floor coverings shall be clean and effectively sealed and painted as necessary. Seats and seat covers shall be in good condition, serviceable, clean and shall conform to all international fire resistance regulations.

3.     Have  panels  in  good  condition,  serviceable  and  airworthy.

     4.     Have  nets  in  good  condition,  serviceable  and  airworthy.

     5. Have Cargo Compartments complying with FAR fire resistance and containment regulations as applicable to a FAR 121 operator.

     6.     Have  Cargo  Compartments  being  Class  C  compliant.


G.     Cockpit  shall:

1. Have fairing panels substantially free of stains cracks, clean, secure, airworthy and repainted as necessary.

2.     Have  floor  coverings  that  are  clean  and  effectively  sealed.

3.     Have  seats  that  are  serviceable,  airworthy  and  in  good condition.

4.     All  decals  shall be in the English language, clean, secure and legible.

H.     Landing  Gear  shall:

1. Have landing gear, brakes and wheel wells clean, free of leaks, airworthy, in good condition and fully serviceable.

I.     Corrosion:

1. Fuel tanks will be free from contamination and corrosion which exceed the allowable limits contained in the Maintenance Program and a tank treatment program will be in operation and up-to-date if required under the Maintenance Program.



SCHEDULE  4  --  OPERATING  CONDITION  AT  REDELIVERY

Unless specifically stated otherwise in this Agreement, on the Expiry Date the Aircraft shall be returned to Lessor in the same condition as the condition of the Aircraft on the Delivery Date, normal wear and tear excepted. The Aircraft shall also be in the following condition:

1.     Aircraft  General  Condition

The Aircraft shall be returned to Lessor at Lessee's expense in the same condition as existed on the Delivery Date, normal wear and tear excepted. The Aircraft shall:

(a) Be airworthy and in normal operating condition, conform to type design and be in a condition for safe operation with all equipment, components and systems operating in accordance with their intended use.

(b) All equipment, components and systems operating within limits established by the manufacturer and approved by the Aviation Authorities and the JAA, and all pilot discrepancies and deferred, temporary, interim and carry-over maintenance items cleared on a terminating action basis.

(c) Have a current certificate of airworthiness issued by the Aviation Authorities, or at Lessor's option, a certificate of airworthiness for export to a country of Lessor's choice.

(d) Without exemption or waiver, be in compliance with and be cleared for 60 days after redelivery of the Aircraft with respect to all airworthiness directives, mandatory service bulletins and CPCP tasks requiring compliance pursuant to Lessee's Maintenance Program.

(e) Be in a condition that will qualify the Aircraft for a Certificate of Airworthiness for cargo operation in the State of Registration and have a valid export certificate of airworthiness with respect to the Aircraft issued by the Aviation Authority), unconditionally meet all JAA requirements for immediate operations, will be in full compliance with applicable Type Certificate Data Sheets and shall be eligible for JAA operations.

(f) Have installed the full complement of engines ((4) serviceable CFM International, Inc. 56-2C1 engines) and other equipment, parts and accessories and loose equipment required under the Agreed Maintenance Program and installed in the other DC8 freighter aircraft operated by Lessee under maintenance programs similar to the Agreed Maintenance Program (together with any additions and improvements thereto, or replacements thereof, effected pursuant to and in accordance with this Agreement) and be in a condition suitable for immediate operation in commercial service.

(g) Be eligible for JAR operation by having Single Mode TCASII with 7.0 or above software installed, VHF Comm 8.33 Mhz Spacing, VHF Nav FM Immunity, and RVSM.

(h)     Be  clean  by  international  airline  standards.

(i)     Be  free  from  any  oil  and  fuel  leaks.

(j) Have no deferred maintenance outstanding on the Aircraft outside of maintenance manual limits.

(k) Have all protective panels in the cargo compartments in good, airworthy and serviceable condition.

(l) Have, at Lessor's option, all or part of the modifications made solely in compliance with the laws of the State of Registration removed.

(m) Have all of Lessee's logos and markings removed and the Aircraft shall be in an all white paint scheme with paint quality equal to or exceeding such paint quality on the Aircraft on the Delivery Date.

(n) Have a photo assessment document reflecting external repairs accomplished on the aircraft during the Term, including photos and documents with authorized procedure to accomplish said repairs as required by the Aviation Authorities and JAR guidelines.

2.     The  Airframe  will:

(a) Be fresh from a Airframe "C" Check, including all lower level checks, structural inspections and CPCP inspections (CPCP inspections cleared for 60 days after redelivery) required to be accomplished on or before the Expiry Date as pursuant to the Manufacturer's intervals/implementation schedule without regard to Lessee's fleet wide implementation program. Lessee may redeliver the Aircraft without completing such Airframe "C" Check provided that Lessee pays to Lessor, prior to the Expiry Date, fifty percent (50%) of the average of the cost of the delivery "C" Check required pursuant to Section 9 of Schedule 3 and the cost of the first Airframe "C" Check overhaul required pursuant to this Agreement during the Term less the balance of the Airframe "C" Check Reserves.

          Such amounts paid by Lessee to Lessor will cover routine "D" Check work cards and the non-routine work cards generated from the routine "D" Check work cards. All open maintenance items will be over and above and handled pursuant to Section 12.3.

(b) Have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge by the Lessee that are appropriate for the Aircraft and, to the extent not installed, those kits which have been received with respect to this Aircraft will be furnished free of charge to the Lessor.

(c) All fluid reservoirs (including fuel, oil, oxygen, hydraulic and water) will be full, and the waste tank serviced in accordance with the manufacturer's instructions.

(d) If required under the Agreed Maintenance Program, all fuel tanks will have recently undergone an anti-fungus/biological growth contamination laboratory evaluation, and any excessive levels of contamination corrected.

(e) Have a DGAC approved aging aircraft program equivalent to that required by the FAA in operation and up to date and in compliance with Manufacturer's data without waivers or extensions.

3.     Parts

(a) Each life limited or hard time controlled Part, excluding Engine Parts and Landing Gear, shall have not less than 12 months, 3,000 flight hours or 1500 cycles (whichever is the more limiting factor) remaining to the next scheduled removal or overhaul in accordance with the Maintenance Program if maximum time/utilization limits permits.

(b) Each "on-condition" and "condition monitored" Part will be serviceable in accordance with the Aviation Authority and JAA prescribed parameters and the maintenance manual prescribed parameters.

     (c) Each Part shall have a corresponding current "serviceable tag" issued by the manufacturer or supplier indicating that the part is new, serviceable or overhauled, and shall be accompanied by all corresponding FAA form 8130-3's (as applicable) and JAA Form One's.

4.     Engines

Each engine installed on the Aircraft shall be an Engine and (if not the engine installed at Delivery) shall, to the extent not previously provided to the Lessor, be accompanied by all documentation the Lessor may require to evidence that title thereto is properly vested in the Lessor in accordance with this Agreement and will:

(a) Each Engine shall be capable of achieving Max Take Off Power without any restrictions, in accordance with the Manufacturer's Max Power Assurance Test corrected to the maximum permissible outside air temperature at sea level and each engine shall be airworthy, in good condition and fully serviceable. Subsequent to the power assurance runs, Lessee shall provide for a complete and full video borescope of each Engine.

(b) Have no defect that reduces the Flight Hours of remaining life pursuant to manufacturer's or airworthiness requirements until overhaul.

(c)     Shall  have  a  positive  EGT  margin.

5.     Fuselage,  Windows  and  Doors

(a)     Have  the  fuselage  sanded  down  and  painted  white.

(b) The fuselage will be free of major dents and abrasions that exceed the prescribed parameters under the SRM and any other approved data and shall be free of scab patches which are temporary or out of maintenance manual limits and loose, pulled or missing rivets (normal wear and tear excepted).

(c) The windows will not contain any de-lamination, blemishes, scratches, or crazing that exceed the prescribed parameters under the Manufacturer's maintenance manual and will be properly sealed (normal wear and tear excepted).

(d) The doors will be free moving, correctly rigged and fitted with serviceable seals.

6.     Wings  and  Empennage

(a) Leading edges will not contain any damage that exceeds the prescribed parameters under the SRM.

(b)     Wings  and  pylons  will  be  free  of  fuel  leaks.

7.     Interior  and  Cargo  Compartments

(a) The interior and cargo compartments will be fully serviceable and airworthy.

(b) Emergency equipment having a calendar life will have a minimum of 700 hours or 120 days, whichever is more, remaining to the life limit.

(c) All decals shall be in the English language, clean, secure and legible and all ferring panels shall be in airworthy condition, secure and repainted as necessary. Floor coverings shall be clean and effectively sealed and painted as necessary. Seats and seat covers shall be in good condition, serviceable, clean and shall continue to conform to all international fire resistance regulations.

(d)     Panels  will  be  in  good  condition,  serviceable  and  airworthy.

(e)     Nets  will  be  in  good  condition,  serviceable  and  airworthy.

(f) Cargo Compartments will comply with JAR fire resistance and containment regulations as applicable to a JAR-OPS-1 operator.

(g)     Cargo  Compartments  will  be  Class  C  Compliant.

8.     Cockpit

(a) Fairing panels shall be substantially free of stains and cracks, clean, secure, airworthy and repainted as necessary.

(b)     Floor  coverings  will  be  clean  and  effectively  sealed.

(c) Seat covers will be in good condition, clean and substantially free of stains and will conform to JAR fire resistance regulations as applicable to a JAR-Ops 1 operator.

(d)     Seats  will  be  serviceable,  airworthy  and  in  good  condition.

(e)     All  decals shall be in the English language, clean, secure and legible.

9.     Landing  Gear

The landing gear, brakes and wheel wells will be clean, free of leaks, repaired as necessary, airworthy, in good condition and fully serviceable

10.     Corrosion

(a) Have been inspected and treated with respect to corrosion. Such inspection and treatment shall be cleared for 60 days after the Expiry Date and have been performed as defined in the Maintenance Program corrosion prevention control plan (CPCP) on or before the Delivery Date.

(b) Fuel tanks will be free from contamination and corrosion which exceed the allowable limits contained in the Approved Maintenance Program and a tank treatment program will be in operation and up-to-date if required under the Approved Maintenance Program.




11.     Records

(a) The Aircraft will be delivered to Lessor with all logs, manuals, data and inspection, modification, maintenance and overhaul records (including historical records necessary to prove parts traceability, to the extent delivered by Lessor) provided by Lessor at Delivery current and updated as applicable and in the English language.

(b) Have complete and historical records as required by the Aviation Authorities and JAA, including but not limited to vendor tags, showing last overhaul for all hard time components and full back to birth traceability for all life limited parts.


SCHEDULE  5  --  FORM  OF  LEGAL  OPINION


[Date]



U.S.  Bank  National  Association,
US  Bank  Trust  Center
180  East  Fifth  Street
St.  Paul,  MN  55101
United  States  of  America
Attn:  Corporate  Trust  Department

AFG  Investment  Trust  D
C/O  EQUIS  FINANCIAL  GROUP
88  Broad  Street
Boston,  Massachusetts  02110
Attention:     Ms.  Gail  Ofgant

THE  UNITED  BANK  OF  KUWAIT  PLC
7  Baker  Street
London  W1M  1AB
England
Attention:     Aviation  Finance


                    Re: Lease Agreement ("Agreement") dated June 28, 2002 between U.S. Bank National Association, a national banking association, not in its individual capacity except as specifically set forth in the Agreement but as Owner Trustee pursuant to the Trust Agreement, a national banking association ("U.S. Bank") and Cygnus Air, S.A., a Spanish corporation ("Cygnus").


Ladies  and  Gentlemen:

          I am counsel to Cygnus, a corporation organized under the laws of Spain (the "Lessee") and have acted on behalf of the Lessee in connection with the transactions contemplated by the above referenced Lease Agreement between U.S. Bank ("Lessor") and Lessee. This opinion is being rendered to you pursuant to Section 3.1.3 of the Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement.

          We  have  examined  the  following  documents:

(i)     Agreement;
(ii) the Certificate of Acceptance dated __________, 2002 among the Lessor and the Lessee; and,
(iii)     all documents executed and/or delivered to Lessor pursuant to Sections
3.1  and  3.2  of  the  Agreement.
(iv) and the Lessee's corporate and constitutional documents as reflected in its notarial Deed of Incorporation ("escritura de constitucion") and By-laws ("estatutos") and other Lessee's corporate documents as we have considered necessary for purposes of this opinion; and
(v)     the  Assignment,  Consent  and  Agreement.
(Items  (i)  -  (iii)  collectively  the  "Transaction  Documents")
We have also examined originals, or facsimile, certified or photostatic copies, of such agreements and records of the Lessee, and such other documents as we deemed necessary or advisable for the purpose of rendering the opinions set forth below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, certified or photostatic copies and the authenticity of the originals of such copies.
          For the purposes of this opinion, we have also assumed the valid and binding execution of all documents set forth above.
          Words and expressions used and not otherwise defined herein will bear the same meanings as defined in the Agreement.
          We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of Spain and accordingly have made no investigation of an express no opinions in respect of the laws of any jurisdictions outside of Spain. Therefore, the issues mentioned in this opinion have been examined only with regard to their compliance with Spanish law, and we express no opinion on any laws other than the laws of Spain as they now stand. This opinion is subject to Spanish law and exclusively bound to the Transaction Documents.
          Based and relying upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:
1. The Lessee is a corporation duly formed, validly existing and in good standing under the laws of Spain and has full corporate power and authority to carry on its business as currently conducted and as currently contemplated by the Transaction Documents.
2. The Lessee has full corporate power and authority to execute, and deliver the Transaction Documents and perform its obligations thereunder. The execution, delivery and performance by the Lessee of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any approval of the shareholders of the Lessee and do not contravene the Constitutional Documents referenced in Section 3.1a. of the
Agreement,  or  any  other  organizational  documents  of  Lessee.
3.     _____________  in  his  capacity as __________________ of Lessee has full power and authority to execute and deliver the Transaction Documents on behalf of Lessee and to authorize any third party representatives, either through a delegation of his own powers to other employees or agents of Lessee or through a power of attorney, to negotiate, execute, deliver and perform the Transaction Documents on behalf of Lessee .
4. (a) The execution, delivery and performance by the Lessee of the Transaction Documents do not contravene any law applicable to the Lessee or any regulation, decree or order and do not result in the breach of, constitute any default under or result in the creation of any lien, charge or encumbrance upon any property of the Lessee under any credit agreement (other than the Agreement and the other Transaction Documents) or other agreement to which the Lessee is a party or by which any of its properties or assets are bound or affected.
(b) The Lessee has all governmental consents, permits and licenses to conduct its business as an airline in Spain and to operate the Aircraft as part of its business and as contemplated by the Transaction Documents.
5. The Transaction Documents have been executed and delivered by a duly authorized and/or third party representative officer of the Lessee and are enforceable against Lessee pursuant to the terms thereof and pursuant to Spanish law.
6. There are no outstanding judgments against the Lessee, nor are there any actions, claims, suits, investigations, governmental proceedings, or other proceedings pending or, to the best of my knowledge, threatened against or affecting the Lessee or its property before any court, board of arbitration or administrative agency which would, as a consequence, have a material adverse effect on the business of the Lessee or the ability of the Lessee to perform its obligations pursuant to the Transaction Documents.
7. The Lessee is not in default under or in violation of any agreement or order, lien, injunction or decree of any court or any order, statute, rule, regulation or demand of any federal, state municipal or other governmental agency, default under which would, as a consequence, have a material adverse effect on the business of the Lessee or the ability of the Lessee to perform its obligations pursuant to the Transaction Documents.
8. Upon presentation by Lessor of the documents referenced in Section 3.1.15 of the Agreement to the DGAC, the Lessor will have the right to immediately de-register and export the Aircraft from Spain without any other further action.
9. All documents, filing and actions (including but not limited to the payment of any fees) necessary to register the Aircraft with the DGAC and obtain the Spanish registry have been completed and filed with the DGAC, and therefore the Aircraft is [temporarily/permanently] a Spanish aircraft [and will remain so temporarily registered for a period of at least 90 days from the date of issuance of such temporary registration.]
10. All documents, filing and actions (including but not limited to the payment of any fees) necessary to reflect Lessor's ownership of and Lender's interest in the Aircraft and to note and disclose all of Lessor's rights of ownership in and Lender's interest in the Aircraft have been completed and filed with the Spanish Aviation Authorities.
11. The Agreement, the Assignment, Consent and Agreement and the Bill of Sale (if the Bill of Sale is requested by the DGAC) has been properly filed with the Aircraft Matriculation Registry ("Registro de Matricula de Aeronaves") within the Spanish DGAC.
12. Lessee has legally and validly authorized its Spanish insurer to provide an irrevocable instruction to the reinsurer pursuant to Section 3.1.l4 of the Agreement and has no right to revoke or contravene such instruction after the date of it without the prior written consent of Lessor.
13. Lessee's Spanish insurer has provided the reinsurer the irrevocable instruction required pursuant to Section 3.1.l4 of the Agreement and the same is legally valid and binding, and such insurer has no right to revoke or contravene such instruction after the date of it without the prior written consent of Lessor.
14. The application, and filing necessary, if any, to make payments under the Agreement by the Lessee in Dollars outside Spain has been made and no further requisites or documents or payments are necessary to allow and require Lessee to remit the United States Dollars abroad to Lessor.
15. The Spanish banking system will release all Rent payments to Lessor pursuant to the Agreement without any withholding of any such monies.
16. Any and all permits, documents, registrations, licenses, authorizations and the like that are required by Applicable Law to allow Lessee to operate the Aircraft as contemplated by the Transaction Documents ("collectively Licenses") and capable of being obtained prior to delivery of the Aircraft to Lessee have been issued, obtained, received and are valid and are listed in Section A of Annex I attached hereto. The remaining such Licenses, which are, pursuant to Applicable Law, capable of delivery by Lessee to Lessor only on delivery of the Aircraft by Lessor to Lessee, are listed in Section B of Annex I and [shall be/were] delivered on the date that the aircraft is delivered by Lessor to Lessee and are valid.

17. Lessor and Lender are hereby entitled to rely upon this opinion with respect to the Agreement.

18. Any and all obligations contained in the Agreement are in compliance with the regulatory and legal requirements of Aviation Authority.

19. The Lessee is subject to civil commercial law with respect to its obligations under the Agreement. Neither the Lessee nor any of its assets is entitled to any right of immunity, sovereign or otherwise, and the entry into and performance of this Agreement by the Lessee constitute private and commercial acts, enforceable by their terms and conditions against Lessee.

     The  above  opinions  are  subject  to  the  following  qualifications:

a. Under Spanish law, the Agreement has to be registered in the Aircraft Registry ("Registro de Matricula de Aeronaves") of the DGAC after signature and delivery. For the purposes of such registration, the Agreement must be previously filed with the Spanish tax authorities to obtain the exemption from Stamp Duty Tax ("Impuesto de Transmisiones Patrimoniales y Actos Juridicos Documentados"). The Lessor's ownership of the Aircraft is capable of being identified in the said Registry.

Spanish aircraft must also be registered at the Commercial Registry. For such purposes, however, only aircraft owned by or leased to individuals or legal entities of Spanish citizenship have access to the Commercial Registry.

b. Spanish exchange control provisions mandate that certain formal requirements are complied with by Lessee when making payments abroad. In essence, Lessee would have to communicate to the bank effecting the transfer of funds the reason of the payment. If payment is made in cash or by bearer cheques, then the Spanish exchange control authorities need to be informed before exporting the monies or payment instruments. Infringement of these provisions is subject to economic fines.

c. The Power of Attorney referenced in 3.1.15 of the Agreement will have to be executed and legalized before a Notary Public. If executed in Spain, then the form of such Power of Attorney will have to be slightly amended to adapt it to the formal requirements of Spanish law. Such requirements relate to providing the Notary details of the signatory and the company granting the power as well as sufficient evidence on the signatory's authority to bind the company.

d. Any amounts payable by Lessee to Lessor are subject to the Treaty to Avoid Double Taxation executed between the United States of America and Spain and Spanish implementation legislation as regards potential withholding taxes. We understand that Lessee intends to operate the Aircraft mainly in Spain (rather than in international flights), so that the withholding applicable to royalty payments foreseen under Article 12.2 of the said Treaty would be applicable on rental payments (including all items included as Supplemental Rent, such as Maintenance Reserves). Furthermore, there is some case law to suggest that the Spanish tax authorities might try to levy a withholding tax on interest payments for overdue amounts.

e. The validity, enforceability and binding nature of the Transaction Documents may be limited, at a certain moment in time, by application of bankruptcy, insolvency, suspension of payments, moratorium, arrangement, winding-up, expropriation and other similar laws of Spain affecting the rights and remedies of creditors.

f. Under Spanish law, the ability to make claims may be prescribed after a period of time or may be or become subject to the defences of set-off or counterclaim. As a general rule, under Spanish law personal actions (such as those arising under the Lease) must be brought within 15 years from the date they could first be exercised (for instance, in the event of breach of contract, from the date on which the breach occurs). However, article 1,966 of the Civil Code establishes a five-year period for actions arising out of real estate lease agreements ("fincas"). Since certain other provisions of Spanish law might provide arguments to support an analogous application of the said article to the Lease, it would be advisable to respect this period of 5 years if the Lessor decides to file a claim under the Lease.

g. In Spain, to make documents executed in a foreign language admissible evidence before Spanish courts, translations (under certain circumstances certified by a sworn translator) of these documents are required.

h. Before a Spanish Court, the scope of a choice of New York law clause is subject to the limitations provided for in the 1980 Rome Convention on Law Applicable to Contractual Obligations, and particularly in its articles 7 and 16.

i. Any judgment for a definite sum given by the State or Federal courts of New York against Lessee could be recognized and enforced in Spain subject to the requirements and restrictions of the 1881 Spanish Law of Civil Procedure. The aforementioned Spanish Law and its interpretation by the Spanish Supreme Court:

a. Includes a reciprocity requirement which would be normally satisfied by a State or Federal New York Court's judgment.

                    b. Allows the rejection of the recognition and enforcement of a foreign judgment if the contacts with Court of origin to the case submitted to such Court were not sufficient. The test is normally satisfied when the foreign court of origin is the court to which the parties to a contract have voluntarily submitted.

                    c. Allows the rejection of the recognition and enforcement of a foreign judgment contrary to forum public policy ("ordre public"). Damages granted by the court of origin when considered excessive from the point of view of Spanish law may be grounds for non-recognition or non-enforcement.

          d. Allows the rejection of the recognition and enforcement of a foreign judgment contrary to the due process clause of the Spanish law. Service of process in a manner not provided for in an international Treaty when such a Treaty is of application may be grounds for non-recognition or non-enforcement.

          This opinion is rendered solely for the benefit of the adressees in connection with the transactions referred to herein and may not be used, circulated, quoted or referred, or otherwise relied upon by any other person or for any other purpose without our prior written consent. Notwithstanding the foregoing, the adressees may furnish this opinion to the addressees's professional advisers, and/or to Lenders without obtaining our prior written consent, for the purposes of seeking the advice of such professional advisers in respect of matters referred to in this opinion and/or in connection with any legal proceedings which may be initiated on behalf of the addressees or any of them.
               Very  truly  yours,

[Cygnus'  Chief  Legal  Counsel  and  Cygnus'  Outside  Legal  Counsel]


SCHEDULE  5  --  ANNEX  I

LIST  OF  DOCUMENTS  PURSUANT  TO  SECTIONS  3.1.4.  &  3.1.10

A:  "Licenses"  Delivered  to  Lessor:

1.     AIRCRAFT  OPERATIONS  CERTIFICATE  JAR-OPS1

2.     MAINTENANCE  APPROVAL  STATUS

3.     EN-ROUTE  BASIC  RNAV  OPERATIONAL  APPROVAL  (EC-EMD)

4.     EN-ROUTE  BASIC  RNAV  OPERATIONAL  APPROVAL  (EC-EMX)

5.     APPROVAL  CERTIFICATE  JAR-145  MAINTENANCE  ORGANIZATION

6.     OPERATING  LICENSE  RENEWAL

7.     AUTHORIZATION  FOR  TRANSPORT  OF  HAZARDOUS  GOODS

8. AUTHORIZATION FOR MNPS OPERATION OF AIRCRAFT EC-EMD BELONGING TO THE COMPANY CYGNUS AIR, S.A.

9. AUTHORIZATION FOR MNPS OPERATION OF AIRCRAFT EC-EMX BELONGING TO THE COMPANY CYGNUS AIR, S.A.

10.     PRESENTATION  OF  DC8-73F  S/N  46133  MAINTENANCE  PROGRAM

11.     APPLICATION  FOR  ACCEPTANCE  OF  IMPORTED  AIRCRAFT

12.     REQUEST  OF  INSPECTORS'  DESIGNATION

B. "Licenses" [to be] delivered to Lessor by Lessee on delivery of Aircraft to Lessee by Lessor:

1.     TEMPORARY  VALIDATION  OF  AIRWORTHINESS  CERTIFICATE

2.     TEMPORARY  APPROVAL  OF  RADIO  STATION  LICENSE

3.     TEMPORARY  APPROVAL  OF  MAINTENANCE  PROGRAM

4.     TEMPORARY  APPROVAL  OF  "AIRCRAFT  CHARACTERISTICS  SHEETS"

5.     TEMPORARY  APPROVAL  OF  NOISE  LEVEL  CERTIFICATE

6.     ACCEPTANCE  OF  IMPORTED  AIRCRAFT



SCHEDULE  6  --  FORM  OF  MONTHLY  STATUS  REPORT



AIRCRAFT  TYPE     REG.  MARK     SERIAL  NO.     MONTH  ENDING

DC8-73F             46133


1.     AIRCRAFT  UTILIZATION:

(a)     Airframe  Total  Flight  Hours

(b)     Airframe  Total  Cycles

(c)     Airframe  Flight  Hours  for  Month

(d)     Airframe  Flight  Cycles  for  Month

(e)     Period  of  time  since  last  Airframe  overhaul

2.     POWERPLANT STATUS:          No.1          No.2          No.3          No.
4


(a)     Serial  Nos.  of  Delivered  Engines     [#]          [#]          [#]
[#]

(b)     Serial  Nos.  of  Replacement  Engines                       .
(if  applicable)

(c)     Serial  Nos.  of  Installed  Engines                  .
(if  different  from  (a)  or  (b)  above)

(d)     Current  Location  of  Delivered  or                  .
Replacement  Engines  (as  applicable)
(if  not  installed  on  Airframe)

(e)     Total  Time  Since  New  of  Delivered
or  Replacement  Engines  (as  applicable)

(f) Total Cycles Since New of Delivered or Replacement Engines (as applicable)

(g) Total Flight Hours for the Month for each Delivered or Replacement Engine
(as  applicable)

(h) Total Cycles for the Month for each Delivered or Replacement Engine
(as  applicable)

(i) Period of time since last overhaul for each Engine or Replacement Engine.

(j)     Cycles  remaining  to  next  Life  Limited
Part  Replacement


3.     LANDING  GEAR  STATUS:

(a)     Serial  No.  of  Delivered  Landing  Gear

(b)     Serial  No.  of  Replacement  Landing  Gear
(if  applicable)

(c)     Serial  No.  of  Installed  Landing  Gear
(if  different  from  (a)  or  (b)  above)

(d)     Current  Location  of  Delivered  or
Replacement  Landing  Gear  (as  applicable)
(if  not  installed  on  Airframe)

(e)     Total  Time  Since  New  of  Delivered
or  Replacement  Landing  Gear  (as  applicable)

(f) Total Cycles Since New of Delivered or Replacement Landing Gear (as applicable)

(g)     Total  Hours  for  the  Month  for
Delivered  or  Replacement  Landing  Gear
(as  applicable)

(h)     Total  Cycles  for  the  Month  for
Delivered  or  Replacement  Landing  Gear
(as  applicable)




4.     COMPONENTS:                    [Component]  [Component]  [Component]
[Component]

     Period  of  time  since  last  overhaul of             .                  .
     each  listed  component

5.     ROUTINE  CHECKS  /  A.D.  AND  S.B.  COMPLIANCE:

(a)     Routine  Checks  (A  and  above)  performed  during  Month:


(b)     Airworthiness  Directives  complied  with  during  Month:


(c)     Service  Bulletins  complied  with  during  Month:


6.     AIRCRAFT  DAMAGE  OR  ENGINE  CHANGES:

Details of any repairs carried out to the Aircraft beyond SRM limits and Engine changes, giving reasons for repair or change:


7.     UPCOMING  MAINTENANCE  CHECKS

(a) Maintenance Checks (C segment and above) scheduled or expected to be performed on the Airframe during the next 12 months:


(b) Scheduled shop visits or heavy maintenance visits scheduled or expected to be performed on the Engines during the next 12 months:


(c) Overhauls, or replacements scheduled or expected to be performed on the Landing Gear during the next 12 months:



Date:  ___________,  20__     CERTIFIED  FOR  AND  ON BEHALF OF      Cygnus Air,
S.A.



By:_______________________________
Name:
Title:

SCHEDULE  7  --  BASIC  RENT,  DEPOSIT,  AGREED  VALUE,
MAINTENANCE  RESERVES


A.   Basic  Rent:     The  Basic  Rent  shall  be  $120,000.

B.   Deposit:     (i)  The total amount of $330,000 previously paid by Lessee to
Lessor pursuant to the terms of a Letter of Intent, dated March 14, 2002, between the Lessor and Lessee.

C. Agreed Value: $12,500,000.00. This figure shall be increased to reflect the amounts of all Lessor investments on or after the Delivery Date. Such Lessor investments shall include, but not be limited to, Lessor Contributions in the Aircraft that (1) result in installation of equipment or systems on the Aircraft of a type that was not previously installed on the Aircraft and (2) consist of individual airworthiness directives that result in Lessor contributing an amount equal to or exceeding $100,000.00 for each such airworthiness directive. Such adjusted Agreed Value shall also be decreased on each annual anniversary of the Delivery Date by $500,000.

D. Maintenance Reserves: Lessee shall pay to Lessor Maintenance Reserves, based on Lessee's use of the Aircraft during the Term, in the following amounts per Flight Hour or Cycle, as the case may be, (individually, "Airframe C-check Reserves," "Airframe "E" Check Reserves," "Engine Refurbishment Reserves," "Engine LLP Reserves," and "Landing Gear Reserves," collectively "Maintenance Reserves"):



Total  Maintenance  Reserves  for  the  Aircraft  are  as  follows


Airframe  "C"  Check       Airframe  "E"  Check       Engine  Refurbishment
Engine  LLP  Reserves  (per
Reserves  (or  C-check)       Reserves  (or  D-Check       Reserves  (per flight
cycle  per  Engine  when  the
Equivalent) (per Airframe       equivalent) (per            Hour per Engine when
Engine  is  used  on  the
Flight  Hour)            Airframe  Flight  Hour)       the Engine is used on the
Aircraft or another aircraft)                                Aircraft or another
aircraft

$  as  below  in  this
Schedule  7, Section D       $53.00                 $175.00               $75.00





Landing  Gear  Reserves
(per  Airframe  Flight  Hour)

$6.00


The Airframe "C" Check Reserves rate will be the average of the cost of the delivery "C" Check required pursuant to Schedule 3 and the cost of the first Airframe "C" Check overhaul required pursuant to this Agreement during the Term divided by the Manufacturer's recommended program DC8 OAMP "E" Check interval of 2,500 FHs. Lessee's obligation to pay Airframe "C" Check Reserves will begin after completion of the first Airframe "C" Check after the Delivery Date performed by the Agreed Maintenance Performer.

If, on the anniversary date of the Delivery Date during the Term and the following anniversaries or on the Expiry Date, the hour to cycle ratio for an Engine, for the year preceding such anniversary date, deviates from the ratio of 2.16-2.34:1 for such year (or portion of such year in the year of the Expiry
Date), Lessee shall be entitled to a credit against future payments to such Engine's Engine Refurbishment Reserves or shall make additional payment, as additional Rent, to the Engine Refurbishment Reserves for such Engine according to the following:

(1) if the hour to cycle ratio is equal to or exceeds 2.45:1, Lessee's obligations for Engine Refurbishment Reserves for such Engine for the year preceding such anniversary date at issue (or portion of such year in the year of the Expiry Date), shall be adjusted to $161 for each Flight Hour and Lessee shall, so long as no Default or Event of Default has occurred, be entitled to a credit against future reserves in the amount of the adjusted reserves for the prior year;

(2) if the hour to cycle ratio is equal to or exceeds 2.35:1, but is less than 2.45:1, Lessee's obligations for Engine Refurbishment Reserves for such Engine for the year preceding such anniversary date at issue (or portion of such year in the year of the Expiry Date), shall be adjusted to $168 for each Flight Hour and Lessee shall, so long as no Default or Event of Default has occurred, be entitled to a credit against future reserves in the amount of the adjusted reserves for the prior year;

(3) if the hour to cycle ratio is equal to or lower than 2.15:1, but is greater than 2.05:1, Lessee's obligations for Engine Refurbishment Reserves for such Engine for the year preceding such anniversary date at issue (or portion of such year in the year of the Expiry Date), shall be adjusted to $183 for each Flight Hour and Lessee shall pay the shortfall of such Reserves for the prior year based on such adjusted Reserves amount; and,

(4) if the hour to cycle ratio is equal to or lower than 2.05:1, Lessee's obligations for Engine Refurbishment Reserves for such Engine for the year preceding such anniversary date at issue (or portion of such year in the year of the Expiry Date), shall be adjusted to $192 for each Flight Hour and Lessee shall pay the shortfall of such Reserves for the prior year based on such adjusted Reserves amount.

The above calculations will be made within ten (10) days of the end of each anniversary year of the Term and on the Expiry Date and any required additional Rent will be due and payable by Lessee on the date on which the next Maintenance Reserves payment is due following such calculation period. However, any reasonable failure by Lessee to demand an offset or to make the above calculations (although payment by Lessee must be timely made) shall not constitute a waiver of Lessee's rights to such Engine Refurbishment Reserves offset(s) and any failure by Lessor to demand any payment for additional Engine Refurbishment Reserves (although Lessor is not required to make any demand for payment) or make any calculation shall not constitute a waiver of Lessor's rights to such payment(s).

Provided no Default or Event of Default has occurred, all conditions required in
Schedule 4 are met, and Lessee will have no further monetary obligations to Lessor pursuant to this Agreement, any outstanding credits pursuant to this
Schedule 7 or Section 5.11.2 of this Agreement due to Lessee for future payments at the time of redelivery of the Aircraft shall be paid by Lessor to Lessee in monetary amounts equal to such credits less any costs, expenses and/or other amounts due to Lessor from Lessee pursuant to this Agreement. Such payment(s) by Lessor, if any, shall be paid on the later of 30 Business Days after redelivery of the Aircraft or the first date on which any and all pending indemnification and/or other claims against Lessee by Lessor and/or Lender have been satisfied.

For purposes of clarification, a separate accounting shall be made for each type of maintenance Reserves, and the Maintenance Reserves may not be pooled in any manner.

For further purposes of clarification, a separate accounting shall be made for the Engine Refurbishment Reserves for each Engine and for the Engine LLP Reserves for each Engine and no Engine Refurbishment Reserves and/or Engine LLP Reserves may be pooled in any manner.



SCHEDULE  8  -  LESSOR  CONTRIBUTIONS

In accordance with Section 7.6, and provided no Default or Event of Default has occurred, the Lessor shall make each applicable Lessor Contributions, as follows:

if (i) the Aircraft shall be subject to any FAA airworthiness directive which requires compliance by a terminating action during the Term, (ii) the Lessee shall have caused compliance with such FAA airworthiness directive to have been duly effected, and (iii) the Lessee's parts and labor expense for performance of such FAA airworthiness directive shall have exceeded seventy five thousand dollars ($75,000.00), Lessor shall reimburse the Lessee, after Lessor's receipt of appropriate invoices together with any supporting documentation reasonably requested by and satisfactory to Lessor, for a portion of the costs of compliance with such FAA airworthiness directive determined as follows. The first seventy five thousand dollars ($75,000.00) of such expense for each airworthiness directive shall be the sole responsibility of the Lessee ("Floor Amount"). Any excess shall be prorated, with the Lessor's liability being determined by the following formula:

                              R  =  24  x  C
                                     24  +  M

"R" means the portion of the actual cost of parts and labor for compliance with such FAA airworthiness directive to be reimbursed to Lessee;

"M" equals the number of calendar months between the date of actual compliance with the FAA airworthiness directive and the date representing the second anniversary of the Delivery Date.

"C" means the actual cost of parts and labor (at normal commercial labor and material rates) over and above the Floor Amount, at the normal commercial labor charge rates, plus reasonable cost of materials.

For purposes of this Schedule 8, the cost of a FAA airworthiness directive shall not include maintenance expense required by or otherwise incorporated in the Maintenance Program notwithstanding any AD.


SCHEDULE 9-- FORM OF IRREVOCABLE POWER OF ATTORNEYS AND IRREVOCABLE INSTRUCTIONS

Form  of  Power  of  Attorney


CYGNUS AIR, S.A., a company duly established in accordance with the law of Spain with its registered office at c/ Aguetol, 7, 28042 - Madrid, Spain, CIF:
A-80946320,hereby irrevocably appoints [U.S. Bank National Association ("U.S. Bank")] [United Bank of Kuwait PLC ("UBK")] [Mr(including personal data)and Ms], as its attorneys, so that the aforementioned attorneys or any of them may take, with respect to the DC8-73F aircraft, Manufacturer's Serial No: 46133, Equipped with four (4) related CFM International, Inc. 56-2C1 Engines (such aircraft and all such engines collectively the "Aircraft"), which has been leased to CYGNUS AIR, S.A. by virtue of a Lease Agreement dated June__, 2002 ("Lease Agreement") and with respect to the Lease Agreement and the "Aircraft Documents" (as such term is defined in the Lease Agreement), may take, in the name and on behalf of CYGNUS AIR, S.A., the following actions:

1. To perform any act or grant any consent or document to permit [U.S. Bank, Ms. ____, Mr._____ and/or Mr. _____][UBK, Mr. _______, and/or Mr._____], to
recover possession of and to use the Aircraft; as well as to initiate and follow any necessary procedures before the Spanish authorities and courts in order to export the Aircraft and Aircraft documents from Spain and to cause the Aircraft to be de-registered from the Spanish Aircraft Registry ("Registro de Matricula de Aeronaves") and, if applicable, from the Mercantiles Registry upon termination of the Lease Agreement.

2. In the exercise of the rights mentioned in the preceding paragraph, which are granted without any limitation or restriction, to make any declarations or statements to apply for any authorization, permits and/or consents, to pay any taxes and to sign any public or private documents or applications which may be consider necessary or appropriate for the most complete and efficient performance of such faculties.

3. To delegate, in full or in part, the powers conferred hereby in favor of one or more individuals acting as agent(s) or representative(s) for the above appointed attorneys or any of them.

CYGNUS AIR, S.A., hereby agrees to confirm and ratify if so requested by the attorneys each and every action taken by any person in reliance upon this power of attorney and to indemnify each such person against any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, penalties or fines (each a "Claim"), that arise out of the use of this power of attorney but excluding Claims arising as a result of willful misconduct or gross negligence by such persons. In any event, any action taken under this power of attorney shall comply with any requirements set forth by the Spanish civil air authorities and by any applicable regulation.

This Power of Attorney is expressed to be irrevocable and is granted by virtue of the above-mentioned Lease Agreement existing between U.S. Bank and CYGNUS AIR, S.A. and will be governed by the laws of Spain.

Cygnus  Air,  S.A.

By:__________________________________
Name:
Title:
STATE  OF  ________     )
)ss:
COUNTY  OF  ______     )

The foregoing Lease Agreement was acknowledged before me as of the ____ day of __________, 2002 by __________ as __________ of __________. She/He has produced as  identification:  _____________.
In Witness Whereof, I have hereunto set my hand and seal in the State and County aforesaid.
Notary  Public
State  of  _____
Commission  or  Serial  No.:
My  Commission  Expires:
[Seal]


Modelo  de  poder

CYGNUS AIR, S.A., sociedad v lidamente constituida y existente de acuerdo con las leyes de Espa a, con domicilio social en Aguetol, 7, Madrid, Espa a, confiere poder especial irrevocable, tan amplio y suficiente como en Derecho sea necesario, en favor de [U.S. Bank National Association, con domicilio en 180 East Fifth Street, St. Paul, Minnesota 55101] [The United Bank of Kuwait, PLC., con domicilio en 7 Baker Street, Londres W1U 8EG, Inglaterra], as como de [D.__, de nacionalidad estadounidense, con n mero de pasaporte__], [D.__, de nacionalidad estadounidense, con n mero de pasaporte__], y de [D.__, de nacionalidad espa ola, con n mero de DNI __] y de [D.__, de nacionalidad espa ola, con n mero de DNI __] a fin de que, indistintamente, la citada sociedad, actuando a trav s de sus representantes legales o personas debidamente apoderadas al efecto, o cualquiera de las personas f sicas se aladas, pueda, en relaci n con la aeronave DC8-73F Aircraft, N mero de Serie de Fabricante: 46133, equipada con cuatro (4) motores CFM International, Inc. 56-2C1 (la citada aeronave y sus motores, conjuntamente denominada como la "Aeronave"), la cual ha sido arrendada a CYGNUS AIR, S.A. en virtud de un Contrato de Arrendamiento de fecha 21 de junio de 2002 ("Contrato de Arrendamiento") y en relaci n con el Contrato de Arrendamiento y con los "Documentos de la Aeronave" (seg n se definen en el Contrato de Arrendamiento), actuando solidariamente en nombre y representaci n de CYGNUS AIR, S.A., realizar las siguientes actuaciones:

1. Llevar a cabo cualquier actuaci n u otorgar cualquier consentimiento o documento para permitir a [U.S. National Bank Association][ The United Bank of Kuwait, PLC] recuperar la posesi n y utilizar la Aeronave; as como iniciar y seguir cualesquiera procedimientos necesarios ante las autoridades y tribunales espa oles para exportar la Aeronave y los Documentos de la Aeronave de Espa a, y cancelar la inscripci n de la misma en el Registro de Matr cula de Aeronaves y, en su caso, en el Registro Mercantil a la terminaci n de dicho Contrato de Arrendamiento.

2. En el ejercicio de las facultades conferidas en el apartado anterior, que se otorgan sin limitaci n o restricci n de ninguna clase, realizar las gestiones, declaraciones y manifestaciones para solicitar las autorizaciones, permisos y/o verificaciones, realizar cualesquiera pagos de tributos, y otorgar los documentos p blicos o privados que sean necesarios o convenientes para la m s completa y eficaz ejecuci n de las citadas facultades; y

3. Delegar, en todo o en parte, los poderes aqu conferidos a favor de uno o m s apoderados actuando como agentes o representantes de todas las personas aqu apoderadas o de alguna de ellas.

CYGNUS AIR, S.A. se compromete a confirmar y ratificar, a requerimiento de cualquiera de los apoderados, toda actuaci n llevada a cabo por cualquier persona en el uso de este poder e indemnizar a las mismas frente a cualesquiera reclamaciones, procedimientos, p rdidas, responsabilidades, demandas, sentencias, costes, gastos, penas o multas (cada uno de ellos, una "Reclamaci n"), que se pudieran derivar del uso de este poder, pero excluyendo Reclamaciones derivadas de la conducta dolosa o gravemente negligente de tales apoderados. En todo caso deber n seguirse en el cumplimiento de las facultades otorgadas todos los requisitos y exigencias que las autoridades aeron uticas espa olas y la legislaci n aplicable establezcan en su caso.

Este poder tiene el car cter de irrevocable y se otorga en base al contrato de arrendamiento de aeronave antes se alado existente entre U.S. Bank National Association y CYGNUS AIR, S.A. Este poder se regir por la legislaci n espa ola.

Cygnus  Air,  S.A.
P.p.



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